    As filed with the Securities and Exchange Commission on November 16, 1999
                                          Registration No. 333-82463

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4

                          PRE-EFFECTIVE AMENDMENT NO. 2
                                       TO
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         THERMALTEC INTERNATIONAL, CORP.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

         Delaware                               3313                                 11-3255619
         --------                      ----------------------------                  ----------
(State or other jurisdiction of        (Primary Standard Industrial       (I.R.S. Employer Identification No.)
incorporation or organization)          Classification Code Number)


                                68A Lamar Street
                          West Babylon, New York 11704
                                 (516) 643-2285
                                 --------------
    (Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

                                Andrew B. Mazzone
                                    President
                         Thermaltec International, Corp.
                                68A Lamar Street
                          West Babylon, New York 11704
                                 (516) 643-2285
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                   COPIES TO:

            Martin D. Sklar                              Deborah A. Hays
  Kleinberg, Kaplan, Wolff & Cohen, P.C.              Archer & Greiner, P.C.
            551 Fifth Avenue                          One Centennial Square
       New York, New York 10176                   Haddonfield, New Jersey 08033
             (212) 986-6000                              (609) 795-2121


Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the Registration Statement becomes effective and the effective time of the merger of Solar Communications Group, Inc. with and into the Registrant as described in the Agreement and Plan of Reorganization, dated as of June 16, 1999.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                         -----------------------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                               [GRAPHIC OMITTED]

                               68A Lamar Street
                         West Babylon, New York 11704
                          -------------------------
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD DECEMBER ____, 1999
                          -------------------------

TO THE STOCKHOLDERS:


     A Special Meeting of Stockholders of Thermaltec International, Corp., a Delaware corporation, will be held at ___________________________________, at
9:00 A.M., local time, on __________ December ___, 1999, for the following purposes:

   (1) To approve the merger of Camanco Communications, Inc. (formerly known as Solar Communications Group, Inc.), a New Jersey corporation, with and into Thermaltec. As a result of the merger, (a) each outstanding share of the common stock of Camanco Communications will be converted into 10,000 shares of Thermaltec common stock, resulting in the issuance of 59,500,000 shares of Thermaltec common stock, (b) Thermaltec will conduct only the business conducted by Camanco Communications prior to the merger, and (c) Thermaltec's corporate name will be changed to "Camanco Communications, Inc."

   (2) To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

     The accompanying Joint Proxy Statement/Prospectus contains detailed information about the merger and includes a complete copy of the merger agreement. You should read the entire Joint Proxy Statement/

Prospectus and its exhibits carefully before you decide how to vote. Stockholder approval of the merger will result in a change in the majority equity ownership interest, business, name and management of Thermaltec.


     The sole director of Thermaltec has fixed the close of business on November ___, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting. The affirmative vote of the holders of a majority of all outstanding shares of Thermaltec common stock is necessary to approve the merger.

     HOLDERS OF THERMALTEC COMMON STOCK ARE ENTITLED TO APPRAISAL RIGHTS UNDER DELAWARE LAW IN CONNECTION WITH THE MERGER. See "The Plan of Merger and Related Transactions -- Dissenters' Rights for Thermaltec Stockholders."

     The sole director of Thermaltec recommends that the Thermaltec stockholders vote in favor of the merger.

     You are welcome to attend the Special Meeting. Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed envelope. You may revoke your proxy at any time prior to the time it is voted by following the directions on page 23 of the Joint Proxy Statement/Prospectus.

                                        By Order of the Board of Directors,


                                      ----------------------------------------
                                        Andrew B. Mazzone, Secretary

West Babylon, New York
November ____, 1999

                               [GRAPHIC OMITTED]

                               1100 Coombs Road
                          Millville, New Jersey 08332
                          -------------------------
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD DECEMBER ____, 1999
                          -------------------------

TO THE STOCKHOLDERS:


     A Special Meeting of Stockholders of Camanco Communications, Inc. (formerly known as Solar Communications Group, Inc.), a New Jersey corporation, will be held at ____________________________, at 9:00 A.M., local time, on
________ December ___, 1999, for the following purposes:

   (1) To approve the merger of Camanco Communications with and into Thermaltec International, Corp., a Delaware corporation. As a result of the merger, (a) Thermaltec will be the surviving corporation, (b) each outstanding share of Camanco Communications common stock will be converted into 10,000 shares of Thermaltec common stock, (c) Thermaltec will conduct only the business conducted by Camanco Communications prior to the merger, and (d) Thermaltec's corporate name will be changed to "Camanco Communications, Inc."

   (2) To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

     The accompanying Joint Proxy Statement/Prospectus contains detailed information about the merger and includes a complete copy of the merger agreement. You should read the entire Joint Proxy Statement/
Prospectus and its exhibits carefully before you decide how to vote.

     The Board of Directors of Camanco Communications has fixed the close of business on November ___, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting. The affirmative vote of a majority of the votes cast by the holders of Camanco Communications common stock at the Special Meeting is necessary to approve the merger.

     HOLDERS OF CAMANCO COMMUNICATIONS COMMON STOCK ARE ENTITLED TO DISSENTERS' RIGHTS UNDER NEW JERSEY LAW IN CONNECTION WITH THE MERGER. See "The Plan of Merger and Related Transactions -- Rights of Dissenting Camanco Communications Stockholders."

     The Board of Directors of Camanco Communications unanimously recommends that the Camanco Communications stockholders vote in favor of the merger.

     You are welcome to attend the Special Meeting. Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed envelope. You may revoke your proxy at any time prior to the time it is voted by following the directions on page 24 of the Joint Proxy Statement/Prospectus.

                                        By Order of the Board of Directors,


                                      ----------------------------------------
                                        Alisa A. Rossi, Secretary

Millville, New Jersey
November ____, 1999

[GRAPHIC OMITTED]                                             [GRAPHIC OMITTED]




                              JOINT PROXY STATEMENT/PROSPECTUS

               MERGER PROPOSED -- YOUR VOTE IS VERY IMPORTANT! The boards of directors of Thermaltec International, Corp. and Camanco Communications, Inc. (formerly known as Solar Communications Group, Inc.) have agreed on a merger of the two companies. As a result of the merger, the following things will happen:


  (1) Each outstanding share of the common stock of Camanco Communications will be exchanged for 10,000 shares of Thermaltec common stock. A total of 59,500,000 shares of Thermaltec common stock will be issued.
  (2) The stockholders of Camanco Communications will own 95.8% of the outstanding shares of Thermaltec common stock.
  (3) Thermaltec will conduct only the business conducted by Camanco Communications immediately prior to the merger.
  (4) Thermaltec will change its name to "Camanco Communications, Inc."
  (5) Thermaltec will be managed by the current officers and directors of Camanco Communications.

     In preparation for the merger, Thermaltec has transferred substantially all of its assets and all of its ongoing business operations and liabilities to a wholly-owned subsidiary, Panama Industries, Ltd. Immediately prior to the merger, all of the issued and outstanding shares of Panama Industries will be transferred by Thermaltec to its stockholders of record on May 28, 1999, on a pro rata basis.

     If you are a Thermaltec stockholder presently but you did not own any shares of Thermaltec common stock on the record date for the spin-off, May 28, 1999, you will not receive any shares of Panama Industries common stock in the spin-off. If you were a stockholder of Thermaltec on the record date for the spin-off, May 28, 1999, but subsequently transferred all of your shares of Thermaltec common stock prior to the record date for the special meeting (November __, 1999), you are not entitled to attend the special meeting and vote on the merger. In such event, you are receiving a copy of this joint proxy statement/prospectus for information regarding the spin-off only, and you will be entitled to receive one share of Panama Industries common stock for every share of Thermaltec common stock you owned on May 28, 1999 upon completion of the spin-off and without any further action on your part.

     The merger cannot be completed unless the stockholders of both companies approve it. We have scheduled special meetings for our stockholders to vote on the merger. Your Vote Is Very Important.

     Whether or not you plan to attend a special meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of the merger. If you are a Thermaltec or Camanco Communications stockholder and fail to return your card, the effect in most cases will be a vote against the merger.

     Only stockholders of record of Thermaltec and Camanco Communications common stock as of November ___, 1999 are entitled to attend and vote at the special meetings. Both the Camanco Communications and Thermaltec special meetings will take place on December ___, 1999. The times and places of the meetings are as follows:

         For Thermaltec stockholders: 9:00 a.m. at_____________________________
         For Camanco Communications stockholders: 9:00 a.m. at

     This joint proxy statement/prospectus provides you with detailed information about the proposed merger and the spin-off of Panama Industries which will be completed immediately prior to the merger. We encourage you to read this entire document carefully.




/s/                                     /s/
  --------------------------------         ------------------------------------
Andrew B. Mazzone, President             James M. Rossi, Chairman and CEO
Thermaltec International, Corp.          Camanco Communications, Inc.

     For a more complete description of the terms and conditions of the merger, see "The Merger Agreement" beginning on page 38. For a more complete description of the spin-off, see "The Spin-Off" beginning on page 43.

     For a description of the risk factors associated with the merger, see "Risk Factors, beginning on page 9.

     The Thermaltec common stock trades on the OTC Bulletin Board under the symbol "THRM."

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the proposed merger, or the shares of Thermaltec common stock to be issued in connection with the merger, or determined if this joint proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     This joint proxy statement/prospectus is dated November _______, 1999 and is first being mailed to stockholders of Thermaltec and Camanco Communications on or about November _______, 1999.

                             AVAILABLE INFORMATION


Thermaltec has filed with the SEC a Registration Statement on Form S-4 under the Securities Act of 1933, as amended, with respect to the shares of Thermaltec common stock to be issued in connection with the merger. This joint proxy statement/prospectus does not contain all of the information set forth in the registration statement. Certain portions of the registration statement are omitted from this joint proxy statement/prospectus in accordance with the rules and regulations of the SEC. Copies of the registration statement, including the exhibits to the registration statement and other material that is not included herein, may be inspected without charge at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the SEC at prescribed rates by writing to the Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, certain of the documents filed by Thermaltec with the SEC are available through the SEC's Electronic Data Gathering and Retrieval System, also known as EDGAR, on the SEC's worldwide web site at http://www.sec.gov.

                               TABLE OF CONTENTS



QUESTIONS AND ANSWERS ABOUT THE THERMALTEC/CAMANCO COMMUNICATIONS
 MERGER ..................................................................     1
QUESTIONS AND ANSWERS ABOUT THE PANAMA INDUSTRIES SPIN-OFF ...............     3
SUMMARY ..................................................................     4
   The Companies .........................................................     4
   The Merger ............................................................     4
   The Spin-Off of Panama Industries .....................................     5
   Approval of the Merger ................................................     5
   Our Reasons for the Merger ............................................     5
   Our Recommendations to Stockholders ...................................     6
   Conditions to the Merger ..............................................     6
   Termination of the Merger Documents ...................................     7
   Regulatory Approvals ..................................................     7
   Accounting Treatment ..................................................     7
   Material Federal Income Tax Consequences ..............................     7
   Listing of Thermaltec Common Stock ....................................     8
RISK FACTORS .............................................................     9
   Risk Factors Related to the Merger and the Surviving Company ..........     9
   Risk Factors Related to Panama Industries and the Spin-Off ............    16
WHERE YOU CAN FIND MORE INFORMATION ......................................    20
FORWARD-LOOKING STATEMENTS ...............................................    20
THERMALTEC SELECTED CONSOLIDATED FINANCIAL DATA ..........................    20
CAMANCO COMMUNICATIONS SELECTED FINANCIAL DATA ...........................    21
COMPARATIVE PER SHARE MARKET PRICE INFORMATION ...........................    21
SPECIAL MEETINGS OF STOCKHOLDERS .........................................    22
   Thermaltec Special Meeting ............................................    22
   Camanco Communications Special Meeting ................................    23
THE PLAN OF MERGER AND RELATED TRANSACTIONS ..............................    26
   Background of the Merger ..............................................    26
   Reasons for the Merger ................................................    27
   Thermaltec's Reasons for the Merger ...................................    27
   Camanco Communications' Reasons for the Merger ........................    28
   Material Federal Income Tax Consequences -- Camanco Communications ....    29
   Material Federal Income Tax Consequences -- Thermaltec ................    30
   Accounting Treatment ..................................................    31
   Restrictions on Resale of Thermaltec Common Stock .....................    31
   Nasdaq Listing ........................................................    32
   Government and Regulatory Matters .....................................    32
   Dissenters' Rights for Thermaltec Stockholders ........................    32
   Rights of Dissenting Camanco Communications Stockholders ..............    34
THE MERGER AGREEMENT .....................................................    38
   The Merger ............................................................    38
   Conversion of Shares; No Fractional Amounts ...........................    38
   Treatment of Camanco Communications Stock Options .....................    38
   Conduct Following the Merger ..........................................    39
   Conduct of Business Pending the Merger ................................    39

   Representations and Warranties .........................................   39
   Conditions to the Merger ...............................................   39
   Termination of the Merger Documents ....................................   40
   Indemnification ........................................................   40
   Ownership of Thermaltec Following the Merger ...........................   41
   Management of Thermaltec Upon Consummation of the Merger ...............   41
   Regulatory Approvals ...................................................   41
   Affiliate Agreements ...................................................   42
THE SPIN-OFF ..............................................................   43
INFORMATION CONCERNING THERMALTEC .........................................   44
   Business ...............................................................   44
   Employees ..............................................................   44
   Properties .............................................................   44
   Legal Proceedings ......................................................   44
DESCRIPTION OF THERMALTEC'S SECURITIES ....................................   44
   Thermaltec Common Stock ................................................   44
   Shares Available for Future Sale .......................................   45
   Transfer Agent .........................................................   46
   Thermaltec Warrants ....................................................   46
   Price Ranges of Thermaltec Common Stock ................................   46
PRINCIPAL STOCKHOLDERS OF THERMALTEC ......................................   46
INFORMATION CONCERNING PANAMA INDUSTRIES ..................................   47
   General ................................................................   47
   Company Specific .......................................................   47
   Plan of Expansion ......................................................   48
   Technology .............................................................   49
   Sub Technologies of Thermal Spraying ...................................   49
   Industries Using Thermal Sprayed Coatings ..............................   50
   Competition ............................................................   50
   Suppliers ..............................................................   51
   Employees ..............................................................   51
   Executive Compensation .................................................   51
   Facilities .............................................................   51
   Legal Proceedings ......................................................   52
   Significant Customers ..................................................   52
   Latin American Government Regulations ..................................   52
MANAGEMENT DISCUSSION & ANALYSIS OF OPERATIONS OF THERMALTEC
 INTERNATIONAL, CORP. AND PANAMA INDUSTRIES, LTD ..........................   52
   Results of Operations ..................................................   52
   Liquidity and Financial Resources ......................................   54
   Year 2000 Compliance ...................................................   54
   Inflation ..............................................................   54
   Forward-looking Information ............................................   54
PANAMA INDUSTRIES COMMON STOCK ............................................   54
   General ................................................................   54
   Restrictions on Transferability ........................................   55
   Transfer Agent .........................................................   56
PRINCIPAL STOCKHOLDERS OF PANAMA INDUSTRIES ...............................   56

INFORMATION CONCERNING CAMANCO COMMUNICATIONS .............................   57
   Business ...............................................................   57
   Competition ............................................................   63
   Employees ..............................................................   64
   Properties .............................................................   64
   Legal Proceedings ......................................................   64
MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS OF CAMANCO COMMUNICATIONS ......................   65
   Overview ...............................................................   65
   Statement of Operations ................................................   65
   Liquidity and Capital Resources ........................................   66
   Certain Factors that may Affect Future Results .........................   66
   Year 2000 Readiness Disclosure .........................................   66
MANAGEMENT OF CAMANCO COMMUNICATIONS ......................................   68
   Executive Officers and Directors .......................................   68
   Biographical Information ...............................................   68
   Executive Compensation .................................................   70
   Certain Transactions ...................................................   70
CAMANCO COMMUNICATIONS COMMON STOCK .......................................   70
   General ................................................................   70
   Shares Available for Future Sale .......................................   71
PRINCIPAL STOCKHOLDERS OF CAMANCO COMMUNICATIONS ..........................   71
COMPARISON OF STOCKHOLDERS RIGHTS .........................................   73
   Comparison of Delaware General Corporation Law and the New Jersey
    Business Corporation Act ..............................................   73
   Comparison of Certificates of Incorporation and By-Laws of Thermaltec and
    Camanco Communications ................................................   76
Legal Matters .............................................................   77
Experts ...................................................................   77
Index to Financial Statements and Pro Forma Financial Information .........  F-1
Annex A -- Agreement and Plan of Reorganization ...........................  A-1
Annex B -- Delaware Dissenters' Rights Statute ............................  B-1
Annex C -- New Jersey Dissenters' Rights Statute ..........................  C-1

QUESTIONS AND ANSWERS ABOUT THE THERMALTEC/CAMANCO
COMMUNICATIONS MERGER
Q: What do I need to do now?

   A: If you were the holder of shares of Thermaltec common stock or Camanco Communications common stock on November __, 1999 (the record date for the special meetings), you are being asked to vote upon the proposed merger of Camanco Communications into Thermaltec. You may vote on the merger by signing your proxy card and mailing it to us in the enclosed return envelope or by voting in person at the special meetings. Both the Thermaltec and Camanco Communications special meetings will take place on December ____, 1999.


Q. What if I want to change my vote?

   A: Just send in a later-dated, signed proxy card before your special meeting or attend your special meeting in person and vote.

Q. If I am a Thermaltec stockholder, will I have dissenters' rights?

   A: Thermaltec stockholders who do not wish to approve the merger have dissenters' rights, which are also referred to as "appraisal rights," under Delaware law. These rights permit a Thermaltec stockholder to have the "fair value" of their shares determined by the Delaware Chancery Court under certain circumstances. These rights are subject to a number of restrictions and technical requirements. Generally, in order to exercise such rights:
     o A Thermaltec stockholder must not vote in favor of the merger; and

     o The stockholder must make a written demand for appraisal before the vote on the merger.

  Merely voting against the merger will not protect a Thermaltec stockholder's appraisal rights. Annex B attached hereto contains the text of the Delaware dissenters' rights statute.


Q. If I am a Camanco Communications stockholder, will I have dissenters' rights?

   A: Camanco Communications stockholders who do not wish to approve the merger have dissenters' rights under New Jersey law, which is the right to be paid the "fair value" of their shares. These dissenters' rights are subject to a number of restrictions and technical requirements. Generally, in order to exercise dissenters' rights:

     o A Camanco Communications stockholder must not vote in favor of the merger; and

     o The stockholder must file a written notice of dissent with Camanco Communications before the vote on the merger.

  Merely voting against the merger will not protect a Camanco Communications stockholder's dissenters' rights. Annex C attached hereto contains the text of the New Jersey dissenters' rights statute.

Q: When do you expect the merger to be completed?

   A: We are working towards completing the merger as quickly as possible, and expect to complete it immediately following the special meetings.

Q. If I am a Thermaltec stockholder, what will I receive in the merger?

   A: Thermaltec stockholders who own shares of Thermaltec common stock on the date the merger is completed will continue to own such shares of Thermaltec common stock following the merger. However, your interest in Thermaltec will be highly diluted due to the issuance of 59,500,000 shares of Thermaltec common stock to stockholders of Camanco Communications in the merger. Current Thermaltec stockholders will collectively own approximately 4.2% of the outstanding shares of Thermaltec common stock following the merger.

Q. If I am a Camanco Communications stockholder, what will I receive in the merger?

   A: As a result of the merger, for each share of Camanco Communications common stock they own on the date the merger is completed, Camanco Communications stockholders will receive 10,000 shares of Thermaltec common stock.

   No fractional shares of Thermaltec common stock will be issued and no cash will be paid for fractional shares. Instead, Camanco Communications stockholders will receive shares of Thermaltec common stock rounded off to the nearest whole number. Fractional shares of less than one-half of one share will be rounded down to the nearest whole number. Fractional shares of one-half of one share or greater will be rounded up to the nearest whole number.

   Camanco Communications stock options will be converted into Thermaltec stock options at the share exchange ratio for Camanco Communications common stock with an adjusted exercise price. Please refer to page 38 for more information regarding the treatment of Camanco Communications stock options.

Q: Should I send in my stock certificates now?

   A: No. After the merger is completed, we will send Camanco Communications stockholders written instructions for exchanging their stock certificates. Thermaltec stockholders will keep their current stock certificates.

Q: When will Camanco Communications stockholders receive shares of Thermaltec common stock in the merger?

   A: If the merger is completed, Thermaltec will issue, shortly thereafter, shares of Thermaltec common stock to Camanco Communications stockholders who have returned their Camanco Communications stock certificates together with a completed letter of transmittal supplied by Thermaltec or Thermaltec's exchange agent, Manhattan Transfer Registrar Co.

Q: What are the tax consequences of the merger to me?

   A: We have structured the merger so that, as a general matter, neither you, Thermaltec nor Camanco Communications will recognize any gain or loss for federal income tax purposes in the merger, except for those Thermaltec or Camanco Communications stockholders who exercise their dissenters' rights. We have received legal opinions that this is the case.

   Tax matters are very complicated and the tax consequences of the merger to you will depend on the facts of your own situation. You should consult your tax advisors for a full understanding of the tax consequences of the merger to you.

QUESTIONS AND ANSWERS ABOUT THE PANAMA INDUSTRIES SPIN-OFF

Q. Why did Thermaltec transfer all of its ongoing operations, assets and liabilities to Panama Industries and why is Thermaltec spinning off Panama Industries to Thermaltec stockholders?

   A. Camanco Communications provides communication alternatives to the business community, specializing in providing Internet access to hotel rooms. Thermaltec is a metallurgical engineering company specializing in the metal coating of industrial equipment. The proposed merger is intended to give Thermaltec stockholders access to a dynamic Internet business and Camanco Communications greater access to the public markets and the financial community and to the expertise and Latin American contacts of Thermaltec's present management.

   We believe that these two essentially unrelated businesses should be operated independently by separate management and have separate employee incentive compensation plans and financing arrangements. Thermaltec, therefore, created its Panama Industries subsidiary in anticipation of the proposed merger with Camanco Communications. Immediately prior to the consummation of the merger, Thermaltec will distribute all of the outstanding shares of Panama Industries common stock to Thermaltec's stockholders of record on May 28, 1999.

Q. Which Thermaltec stockholders will receive Panama Industries shares in the spin-off?

   A. Only stockholders of record of Thermaltec at the close of business on May 28, 1999 will receive shares of Panama Industries in the spin-off.

Q. If I bought shares of Thermaltec after May 28, 1999, what will I hold after the spin-off?

   A. Assuming you still own such shares on the date the merger is consummated, you will still hold shares of Thermaltec, which immediately thereafter will become the surviving corporation in the merger with Camanco Communications. Thermaltec will own all of the assets, subject to the liabilities, of Camanco Communications. Thermaltec will then be engaged in the Internet access and telecommunications industries and not in the metallurgical coatings industry.

Q. How many Panama Industries shares will Thermaltec stockholders receive?

   A. Each share of Thermaltec common stock held as of the close of business on May 28, 1999 entitles the holder thereof to receive one share of Panama Industries common stock when the spin-off is completed.

Q. Will the spin-off occur if the merger does not occur?

   A. The completion of the spin-off is conditioned upon the completion of the merger and will occur immediately prior thereto. If the merger is not completed, management of Thermaltec will consider whether or not to proceed with the spin-off. If the merger is not completed, management of Thermaltec will have to obtain new stockholder approval if they elect to proceed with the spin-off independent of the merger.

Q. When will the spin-off occur?

     A. The spin-off will occur immediately prior to the completion of the merger.

Q. Will I be able to trade or transfer my Panama Industries shares?

   A. Unless and until Panama Industries becomes a "reporting company" under the Exchange Act, you will only be able to dispose of your shares in very limited circumstances. See "Panama Industries Common Stock -- Restrictions on Transferability", for further information.

Q: What are the tax consequences of the spin-off of Panama Industries to a Thermaltec stockholder?

   A: The distribution of the shares of Panama Industries to a Thermaltec stockholder may result in the stockholder recognizing taxable gain without receiving any cash to pay the resulting tax liability. No appraisal of the fair market value of the shares of Panama Industries will be obtained by either Panama Industries or Thermaltec at the time of the distribution. If the fair market value of the shares of Panama Industries received by a Thermaltec stockholder is subsequently determined to be greater than the stockholder's basis in his shares of Thermaltec stock as of the date of the distribution, the difference will be treated as a capital gain for federal income tax purposes. If the stockholder has held his Thermaltec stock for more than twelve months, the gain will be a long-term capital gain. A holding period of twelve months or less will result in a short-term capital gain. Thermaltec has received an opinion from its legal counsel as to the federal income tax effects of the spin-off.

                                    SUMMARY

     This summary highlights selected information from this joint proxy statement/prospectus and may not contain all of the information that is important to you. To understand the merger and the spin-off of Panama Industries fully, and for more complete descriptions of the legal terms of the merger and the spin-off of Panama Industries, you should read this entire document carefully.


                                 The Companies

Thermaltec International, Corp.
Panama Industries, Ltd.
68A Lamar Street
West Babylon, New York 11704
(516) 643-2285


Thermaltec was formed in 1994 and has been engaged in the metallurgical coatings business in North America and Central and South America since 1995. In preparation for the merger with Camanco Communications, Thermaltec has transferred substantially all of its assets and all of its ongoing business operations and liabilities to a wholly-owned subsidiary, Panama Industries, Ltd. Immediately prior to the merger, all of the outstanding shares of Panama Industries will be distributed, on a pro rata basis, to the Thermaltec stockholders of record on May 28, 1999.

Camanco Communications, Inc.
1100 Coombs Road
Millville, New Jersey 08332
(856) 327-7100

Camanco Communications (formerly known as Solar Communications Group, Inc.) was formed in 1996 to provide quality communications alternatives to the business community. Camanco Communications is presently a development stage company and has not generated any operating revenues. The company has developed an Internet access solution, known as PCRoomLink(TM), for the hospitality industry. PCRoomLink's computer-equipped rooms permit a hotel patron, with or without a laptop computer, to obtain high-speed Internet access in the privacy of his/her hotel room. PCRoomLink is still in development and the system has not been installed for commercial use in any hotel.

PCRoomLink(TM) is a trademark of Camanco Communications.



                                  The Merger

     The merger agreement, entitled "Agreement and Plan of Reorganization," is attached as Annex A to this joint proxy statement/prospectus. We encourage you to read the merger agreement carefully since it is the legal document that governs the terms of the merger. As a result of the merger, the following things will happen:


   (1) Each outstanding share of Camanco Communications common stock will be exchanged for 10,000 shares of Thermaltec common stock. A total of 59,500,000 shares of Thermaltec common stock will be issued.

   (2) The stockholders of Camanco Communications will own 95.8% of the outstanding shares of Thermaltec common stock. As a result, Thermaltec stockholders, at the time the merger is completed, will own only a 4.2% interest in the surviving company.

   (3) Thermaltec will conduct only the business conducted by Camanco Communications immediately prior to the merger.

     (4) Thermaltec will change its name to "Camanco Communications, Inc."

     (5) Thermaltec will be managed by the current officers and directors of Camanco Communications.

                       The Spin-Off of Panama Industries



     In preparation for the merger, on May 17, 1999, Thermaltec transferred substantially all of its assets, and all of its ongoing business operations and liabilities, to Panama Industries, Ltd., its wholly-owned subsidiary. The only assets retained by Thermaltec were (1) $300.00 in cash, (2) $58,200.00 on deposit with Thermaltec's transfer agent representing proceeds received by Thermaltec pursuant to the exercise of outstanding common stock purchase warrants previously issued by Thermaltec, and (3) a net operating loss carry-forward of approximately $1.13 million.


     Immediately prior to the completion of the merger, all of the outstanding shares of Panama Industries common stock will be distributed, on a pro rata basis, to the Thermaltec stockholders of record on May 28, 1999. Completion of the spin-off of Panama Industries is a condition to the completion of the merger. Completion of the merger is a condition to the completion of the spin-off. Thermaltec stockholders who did not own any shares of Thermaltec common stock on May 28, 1999 will not receive any shares of Panama Industries common stock in the spin-off.



                            Approval of the Merger


By Thermaltec stockholders:


     The affirmative vote of the holders of a majority of the shares of Thermaltec common stock entitled to vote on the merger is required to approve the merger. The sole director and officer of Thermaltec, Andrew B. Mazzone, the President of Panama Industries, Thomas Klein, and their affiliates, who collectively own 60.1% of the outstanding shares of Thermaltec common stock, have indicated that they intend to vote in favor of the proposed merger. Thus, approval of the merger by Thermaltec's stockholders is assured.



By Camanco Communications stockholders:


     The affirmative vote of a majority of the votes cast by the holders of Camanco Communications common stock is required to approve the merger. The directors and executive officers of Camanco Communications, and their affiliates, who collectively own 67.3% of the outstanding shares of Camanco Communications common stock, have indicated that they intend to vote in favor of the proposed merger. Thus, approval of the merger by Camanco Communications stockholders is assured.



                           Our Reasons for the Merger


Thermaltec's Reasons:



     After consultation with Thermaltec's management team and advisors, the board of directors of Thermaltec concluded that the merger would further the interests of Thermaltec and its stockholders by giving Thermaltec and its stockholders an opportunity to participate in the potential growth of the surviving company. The merger will permit Thermaltec's stockholders to diversify their existing investment in the metallurgical coatings industry and expand into the Internet access and telecommunications industries. Thermaltec stockholders who owned shares of Thermaltec common stock on May 28, 1999, through ownership of shares in Panama Industries, will retain their respective pro rata interests in the metallurgical coatings business operations conducted by Thermaltec. In addition, stockholders who own shares of Thermaltec common stock on the date the merger is completed will retain a 4.2% interest in Thermaltec which will, following the merger, operate in the telecommunications and Internet industries.

     In approving the merger, management of Thermaltec carefully considered the fact that Camanco Communications is a development stage company which has incurred significant losses and has not generated any operating revenues to date. While the risk of failure for the surviving company is high, management of Thermaltec believes that the structure of the transaction minimizes this risk by transferring the existing business and assets of Thermaltec to a separate entity. If the surviving company does not succeed, Thermaltec stockholders who owned shares of Thermaltec common stock on May 28, 1999 will still own their shares of the common stock of Panama Industries which, as a separate legal entity, will not be responsible for the liabilities of the surviving company.


Camanco Communications' Reasons:

     After consultation with Camanco Communications' management team and advisors, the board of directors of Camanco Communications concluded that the merger would further the interests of Camanco Communications and its stockholders through the increased liquidity of shares of Thermaltec common stock. While the shares of Thermaltec common stock are thinly traded at the present time, they are listed on the OTC Bulletin Board and are more liquid than the shares of Camanco Communications common stock. While there can be no assurances, management of Camanco Communications believes that such increased liquidity will make it easier for Camanco Communications to raise additional capital in the future and to acquire other businesses in exchange for stock.

     In approving the merger, management of Camanco Communications carefully considered that, as a result of the merger, the assets of Camanco Communications may become subject to the claims of creditors of Thermaltec for liabilities and obligations incurred by Thermaltec prior to the merger. To minimize this risk, all of the liabilities of Thermaltec have been transferred to Panama Industries which has agreed to be legally responsible for such obligations. Where possible, the consent of Thermaltec's creditors to such transfer has been obtained. In addition, the principal stockholder of Thermaltec, Andrew B. Mazzone, has agreed to indemnify Camanco Communications for up to $2 million in liabilities related to the operations of Thermaltec prior to the merger. This indemnification is secured by the shares of Thermaltec common stock owned by Mr. Mazzone and real estate or marketable securities having a total fair market value of at least $250,000. To review the terms of this indemnification obligation in greater detail, see "The Merger Agreement -- Indemnification," beginning on page 40.

     To review the reasons for the merger in greater detail, as well as the risks of the merger, see "Risk Factors," beginning on page 9, and "The Plan of Merger and Related Transactions -- Reasons for the Merger," beginning on page 27.



                      Our Recommendations to Stockholders


To Thermaltec stockholders:


     The sole director of Thermaltec believes that the merger and the spin-off of Panama Industries is in your best interest and recommends that you vote FOR the proposal to approve the merger.


To Camanco Communications stockholders:

     The Camanco Communications board believes that the merger is in your best interest and unanimously recommends that you vote FOR the proposal to approve the merger.



                           Conditions to the Merger


     The completion of the merger depends upon the satisfaction or waiver of a number of conditions. These conditions include among other things, that:

     o the merger shall have been approved by Thermaltec's and Camanco Communications' stockholders;

     o no lawsuit, judgment or new law shall exist which seeks to or does prohibit or restrain the merger or which seeks damages as a result of the merger;


     o Camanco Communications shall have received a confirming opinion from its legal counsel regarding the material federal income tax consequences of the merger;


     o Thermaltec shall have received a confirming opinion from its legal counsel regarding the material federal income tax consequences of the merger and the spin-off;


     o the representations and warranties of the parties cannot be false or misleading in any material respect; and


     o the absence of any material adverse change or material casualty loss affecting either Thermaltec or Camanco Communications or their respective business, assets or financial condition.


     Any of these conditions, other than the requirement for stockholder approval, may be waived by the parties. However, if any material condition is waived by the parties following the receipt of stockholder approval for the merger, we would resolicit stockholder approval for the merger.



                      Termination of the Merger Documents



     We can agree to terminate the merger documents without completing the merger, and either of us can terminate the merger documents if the merger is not completed by December 31, 1999. In addition, the merger may be terminated:


       (a) by either Camanco Communications or Thermaltec if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other set forth in the merger documents which is not cured within any applicable cure period;


       (b) by either Camanco Communications or Thermaltec if any permanent injunction or other order of a court or other competent authority preventing the consummation of the merger has become final and non-appealable; or


       (c) by either Camanco Communications or Thermaltec if any required approval of the stockholders of Thermaltec or Camanco Communications has not been obtained at a duly called meeting.



                             Regulatory Approvals


   The merger must satisfy the requirements of federal and certain state securities laws.


                             Accounting Treatment



     The merger will be treated as a reverse merger whereby, for accounting purposes, Camanco Communications will be treated as the acquirer in the transaction.




                    Material Federal Income Tax Consequences



     The merger has been structured so that, as a general matter, neither Thermaltec nor Camanco Communications, nor the stockholders of either company, will recognize any gain or loss for federal income tax purposes, except for those Thermaltec or Camanco Communications stockholders who exercise their dissenters' rights. Legal opinions confirming the federal income tax consequences of the merger have been obtained by both companies.

     As a result of the spin-off of Panama Industries, Thermaltec stockholders may recognize a taxable capital gain for federal income tax purposes. Thermaltec has received an opinion from its legal counsel as to the tax effects of the spin-off. See "The Plan of Merger and Related Transactions -- Material Federal Income Tax Consequences -- Thermaltec," beginning on page 30.



                      Listing of Thermaltec Common Stock


     Thermaltec will use its best efforts to cause the shares of Thermaltec common stock to be issued in connection with the merger, and the shares of Thermaltec common stock to be reserved for issuance upon the exercise of outstanding Camanco Communications stock options assumed by Thermaltec as part of the merger, to be approved for listing on the OTC Bulletin Board under the symbol "THRM". In connection with the merger, Thermaltec's corporate name will be changed to "Camanco Communications, Inc." and it is anticipated that its trading symbol will be changed to "CAMC" following the merger. Management of the surviving company also intends to apply for listing of all outstanding shares of the surviving company's common stock on the Nasdaq SmallCap Market. However, there can be no assurance that such listing will be approved.

                                 RISK FACTORS

     In considering whether to approve the merger and whether or not to exercise your dissenters' rights under Delaware or New Jersey law (as applicable), you should consider carefully the risks associated with the merger and with ownership of the surviving company's common stock following the merger. These risks are described in detail below.


     The risk factors focus on the business and operations of Thermaltec following the merger. The risk factors also focus on the financial status, business plans and management of Camanco Communications since, following the merger, Thermaltec will be managed by the current officers and directors of Camanco Communications and conduct only the business conducted by Camanco Communications.

     Risks relating to the ownership of Panama Industries common stock are also included for the benefit of those individuals who owned shares of Thermaltec common stock on May 28, 1999 since those individuals will be entitled to receive shares of Panama Industries common stock when the spin-off is completed. These risks should not be considered by Camanco Communications stockholders or Thermaltec stockholders who did not own shares of Thermaltec common stock on May 28, 1999, in considering whether to approve the merger, and whether or not to exercise your dissenters' rights. Such persons will have no ownership interest in Panama Industries following the merger.



Risk Factors Related to the Merger and the Surviving Company



     Camanco Communications is a development stage company and has not generated any operating revenues.

     Camanco Communications was formed in 1996 but is still a development stage company. To date, Camanco Communications has not produced any operating revenues or shown a profit in its operations. Camanco Communications' limited operating history may make it more difficult for you to evaluate its business and prospects.

     Since Camanco Communications is still in the development stage, its business model is untested. To date, Camanco Communications has only installed Version 1.0 of its PCRoomLink Internet access system in two hotel pilot sites. It may take Camanco Communications longer than anticipated to implement its business model, and some components of Camanco Communications' business model may not prove to be feasible or possible.

     Camanco Communications' operations are subject to all of the risks inherent in the development of a new business, including but not limited to marketing and staffing difficulties, competition, and unanticipated costs and expenses. We cannot assure you that unanticipated expenses, problems or technical difficulties will not result in material delays in the commercial acceptance of PCRoomLink products and services. There also can be no assurance that the marketing efforts of Camanco Communications will generate the sufficient end-user interest in its products and services necessary to make the company profitable.

     Camanco Communications has incurred losses since its inception and anticipates continuing losses. As a result, the company's independent auditors have expressed doubt as to its ability to continue as a going concern.

     As of June 30, 1999, Camanco Communications' accumulated deficit was approximately $1,852,774. Camanco Communications anticipates that it will continue to incur significant losses until, at the earliest, it generates sufficient revenues to offset the substantial expenditures and operating costs associated with developing and commercializing its proposed products and services.

     The independent auditors for Camanco Communications have included an explanatory paragraph in their report on the company's financial statements to the effect that the ability of Camanco Communications to continue as a going concern is in substantial doubt. This concern arises from the fact that Camanco Communications is a development stage company which has suffered recurring losses and net cash outflows from operations since its inception. As noted by the auditors in their report, Camanco Communications' ability to continue operating is dependent upon future capital infusions from existing and/or new investors.

     If, after the merger, the surviving company is unable to continue as a going concern, you may lose all or substantially all of your investment.


     Camanco Communications currently only has enough funds to satisfy its anticipated obligations through November 30, 1999. To achieve its business plan for the next 18 months, it is estimated that the surviving company will have to raise $560 million in additional capital and/or financing proceeds.

     Based on currently proposed plans and assumptions, it is anticipated that the surviving company will have sufficient capital to satisfy its contemplated cash requirements only through November 30, 1999. The surviving company will then require substantial additional funding. To carry out its business plan, as presently structured, the surviving company will need to complete, prior to December 31, 2000, 1,425 hotel installations (136,584 rooms), at an anticipated cost (without furniture) of approximately $400,000 per hotel. To achieve this goal, the surviving company will need additional funding of approximately $560 million, subject to increase or decrease as a result of the surviving company's actual operating cash flows. To date, Camanco Communications has been able to raise approximately $12 million in a private placement of shares of its common stock.


     Potential sources of funding which have been identified by management include vendor lines of credit, vendor leasing programs, bank financing and additional sales of securities by the surviving company. We have no current arrangements with respect to sources of additional financing. We have no current relationship with any of the identified types of financing sources. New relationships would have to be established by the surviving company to secure additional funding. When needed by the surviving company, additional financing may not be available on acceptable terms, or at all. The inability to obtain additional financing, when needed, would have a material negative effect on the surviving company, including possibly requiring it to curtail or cease operations.

     If any future financing involves a sale of the surviving company's equity securities, the shares of the surviving company's common stock held by its stockholders would be substantially diluted. If the surviving company incurs indebtedness or otherwise issues debt securities, it will be subject to risks associated with indebtedness, including the risk that interest rates may fluctuate and the possibility that the surviving company may not be able to pay principal and interest on the indebtedness.

     PCRoomLink is a new concept for providing Internet access and related computer services to business travelers and other hotel guests. Acceptance and use of PCRoomLink products and services by the hospitality industry and the traveling public is uncertain.

     PCRoomLink represents a new business concept which will be marketed to both the hospitality industry and to the ultimate end-user, the business and other frequent traveler. Achieving market acceptance among hotel properties and end-users for the PCRoomLink concept, by getting hotel owners to agree to have PCRoomLink rooms available at their property and end-users to agree to become PCRoomLink members, is critical to the surviving company's success. Achieving such acceptance will require significant marketing efforts and expenditures by the surviving company. There can be no assurance that the surviving company's strategy for developing hotel property and end-user awareness of, and loyalty to, PCRoomLink products and services, will result in initial or continued market acceptance for such products or services. Any lack of interest on the part of hotel properties to have PCRoomLink installed, or lack or lessening of demand by end-users for PCRoomLink products or services, would have a material adverse effect on the surviving company's business, financial condition and assets as a result of reduced or insufficient operating revenues.

     The surviving company is dependent upon continued growth in the use of the Internet since its operating revenues will be dependent upon the desire of business travelers and other hotel guests to have high speed Internet access available in their hotel rooms.

     The PCRoomLink concept relies on demand for access to the Internet, and for products and services related to the Internet, by members of the traveling public. The Internet has experienced rapid growth in recent years, but demand and market acceptance for newly introduced Internet-related products and services are subject to a high level of uncertainty.

     Reliability, speed, data capacity, ease of use, accessibility and security will all play a role in the continued growth and development of the Internet for commercial use. The Internet has experienced, and it is expected to continue to experience, significant growth in the number of users. The current Internet infrastructure may not be able to support the demands placed on it by this continued growth in use.

     If the market for Internet access services fails to develop, develops more slowly than expected or becomes saturated with competitors, or if the Internet access and related products and services the surviving company plans to offer are not broadly accepted, the surviving company's projected revenues may not be realized and its business, operating results and financial condition will be negatively affected.

     The surviving company will face significant competition from other companies engaged in the Internet connectivity business.

     The Internet connectivity business is highly competitive, and there are no substantial barriers to entry. We believe that competition will intensify. Currently, our primary competitors include:

       o companies that provide in-room PCs (such as Integrated Network Technologies, 4th Communications Network, Inc., and Guest-Tek Services);

       o companies that provide cable modems (such as On Command Corporation, Suitesurfer Communications, Inc., MagiNet Corporation and LodgeNet Entertainment Corporation); and

       o companies that provide "plug and play" jacks (such as Wayport, Inc., OverVoice by CAIS Internet, Darwin Networks, Viator Networks and ATCOM, Inc.).


     Many of our current and potential competitors have substantially greater human and financial resources, name recognition, market presence and operating experience than Camanco Communications. They may also have significant competitive advantages through other lines of business and existing business relationships. The surviving company's future growth and profitability will depend, in part, upon consumer and commercial acceptance of its technology, products and services. However, our competitors may develop products or services that are superior to ours or achieve greater market acceptance than our products and services.


     The surviving company must keep pace with rapidly changing technology in the Internet access industry.

     Our future success will depend, in part, on our ability to: (1) offer products and services that address the increasingly sophisticated and varied needs of business travelers and other hotel guests, and (2) respond to technological advances and emerging industry standards and practices on a timely and cost-effective basis. The Internet access market in which we will compete is characterized by:

       o rapidly changing technology;

       o evolving industry standards;

       o changes in user needs;


       o numerous competitive services and product offerings; and


       o frequent new service and product introductions.


     This could result in product obsolescence or short product life cycles. The surviving company's success will depend, in part, on its ability to (1) use new technologies effectively, (2) continue to develop its technical expertise,
(3) enhance its existing products and services, and (4) develop new products and services to meet changing user needs on a timely and cost-effective basis. The surviving company's ability to compete successfully also depends upon the continued compatibility of its products and services with other products and architectures utilized in the Internet access market. Although the surviving company intends to support emerging standards in the market for Internet access, there can be no assurance that industry standards will be established or, if they become established, that the surviving company will be able to conform to these new standards in a timely fashion and maintain a competitive position in the market. In addition, the surviving company cannot assure you that services or technologies developed by others (such as satellite delivery of Internet access) will not render the surviving company's products, services or technology noncompetitive, unnecessary or obsolete.


     PCRoomLink services are susceptible to disruptive problems due to mechanical problems, theft, vandalism and computer viruses. As a result of such problems, the surviving company will need to provide support and maintenance services for the hardware and software components of the PCRoomLink system. While we intend to use a combination of in-house staff and third parties for the provision of such services, we have not yet entered into any such third party contracts or agreements.

     Despite implementation of security measures, the hardware and software components of the PCRoomLink system will be vulnerable to computer viruses, physical or electronic break-ins, theft, vandalism and similar disruptive problems. Computer viruses, break-ins or other problems caused by the accidental or intentional actions of PCRoomLink users, current and former employees, and others could lead to interruptions, delays or a cessation in service to users of the PCRoomLink system. Any of these risks could result in decreased use of PCRoomLink products and services by end-users and decreased acceptance of the concept by hotel owners. Any such decreased use or acceptance would reduce the surviving company's operating revenues and would have a negative effect on the surviving company's business, results of operations and financial condition. We do not carry insurance against these risks because it is unavailable at a reasonable cost.


     The surviving company presently intends to subcontract with reputable third party organizations to provide service, support and maintenance services for the PCRoomLink hardware and software components. However, to date, we have not yet entered into any type of service, support or maintenance agreement for the PCRoomLink system. There can be no assurance that the surviving company will be able to enter into any such service, support or maintenance arrangement on favorable terms, if at all. The inability of the surviving company to be able to subcontract out certain support, service and maintenance obligations for the PCRoomLink hardware and software components on favorable terms would result in the surviving company having to provide such support and maintenance services in-house and could have a material adverse effect on the surviving company's business, financial condition and assets.



     Internet security concerns could hinder the transaction of business over the Internet, also known as electronic commerce, and the demand for the surviving company's products and services. In addition, we may be held liable for security breaches in the PCRoomLink network.


     A significant barrier to electronic commerce and communications over the Internet has been the need for the secure transmission of confidential information. Despite the implementation of network security measures, security breaches may occur as a result of the accidental or intentional actions of PCRoomLink users, current or former employees, or others.



     Although management is not aware of any attempts by programmers or "hackers" to penetrate Camanco Communications' current security systems, these actions could occur in the future. A party who is able to penetrate such security systems could misuse a PCRoomLink user's personal information or credit card information and the user might sue the surviving company or bring claims against the surviving company. Concerns over the security of Internet transactions and the privacy of users may also inhibit the growth of the Internet generally, particularly as a means of conducting commercial transactions.



     Security breaches or the inadvertent transmission of computer viruses could expose the surviving company to a risk of loss or litigation and possible liability. The surviving company's business, results of operations, and financial condition could be negatively affected if contractual provisions attempting to limit its liability in these areas are not successful or enforceable, or if other parties do not accept these contractual provisions as part of the surviving company's agreements with them.


     The surviving company's operations are subject to risks of system failure.


     Our operations depend upon our ability to protect the PCRoomLink network against damage from acts of nature, power failures, telecommunications failures and similar events. Because we lease our lines from long-distance telecommunications companies, Internet backbone providers, regional Bell operating companies and competitive local exchange carriers, we depend upon those companies for physical repair and maintenance of those lines. Despite the precautions we and our telecommunications providers take, the occurrence of a natural disaster, fire, electrical outage or other unanticipated problem at one of our telecommunications providers' facilities or PCRoomLink locations may cause interruptions in the services we provide. Such interruptions in operations could have a material adverse effect on our business, financial condition or results of operations.

     We may be held liable for information sent through the PCRoomLink network.



     Materials may be downloaded and distributed to others through the PCRoomLink network. The law relating to the liability of Internet service providers and on-line services companies for information carried on, stored on or disseminated through their network is unsettled, even with the recent enactment of the Digital Millennium Copyright Act. We believe that it is currently also unsettled as to whether the Telecommunications Act of 1996 prohibits and imposes liability for any of the services we provide should the content of information transmitted be subject to the statute.


     While no one has ever filed a claim against us relating to this issue since we have not yet commenced doing business, someone may file a claim of that type in the future and may be successful in imposing liability on us. If that happens, we may have to spend significant amounts of money to defend ourselves against these claims and, if we are not successful in our defense, the amount of damages that we will have to pay may be significant. Any costs that we incur as a result of defending these claims, or the amount of liability that we may suffer if our defense is not successful, could materially adversely affect our profitability.


     If, as the law in this area develops, we become liable for information carried on, stored on, or disseminated through our network, we may decide to take steps to reduce our exposure to this type of liability. This may require us to spend significant amounts of money for new equipment and may also require us to discontinue offering certain of our products or services.


     Due to the increasing popularity and use of the Internet, it is possible that additional laws and regulations may be adopted with respect to the Internet, covering issues such as content, privacy, access to adult content by minors, pricing, bulk e-mail (spam), encryption standards, consumer protection, electronic commerce, taxation, copyright infringement and other intellectual property issues. We cannot predict the impact, if any, that future regulatory changes or developments may have on our business, financial condition, or results of operation.


     We rely on other companies to supply our network infrastructure, some of which may compete directly with us or enter into arrangements with our competitors.


     We rely on other companies to supply our network infrastructure (including telecommunications services and networking equipment) which, in the quantities and quality we require, is available only from sole or limited sources. We are, therefore, vulnerable to the possibility that our suppliers may:


       o compete directly with us;


       o enter into exclusive arrangements with our competitors; or


       o stop selling their products or components to us at commercially reasonable prices, or at all.


     We also depend substantially on telecommunications services providers to provide the Internet access component of the PCRoomLink system and we are unable to control the prices for these services. For example, in order to provide Internet access and other on-line services to our customers, we lease long distance fiber optic telecommunications lines from national telecommunications services providers.


     Certain of our suppliers, including AT&T and regional Bell operating companies, are currently subject to various price constraints, including tariff controls, which may change in the future. In addition, pending regulatory proposals may affect the prices they charge us. These regulatory changes could result in increased prices for the products and services they provide to us. This could reduce the profit margin for our services or require us to increase the prices which we charge our customers, which could reduce the demand for our services.


     We also do not manufacture any of the computer hardware components or other equipment to be utilized in the PCRoomLink system, such as furniture, computers, flat screens, etc. We depend on third parties to manufacture and supply each of these items to us. Any interruption in these manufacturers' operations could adversely affect our ability to meet our customers' requirements, which could cause them to use our competitors' services.

     The surviving company's business plan calls for PCRoomLink products and services to be installed in a minimum of 188,244 hotel rooms (with a 50% occupancy/use rate for such installed rooms) before the surviving company may be able to operate profitably.

     Currently, Camanco Communications has thirteen hotels (with a total of 1,698 installed rooms) in various stages of the contract negotiation and execution process under contract (of which two are pilot hotel properties who have entered into contracts with Camanco Communications). There are an additional 64 hotels which have submitted applications to Camanco Communications and are currently being approved by Camanco Communications for their eligibility to become PCRoomLink member hotels. The surviving company's present business plan indicates that PCRoomLink products and services must be installed in a minimum of 188,244 hotel rooms (which is projected under Camanco Communications' current business plan to be achieved in March, 2001), with a 50% occupancy/use rate realized for such rooms, before profitability may be achieved.


     There can be no assurance that the surviving company will be able to establish relationships with a sufficient number of targeted hotel properties, install a sufficient number of rooms at those properties, or achieve the required occupancy/use rate to ever operate at a profit.


     Most of the directors and executive officers of Camanco Communications have recently joined the company and have little experience with development stage companies or companies in the Internet access or hospitality industries.

     As a development stage company, Camanco Communications' growth to date has placed, and the planned growth of the surviving company following the merger will continue to place, a significant strain on its managerial, operational and financial resources. The surviving company will need to:


       o improve its financial and management controls, reporting systems and procedures;

       o expand, train and manage its work force for marketing, sales and support, product development, site design, and network and equipment repair and maintenance; and

       o manage multiple relationships with various customers, strategic partners and other third parties.


     Many of the directors and executive officers of Camanco Communications are new to the company and do not have any significant experience with the unique challenges faced by development stage companies. They also do not have a great deal of experience in the Internet access or hospitality industries, which are the industries in which the surviving company will compete. Managing the development of the surviving company's products and services, and the growth of its business, will require a significant amount of management time and skill. There can be no assurance that the directors and executive officers of Camanco Communications, in light of their limited experience, will be effective in managing the surviving company's growth and development.

     Management of Camanco Communications will have substantial control over the surviving company and other stockholders of the surviving company may have no effective voice in its management.

     Upon completion of the merger, the current directors and executive officers of Camanco Communications (who will be all of the directors and executive officers of the surviving company following the merger), and their affiliates, will own approximately 64.5% of the then outstanding shares of the surviving company's common stock. Accordingly, these stockholders will possess substantial control over its operations. This control may allow them to amend corporation filings, elect all of the surviving company's board of directors, and substantially control all matters requiring approval by the surviving company's stockholders, including approval of significant corporate transactions. Management will also have the ability to delay or prevent a change in control of the surviving company and to discourage a potential acquirer of the surviving company or its securities. Other stockholders of the surviving company may have no effective voice in its management.


     Unless a public market develops for the surviving company's securities, you may not be able to sell your shares.

     Prior to the date of this joint proxy statement/prospectus, there has been only a limited trading market for Thermaltec's common stock. Although management intends to apply for listing of Thermaltec's common stock on the Nasdaq SmallCap Market following the merger, there can be no assurance that an active trading market will develop or be maintained. If Nasdaq refuses to list Thermaltec's common stock on the Nasdaq SmallCap Market, management of the surviving company will attempt to have the Thermaltec common stock continue to trade on the OTC Bulletin Board or in the over-the-counter market on the so-called "pink sheets". A failure by the surviving company to develop or maintain an active trading market could negatively affect the price of the surviving company's securities, as well as adversely affect your ability to sell your shares, by limiting the number of potential purchasers interested in the stock.

     The share exchange ratio in the merger is fixed and, if the market price of Thermaltec common stock decreases before the merger is completed, the dollar value of what Camanco Communications stockholders will receive in the merger also will decrease.

     The share exchange ratio in the merger is fixed. This means that, if the market price of Thermaltec common stock decreases before the merger is completed, the dollar value of what Camanco Communications stockholders will receive in the merger also will decrease. Some of the reasons why the market price of Thermaltec common stock may be volatile are discussed in the next paragraph. Camanco Communications stockholders are advised to obtain recent market quotations for Thermaltec common stock. We cannot assure you as to the market price of Thermaltec common stock at any time. See "Description of Thermaltec's Securities -- Price Ranges of Thermaltec Common Stock."


     The number of shares of Thermaltec's common stock that is traded daily on the OTC Bulletin Board averages less than 1% of the outstanding Thermaltec common stock. As a result, the market price of Thermaltec common stock may be volatile.

     As a result of Thermaltec's low trading volume, the market price for Thermaltec common stock may be volatile and may be affected by many factors, including the following:

       o actual or anticipated variations in Thermaltec's quarterly operating results and net income;

       o announcements of technological innovations by Thermaltec or its competitors;

       o changes in financial estimates by securities analysts;

       o conditions or trends in the Internet industry which affect the ability of Thermaltec to market PCRoomLink products and services; and

       o announcements by Thermaltec or its competitors of significant acquisitions, strategic partnerships or joint ventures.

     After the merger, approximately 11,452,950 or 18.4% of the surviving company's outstanding shares of common stock will be available for resale in the public market without restriction. The sale of a large number of these shares could also adversely affect the surviving company's stock price and could impair the surviving company's ability to raise capital through the sale of equity securities or make acquisitions for stock. See "The Plan of Merger and Related Transactions -- Restrictions on Resale of Thermaltec Common Stock."



     Failure of the surviving company's computer systems and software products to be Year 2000 compliant could cause an interruption in, or failure of, its normal business activities or operations. Management of Camanco Communications has not done any Year 2000 compliance testing with respect to any of its current software products or internal operating systems.


     The "Year 2000" problem arises from the fact that many currently installed computer systems and software products are coded to accept only two digit entries in the date code field. As a result, software that records only the last two digits of the calendar year may not be able to distinguish whether "00" means 1900 or 2000. This may result in software failures or the creation of erroneous results.


     While management believes that Camanco Communications' current products and internal systems are Year 2000 compliant, since they are recent purchases of the most up-to-date systems available, management has not done any Year 2000 compliance testing with respect to any such product or system. When purchasing products from third party vendors, management intends to obtain representations from such third party vendors of their products' Year 2000 compliance. Management also intends to review with Camanco Communications' key vendors and suppliers, the compliance of their systems with Year 2000 processing requirements.


     The failure of products or systems maintained by third parties or the surviving company's products and systems to be Year 2000 compliant could cause the surviving company to incur significant expenses to remedy any problems, or cause system failures which may seriously damage the surviving company's reputation and business prospects. Camanco Communications currently believes that its most reasonably likely worst case scenario related to the Year 2000 is associated with its suppliers' Internet operations. The failure of such parties to ensure Year 2000 compliance would lead to decreased Internet usage and a delay in or inability to obtain necessary data communication and telecommunication capacity.

     As of the date hereof, Camanco Communications has not expended any significant sums on its Year 2000 compliance efforts.

     The surviving company's directors are not personally liable for breaches of fiduciary duties.

     As permitted by the Delaware General Corporation Law, Thermaltec's certificate of incorporation includes a provision eliminating the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to certain exceptions. In addition, pursuant to Thermaltec's by-laws, the surviving company will have to indemnify its officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary. The surviving company will also be required to advance to its officers and directors expenses incurred in connection with proceedings against them for which they may be indemnified. We are not currently aware of any pending or threatened litigation or proceeding involving any of Camanco Communications' or Thermaltec's directors, officers, employees or agents in which indemnification would be required or permitted.

     The surviving company may be liable for debts and obligations arising as a result of Thermaltec's operations prior to the merger.

     As part of the spin-off, Thermaltec has transferred all of its debts, liabilities and obligations to Panama Industries. Panama Industries has agreed to assume responsibility for all debts, liabilities and obligations incurred by Thermaltec prior to the merger. However, there can be no assurance that a creditor will not be successful in holding the surviving company liable for any such pre-merger debt, liability or obligation.

     To minimize the surviving company's exposure to any debts, liabilities or obligations arising from the operations of Thermaltec prior to the merger, Andrew B. Mazzone has agreed to indemnify the surviving company for up to $2 million of any such liabilities. Mr. Mazzone has also agreed to provide the surviving company with limited collateral to secure such indemnification obligations. See "The Merger Agreement -- Indemnification." However, there can be no assurance that such indemnification will be available or sufficient to satisfy any Thermaltec obligation for which the surviving company may be found to be liable. If the indemnification being provided by Mr. Mazzone is insufficient to satisfy any Thermaltec obligation which the surviving company is found to be liable for, the surviving company's financial condition could be negatively affected.

Risk Factors Related to Panama Industries and the Spin-Off

     Panama Industries has not yet operated at a profit.

     Thermaltec was formed in 1994, and commenced operations in 1995, but has not yet shown a profit in its operations. Following the spin-off, there can be no assurance that Panama Industries will be able to manage its business properly and generate sufficient marketplace interest in its products and services to operate at a profit.

    Thermaltec has incurred losses since its inception and Panama Industries anticipates incurring continuing losses. As a result, Panama Industries, following the spin-off, may not be able to generate the operating cash flows necessary to continue operations.

     As of June 30, 1999, Panama Industries' accumulated deficit was approximately $60,695. Panama Industries will continue to incur significant losses until, at the earliest, it generates sufficient revenues to offset the substantial expenditures and operating costs associated with developing and commercializing its metallurgical coatings products and services. As a result, Panama Industries may need additional funds to carry out its proposed operations.

     Potential sources of funding which have been identified by Panama Industries include vendor and bank lines of credit, bond financing and additional sales of securities by Panama Industries. There can be no assurance that any additional funding required by Panama Industries will be available on commercially reasonable terms, or at all. The inability to obtain additional financing, when needed, would have a material negative effect on Panama Industries, including possibly requiring it to curtail or cease operations.


     If any future financing involves the sale of equity securities by Panama Industries, the shares of Panama Industries common stock held by its stockholders would be substantially diluted. If Panama Industries incurs indebtedness or otherwise issues debt securities, it will be subject to the risks associated with indebtedness, including the risk that interest rates may fluctuate and the possibility that Panama Industries may not be able to pay principal and interest on the indebtedness.

     Compliance with environmental laws and regulations may adversely affect the growth of Panama Industries and its financial condition.


     Panama Industries' operations are subject to federal, state, local and foreign laws and regulations relating to the storage, handling, generation, treatment, emission, release, discharge and disposal of certain substances and wastes. As a result, Panama Industries may be involved from time to time in administrative or legal proceedings relating to environmental matters. To management's knowledge, Panama Industries has conducted its operations in compliance will all material environmental laws, rules and regulations. Panama Industries has never been cited by any governmental authority or agency for any environmental violation. Panama Industries does not reserve any monies for any potential costs incurred in connection with any environmental claim or proceeding.


     Liability under environmental laws may be imposed on current and prior owners and operators of property or businesses without regard to fault or to knowledge about the condition or action causing the liability. Panama Industries may be required to incur costs relating to the remediation of properties, including properties at which Panama Industries disposes of waste, and environmental conditions at such properties could lead to claims for personal injury, property damage or damages to natural resources.

     There can be no assurance that any costs Panama Industries may incur relating to environmental matters will not have a material adverse effect on its business, financial condition or its result of operations.

     Panama Industries faces significant competition in the thermal spraying industry, and it may not have the financial resources, management experience and business contacts necessary for it to compete successfully.

     Panama Industries' principal competitors include all of the traditional manufacturers of thermal spray equipment and supplies. In addition, the processes utilized by Panama Industries in its business operations are not protected by patents or any other proprietary rights. Accordingly, there can be no assurance that Panama Industries will not face additional competition from parties whom Panama Industries has trained.

     Many of Panama Industries' current and potential competitors have greater financial resources, operating experience, and existing business relationships. Panama Industries' future growth and profitability will depend, in part, upon its ability to locate qualified local partners in developing countries to establish stand-alone thermal spray shops and to provide such local parties with on-going training and technical support. There can be no assurance that Panama Industries will be successful in achieving these goals or competing successfully in the thermal spray coating industry.

     Management of Panama Industries will have substantial control over its operations and other stockholders of the surviving company may have no effective voice in its management.


     The directors and executive officers of Panama Industries, and their affiliates, will own approximately 60.1% of its outstanding stock following completion of the spin-off. Accordingly, these individuals will possess substantial control over its operations. This control may allow them to amend corporation filings, elect all of the directors of Panama Industries, and substantially control all matters requiring approval by the stockholders of Panama Industries.

     The shares of stock to be issued by Panama Industries in the spin-off are subject to substantial restriction on transferability and you may not be able to sell those shares for an extended period of time, if at all.

     The holders of Panama Industries common stock following completion of the spin-off will only be able to transfer the securities in specific limited situations (as described below). The certificates evidencing the spun-off shares will bear a restrictive legend, and the transfer books of Panama Industries will include stop transfer instructions that indicate the transfer limits.

     The shares of Panama Industries common stock to be received in the spin-off by Thermaltec stockholders who owned shares of Thermaltec common stock on May 28, 1999 will be subject to the following transfer restrictions:

       (a) Prior to the time, if any, upon which Panama Industries becomes a "reporting company" under the Securities Exchange Act of 1934, such shares may not be sold, transferred, pledged or otherwise disposed of except for:

         (1) transfers to Panama Industries;

         (2) transfers to existing Panama Industries stockholders;

         (3) transfers by gift, bequest or operation of the laws of descent, provided that the common stock in the hands of the transferee remain subject to the same restrictions on transfer as when they were held by the transferor;

         (4) transfers to an entity unaffiliated with Panama Industries pursuant to a merger, consolidation, stock for stock exchange or similar transaction involving Panama Industries;

         (5) transfers by a partnership to its partners, provided that the Panama Industries common stock in the hands of the transferee remains subject to the same restrictions on transfer as the shares were subject to when they were held by the transferor; or

         (6) transfers which would be exempt from the registration requirements of Section 5 of the Securities Act of 1933 by virtue of the exemption provided by Section 4(2) of such Act if the transferor were the issuer of the Panama Industries common stock, provided that the transferee is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act of 1933 and the Panama Industries common stock in the hands of such transferee remains subject to the same restrictions on transfer as the shares were subject to when they were held by the transferor, or a transfer pursuant to an effective registration under the Securities Act of 1933 simultaneously with a registration of the Panama Industries common stock under Section 12 of the Securities Exchange Act of 1934.

     Pursuant to applicable SEC rules and interpretations, these restrictions are intended to ensure that no active trading market in Panama Industries common stock develops prior to the time Panama Industries has registered its common stock under Section 12 of the Securities Exchange Act of 1934.

     Such restrictions on transfer will apply not only to Panama Industries common stock issued in the spin-off, but also any shares transferred to subsequent holders and any shares subsequently issued as a result of any stock split, stock distribution or similar distribution with respect to such shares.

     In addition, no public trading market presently exists for shares of Panama Industries common stock. Panama Industries does not anticipate that any such market will develop or, if developed, that it will continue to be maintained. Because of the restrictions on transferability and the absence of a trading market, a Panama Industries stockholder may be unable to sell any of his or her Panama Industries shares even though financial circumstances may make such sale desirable.

     The distribution of the shares of Panama Industries to a Thermaltec stockholder in the spin-off may result in the stockholder recognizing taxable gain for federal income tax purposes without receiving any cash to pay the resulting tax liability.


     The pro rata distribution of shares of Panama Industries to Thermaltec stockholders in the spin-off will be treated, for federal income tax purposes, as a return of capital. If the fair market value of the shares of Panama Industries received by a Thermaltec stockholder is greater than the stockholder's basis in his shares of Thermaltec stock as of the date of distribution, the difference generally will be treated as a capital gain for federal income tax purposes. If the stockholder has held his Thermaltec stock for more than twelve months, the gain will be a long-term capital gain. A holding period of twelve months or less will result in a short-term capital gain.


     Neither Thermaltec nor Panama Industries will obtain an appraisal of the fair market value of the shares of Panama Industries to be issued in the spin-off. If the United States Internal Revenue Service, in an audit of a Thermaltec stockholder, asserts a fair market value for the Panama Industries' stock which would result in a significant tax liability being imposed on the stockholder, the stockholder will have to use his personal resources to obtain an expert appraisal of the shares of Panama Industries received by the stockholder in the spin-off. There can be no assurance that the appraised value of such shares will be lower than the stockholder's basis in his shares of Thermaltec stock.

     Panama Industries will not pay cash dividends for the forseeable future.

     There can be no assurance that the operations of Panama Industries will result in significant revenues or any level of profitability. Any earnings which may be generated by Panama Industries will be used, for the foreseeable future, to finance the growth of Panama Industries business. Accordingly, while the payment of dividends rests within the discretion of Panama Industries' board of directors, no cash dividends on any of Panama Industries' stock has been declared or paid to date, and management does not presently intend to pay any such cash dividends for the foreseeable future.

     Failure of Panama Industries', or its customers' or suppliers', computer systems to be Year 2000 compliant could cause an interruption in, or failure of, Panama Industries' normal business activities or operations. Management of Panama Industries has not done any Year 2000 compliance testing of any of its internal operating systems, or any such system utilized by any customer or supplier.

     The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the computer programs utilized by Panama Industries that have time sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities. Panama Industries believes that its internal systems are Year 2000 compliant or will be upgraded or replaced in connection with previously planned changes to information systems prior to the need to comply with Year 2000 requirements. However, Panama Industries is uncertain as to the extent its customers and vendors may be affected by Year 2000 issues that require commitment of significant resources and may cause disruptions in the customers' and vendors' businesses.

                      WHERE YOU CAN FIND MORE INFORMATION



     Thermaltec has filed a registration statement on Form S-4 with the SEC to register the shares of Thermaltec common stock to be issued in the merger under the Securities Act of 1933. This joint proxy statement/prospectus is a part of the registration statement and constitutes a prospectus of Thermaltec in addition to being a proxy statement of each of Thermaltec and Camanco Communications for their special meetings. As allowed by SEC rules, this joint proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

     You should rely only on the information contained or incorporated by reference in this joint proxy statement/prospectus to vote on the proposed merger. Neither Camanco Communications nor Thermaltec has authorized anyone to provide you with information that is different from what is contained in this document. This joint proxy statement/prospectus is dated November ____, 1999. You should not assume that the information contained in this document is accurate as of any date other than that date.

                          FORWARD-LOOKING STATEMENTS


     Both Camanco Communications and Thermaltec have made forward-looking statements in this document that are subject to risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of operations of Thermaltec, Camanco Communications or the surviving company, including those set forth or referenced in "The Plan of Merger and Related Transactions -- Background of the Merger," "-- Thermaltec's Reasons for the Merger," and "-- Camanco Communications' Reasons for the Merger". Also, when we use words such as "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. You should note that many factors, some of which are discussed below and elsewhere in this document, could affect the future financial results of Thermaltec, Camanco Communications or the surviving company and could cause those results to differ materially from those expressed or implied in our forward-looking statements contained or incorporated by reference in this document.

                THERMALTEC SELECTED CONSOLIDATED FINANCIAL DATA

     The following selected historical consolidated financial information of Thermaltec is qualified by reference to and should be read in conjunction with the financial statements and notes thereto included elsewhere in this joint proxy statement/prospectus. The selected consolidated financial information set forth below for the period from November 17, 1994 (inception) through September 30, 1995 and the fiscal years ended September 30, 1996, 1997 and 1998 is derived from the audited consolidated financial statements of Thermaltec. The selected consolidated financial for the nine months ended June 30, 1998 and 1999 is derived from unaudited consolidated financial statements of Thermaltec, which are also included elsewhere in this joint proxy statement/prospectus. Unaudited financial statements include all adjustments which Thermaltec considers necessary for a fair presentation. The results of operations for the nine months ended June 30, 1999 are not necessarily indicative of results to be expected for any future period.

Consolidated Statement of Operations Data:






                                      Inception                                                       Nine Months Ended
                                       Through            Fiscal Year Ended September 30,        ----------------------------
                                    September 30,   -------------------------------------------     June 30,       June 30,
                                         1995            1996           1997           1998           1998           1999
                                   ---------------  -------------  -------------  -------------  -------------  -------------
Sales ...........................     $   1,735       $ 200,709      $ 442,264      $ 275,846      $ 247,463      $ 204,950
Costs of Sales ..................           904         174,177        250,176        154,511        142,650        145,170
Gross Profit ....................           831          26,532        192,088        121,335        104,813         59,780
General and Admin. Expenses .....        44,382         537,544        450,840        523,060        444,145        345,382
Loss before Income Taxes ........       (43,551)       (511,012)      (258,752)      (401,725)      (339,332)      (285,602)
Income Taxes ....................           325              88            967            959             --             --
Net Loss ........................    ($  43,876)     ($ 511,100)     $ 259,719)    ($ 402,684)    ($ 339,332)    ($ 285,602)
                                      =========       =========      =========      =========      =========      =========
Net Loss per Share ..............     $    0.03)      $    0.26)     $    0.13)     $    0.19)     $    0.16)     $    0.12)
                                      =========       =========      =========      =========      =========      =========
Weighted Average Number of
 Shares Outstanding .............     1,523,865       1,977,327      2,046,750      2,105,489      2,073,251      2,455,791



Consolidated Balance Sheet Data:





                                                        September 30,                             June 30,
                                 -----------------------------------------------------------   --------------
                                     1995          1996           1997             1998             1999
                                 -----------   -----------   --------------   --------------   --------------
Working Capital ..............    $469,430      $118,665       ($ 170,832)      ($ 177,924)      ($ 230,611)
Total Assets .................     505,840       423,560          308,002          272,206          346,288
Long-Term Debt ...............          --            --           40,745           20,764           25,636
Stockholders' Equity .........    $501,124      $217,276       ($  18,104)      ($  67,962)      ($ 151,719)

                CAMANCO COMMUNICATIONS SELECTED FINANCIAL DATA

     The following selected historical financial information of Camanco Communications is qualified by reference to and should be read in conjunction with the financial statements and notes thereto included elsewhere in this joint proxy statement/prospectus. The selected financial information set forth below for the period from October 7, 1996 (inception) through September 30, 1997 and the fiscal year ended September 30, 1998 is derived from the audited financial statements of Camanco. The selected financial information for the nine months ended June 30, 1999 is derived from unaudited financial statements of Camanco which are also included elsewhere in this joint proxy statement/prospectus. Unaudited financial statements include all adjustments which Camanco considers necessary for a fair presentation. The results of operations for the nine months ended June 30, 1999 are not necessarily indicative of results to be expected for any future period.





                                                            October 6, 1996
                                                          (Date of Inception)
                                                                through
                                                           September 30, 1997
                                                         ---------------------
Statement of Operations Data:
Sales .................................................         $    --
Cost of Sales .........................................              --
Gross Profit ..........................................              --
General and Administration Expense ....................             200
Loss Before Income Taxes ..............................            (200)
Income Taxes ..........................................              --
Net Loss ..............................................         $  (200)
                                                                =======
Net Loss Per Share ....................................         $ (0.05)
                                                                =======
Weighted Average Number of Shares Outstanding .........           4,284



                                                                Fiscal           Nine Months       Nine Months
                                                              Year Ended            Ending           Ending
                                                          September 30, 1998    June 30, 1998     June 30, 1999
                                                         --------------------  ---------------  ----------------
Statement of Operations Data:
Sales .................................................       $      --           $      --       $         --
Cost of Sales .........................................              --                  --                 --
Gross Profit ..........................................              --                  --                 --
General and Administration Expense ....................          73,962              49,175          1,778,612
Loss Before Income Taxes ..............................         (73,962)            (49,175)        (1,778,612)
Income Taxes ..........................................              --                  --                 --
Net Loss ..............................................       $ (73,962)          $ (49,175)      $ (1,778,612)
                                                              =========           =========       ============
Net Loss Per Share ....................................       $  (17.26)          $  (11.48)      $    (376.90)
                                                              =========           =========       ============
Weighted Average Number of Shares Outstanding .........           4,284               4,284              4,719




                                  October 6, 1996
                                (Date of Inception)          Fiscal           Nine Months
                                      through              Year Ended           Ending
                                 September 30, 1997    September 30, 1998    June 30, 1999
                               ---------------------  --------------------  --------------
Balance Sheet Data:
Working Capital .............         $ (200)              $ (73,912)         $7,592,880
Total Assets ................             --                     250           9,263,160
Long-Term Debt ..............             --                      --                  --
Stockholders Equity .........           (200)                (73,912)          8,318,211

                COMPARATIVE PER SHARE MARKET PRICE INFORMATION


     Thermaltec common stock has been traded on the OTC Bulletin Board of the NASD, Inc. under the symbol "THRM" since July, 1995. There is only limited trading in the Thermaltec common stock.



     There is no established trading market for the Camanco Communications common stock.


     The information stated in the table below presents the high and low bid prices on the OTC Bulletin Board for the Thermaltec common stock on December 11, 1998 and September 7, 1999. December 11, 1998 was the last day on which trading in the Thermaltec common stock occurred prior to public announcement of the intention of Camanco Communications and Thermaltec to merge. November 10, 1999 was the last practicable trading day for which information was available prior to the date of this joint proxy statement/prospectus.


     The information in the table below also presents the sales prices for the most recent sale of Camanco Communications common stock occurring prior to December 11, 1998 and November 10, 1999.


     The most recent sale of Camanco Communications common stock occurring prior to December 11, 1998 occurred on October 8, 1996. On such date, 1,000 shares of Camanco Communications common stock were sold to the founders of Camanco Communications, James and Alisa Rossi, in a private placement at a price of $0.25 per share.

     The most recent sale of Camanco Communications common stock occurring prior to November 10, 1999 occurred on July 7, 1999. On such date, 1,200 shares of Camanco Communications common stock were sold to accredited investors in a private placement. These shares were sold at a price of $10,000 per share.


                                                                  Most Recent
                                                                   Sale Price
                                      Historical             Camanco Communications
                                Thermaltec Common Stock           Common Stock
                              ---------------------------   -----------------------
                                  High            Low
                              ------------   ------------
December 11, 1998 .........   $   5.25       $  2.375       $      0.25
November 10, 1999 .........   $   7.0625     $  6.5625      $ 10,000.00


     Camanco Communications and Thermaltec stockholders are urged to obtain a current market quotation for Thermaltec common stock. No assurance can be given as to the future prices of, or markets for, Thermaltec common stock.

     On November 10, 1999, there were 61 recordholders of Thermaltec common stock, although Thermaltec knows that there are other persons who are beneficial owners of shares of Thermaltec common stock held in street name. As of November 10, 1999, Thermaltec's transfer agent reported that there were 675 total holders of Thermaltec common stock.

     On November 10, 1999, there were 82 recordholders of Camanco
Communications common stock.

                       SPECIAL MEETINGS OF STOCKHOLDERS

     We are sending you this in order to provide you with important information regarding the merger and to solicit your proxy for use at the special meetings and at any adjournments or postponements of the special meetings. The special meetings are scheduled to be held at the times and places described below.

Thermaltec Special Meeting

     General. The Thermaltec special meeting is scheduled to be held on December ___, 1999 at 9:00 a.m., local time, at ______________________________.
At the Thermaltec special meeting, Thermaltec stockholders will have the opportunity to consider and vote upon the proposed merger.

     The sole director of Thermaltec has approved the proposed merger and recommends that Thermaltec stockholders vote "for" the proposed merger.

     Record Date. The close of business on November ____, 1999, has been fixed by the sole director of Thermaltec as the record date for the determination of holders of shares of Thermaltec common stock entitled to notice of and to vote at the Thermaltec special meeting.

     Stock Entitled to Vote. At the close of business on the Thermaltec record date, Thermaltec had ____________ shares of Thermaltec common stock outstanding (held by ____ persons of record). Each holder of Thermaltec common stock will have the right to one vote with respect to the matters to be acted upon at the Thermaltec special meeting for each share registered in the holder's name on the books of Thermaltec as of the close of business on the record date.

     Quorum; Required Vote. 1,289,059 shares of Thermaltec common stock, present in person or represented by proxy, at the Thermaltec special meeting will constitute a quorum. All shares of Thermaltec common stock present in person or represented by proxy and entitled to vote at the Thermaltec special meeting, no matter how they are voted or whether they abstain from voting, will be counted in determining the presence of a quorum. If the Thermaltec special meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum, those stockholders entitled to vote who attend the reconvened Thermaltec special meeting, if less than a quorum as determined under applicable law, will nevertheless constitute a quorum for the purpose of acting upon any matter stated in the Notice of Special Meeting. Under Delaware law, the affirmative vote of the holders of at least a majority of the outstanding shares of Thermaltec common stock on the Thermaltec record date is required for approval of the proposed merger.

     Stock Ownership. As of the close of business on the Thermaltec record date, the sole director and executive officer of Thermaltec, the President of Thermaltec's wholly-owned subsidiary, and their affiliates, beneficially owned and had the right to vote, in the aggregate, 1,550,400 shares of Thermaltec common stock, representing approximately 60.1% of the total votes entitled to be cast at the Thermaltec special meeting. It is currently expected that members of the management of Thermaltec and its subsidiary, and their affiliates, will vote the shares of Thermaltec common stock that they are entitled to vote in favor of the proposed merger. Accordingly, the affirmative vote of no other holder of shares of Thermaltec common stock is required to approve the merger.

     Voting and Revocation of Proxies. All shares of Thermaltec common stock represented by a proxy properly signed and received at or prior to the Thermaltec special meeting, unless subsequently revoked, will be voted in accordance with the instructions on the proxy. If a proxy is signed and returned without indicating any voting instructions, the shares of Thermaltec common stock represented by the proxy will be voted "for" the proposed merger. You may revoke your proxy and reclaim your right to vote your shares by giving written notice of revocation to the Secretary of Thermaltec at any time before it is voted, by submitting to Thermaltec a duly executed, later-dated proxy or by voting the shares subject to the proxy by written ballot at the Thermaltec special meeting. All written notices of revocation and other communications with respect to revocation of Thermaltec proxies should be addressed to:
Thermaltec International, Corp., 68A Lamar Street, West Babylon, New York 11704, Attention: Andrew B. Mazzone, President. Attendance at the Thermaltec special meeting will not in and of itself constitute a revocation of a proxy.


     The sole director of Thermaltec is not aware of any business to be acted upon at the Thermaltec special meeting other than as described in this joint proxy statement/prospectus. If, however, other matters are brought before the Thermaltec special meeting, including, among other things, a motion to adjourn or postpone the Thermaltec special meeting to another time or place for the purpose of soliciting additional proxies or otherwise, the persons appointed as proxies will have discretion to vote or act on the matters according to their best judgment. However, no proxy which is voted against the proposed merger will be voted in favor of any adjournment or postponement. The grant of a proxy will also confer discretionary authority on the persons named in the proxy to vote on matters incident to the conduct of the Thermaltec special meeting.


     Abstentions and "broker non-votes," explained below, will be counted as shares present for purposes of determining whether a quorum is present but will not be voted for or against the proposed merger. Abstentions and broker non-votes also will not be counted as votes cast for purposes of determining whether sufficient votes have been received to approve the proposed merger. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the vote with respect to the proposed merger. Broker non-votes are shares held in the name of a broker or nominee for which an executed proxy is received, but are not voted on the proposal because the voting instructions have not been received from the beneficial owner or persons entitled to vote and the broker or nominee does not have the discretionary power to vote.

     Solicitation of Proxies. Proxies are being solicited on behalf of the Thermaltec board of directors. The solicitation of proxies may be made by directors, officers and regular employees of Thermaltec or its subsidiaries in person or by mail, telephone, facsimile or telegraph without additional compensation payable for that solicitation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy soliciting materials to the beneficial owners of Thermaltec common stock held of record by these persons, and Thermaltec will reimburse them for reasonable expenses incurred by them in so doing. The cost of the solicitation will be borne by Thermaltec.

     Rights of Dissenting Thermaltec Stockholders. Except as otherwise described in this joint proxy statement/prospectus, each Thermaltec stockholder who delivers to Thermaltec a written demand for appraisal of the stockholder's shares before the Thermaltec special meeting and who otherwise complies with the applicable procedures under Delaware law will be entitled to receive the fair value of his or her shares of Thermaltec common stock in cash if the merger is completed.



Camanco Communications Special Meeting

     General. The Camanco Communications special meeting is scheduled to be held on December _____, 1999 at 9:00 a.m., local time, at ___________________________. The purpose of the Camanco Communications special meeting is to consider and vote upon the proposed merger.

     The Camanco Communications board of directors has unanimously approved the proposed merger and recommends that Camanco Communications stockholders vote "for" the proposed merger.


     Record Date. The close of business on November ___, 1999 has been fixed by the Camanco Communications board of directors as the record date for the determination of holders of shares of Camanco Communications common stock entitled to notice of and to vote at the Camanco Communications special meeting. Only holders of record of Camanco Communications common stock as of the close of business on the record date are entitled to notice of, and to vote at, the Camanco Communications special meeting.


     Stock Entitled to Vote. As of the close of business on the Camanco Communications record date, there were 5,950 shares of Camanco Communications common stock outstanding. Holders of Camanco Communications common stock will be entitled to one vote for each share of Camanco Communications common stock that they held on the Camanco Communications record date. Accordingly, the holders of Camanco Communications common stock are entitled to cast, in the aggregate, 5,950 votes.


     Quorum; Required Vote. 2,975 shares of Camanco Communications common stock, present in person or represented by proxy, at the Camanco Communications special meeting will constitute a quorum. The presence in person or by proxy of a majority of the outstanding shares of Camanco Communications common stock will constitute a quorum for purposes of conducting business at the Camanco Communications special meeting. Under New Jersey law and Camanco Communications' charter, the affirmative vote of a majority of the votes cast by the holders of Camanco Communications common stock at the Camanco Communications special meeting is necessary to approve the proposed merger.


     Stock Ownership. As of the close of business on the Camanco Communications record date, the directors and executive officers of Camanco Communications, and their affiliates, collectively held 4,001.8 shares of the outstanding Camanco Communications common stock, representing approximately 67.3% of the total votes entitled to be cast at the Camanco Communications special meeting. It is currently expected that members of the management of Camanco Communications, and their affiliates, will vote the shares of Camanco Communications common stock that they are entitled to vote in favor of the proposed merger. Accordingly, the affirmative vote of no other holder of shares of Camanco Communications common stock is required to approve the proposed merger.


     Voting and Revocation Proxies. Shares of Camanco Communications common stock represented by a proxy properly signed and received at or prior to the Camanco Communications special meeting, unless subsequently revoked, will be voted in accordance with the instructions on the proxy. If you sign and return your proxy without indicating any voting instructions, the shares of Camanco Communications common stock represented by the proxy will be voted "for" the proposed merger. You may revoke your proxy and reclaim your right to vote at any time by giving written notice of revocation to the Secretary of Camanco Communications at any time before it is voted, by submitting to Camanco Communications a duly executed, later-dated proxy or by voting the shares subject to the proxy by written ballot at the Camanco Communications special meeting. You should send all written notices of revocation and other communications with respect to revocation of Camanco Communications proxies to:
Camanco Communications, Inc., 1100 Coombs Road, Millville, New Jersey 08332,
Attention: Alisa A. Rossi, Secretary. Attendance at the Camanco Communications special meeting will not, in and of itself constitute a revocation of a proxy. The failure to either return your proxy card or attend the Camanco Communications special meeting in person and vote in favor of the proposed merger will have the same effect as a vote against the proposed merger.


     The Camanco Communications board of directors is not aware of any business to be acted upon at the Camanco Communications special meeting other than as described in this joint proxy statement/prospectus. If, however, other matters are brought before the Camanco Communications special meeting, including, among other things, a motion to adjourn or postpone the Camanco Communications special meeting to another time or place for the purpose of soliciting additional proxies or otherwise, the persons appointed as proxies will have discretion to vote or act on the matters according to their best judgment. However, no proxy which is voted against the proposed merger will be voted in favor of any adjournment or postponement. The grant of a proxy will also confer discretionary authority on the persons named in the proxy to vote on matters incident to the conduct of the Camanco Communications special meeting.

     Abstentions will be counted as shares present for purposes of determining whether a quorum is present but will not be voted for or against the proposed merger. Abstentions effectively will be a vote against the proposed merger. Similarly, the failure to either return your proxy card or attend the Camanco Communications special meeting in person and vote in favor of the proposed merger will count as a vote against the proposed merger.

     Solicitation of Proxies. The proxies are being solicited on behalf of the Camanco Communications board of directors. The solicitation of proxies may be made by directors, officers and regular employees of Camanco Communications in person or by mail, telephone, facsimile or telegraph without additional compensation payable for that solicitation. The cost of the solicitation will be borne by Camanco Communications.

     Rights of Dissenting Camanco Communications Stockholders. Except as otherwise described in this joint proxy statement/prospectus, each Camanco Communications stockholder who delivers to Camanco Communications a written notice of exercise of dissenters' rights before the Camanco Communications special meeting and who otherwise complies with the applicable procedures under New Jersey law will be entitled to receive the fair value of his or her shares of Camanco Communications common stock in cash if the merger is completed.

                  THE PLAN OF MERGER AND RELATED TRANSACTIONS


     This section of the joint proxy statement/prospectus describes the material aspects of the proposed merger. A copy of the merger agreement is also attached to this joint proxy statement/prospectus as Annex A. You are urged to read the merger agreement carefully.


Background of the Merger



     Late in the summer of 1998, James M. Rossi, Chairman of the Board and CEO of Camanco Communications, and Andrew B. Mazzone, President of Thermaltec, engaged in a series of general business discussions. The discussions were initiated by Mr. Mazzone, who was looking for new opportunities to expand his company's existing products and services. Thermaltec's business was focused in the slow growing, but stable metallurgical coatings industry. Mr. Mazzone was looking to diversify Thermaltec's business by expanding into a faster growing industry. Mr. Mazzone was particularly interested in expanding into the Internet or telecommunications industries. The discussions between Messrs. Rossi and Mazzone continued through November, 1998. During this time period, Mr. Rossi assisted Mr. Mazzone in evaluating several available opportunities for Thermaltec to expand into the Internet and telecommunications fields, including a potential transaction with an Internet service provider, a paging services provider, and a low-powered television services provider. Mr. Rossi was not paid by either Mr. Mazzone or Thermaltec for providing such services. Mr. Mazzone did not elect to pursue any of the other potential transactions because none of the other opportunities, in Mr. Mazzone's opinion, appeared to be as potentially rewarding as a merger with Camanco Communications. As Mr. Mazzone became more acquainted with Camanco Communications and its business plan, he began to concentrate on convincing Mr. Rossi that a merger of the two companies would be in the best interests of both Thermaltec and Camanco Communications.


     In December of 1998, Mr. Rossi and Mr. Mazzone began to seriously explore the possibility of merging their two companies. They both believed that there was enough business knowledge and contacts between the management of the two companies to make Camanco Communications a commercially viable enterprise and to introduce its potential product and service offerings to a wider market. Andrew Mazzone also hoped to establish a Latin American presence for Camanco Communications, based upon his existing contacts in that area, upon further commercial development of Camanco Communications' PCRoomLink product line.


     In mid-December, 1998, Mr. Mazzone and Mr. Rossi executed a letter of intent, which outlined the general terms for the proposed merger of Camanco Communications with and into Thermaltec. It was decided that Thermaltec would be the surviving company in the merger to maintain its listing on the OTC Bulletin Board and its net operating loss carry-forwards.



     It was also decided that, prior to the merger, Thermaltec would spin-off substantially all of its assets and all of its ongoing business operations to a wholly-owned subsidiary. This decision was made for the following reasons:



       (1) The business of Camanco Communications and the business of Thermaltec were in unrelated industries and would be best managed in separate entities;



       (2) Thermaltec wanted to protect the existing investment made by its stockholders in the metallurgical coatings industry;



       (3) Thermaltec wanted to protect, to the greatest extent possible, the assets and ongoing operations of its metallurgical coatings business from the liabilities and creditors of Camanco Communications; and


       (4) Camanco Communications wanted to protect, to the greatest extent possible, the assets and ongoing operations of its Internet access business from the liabilities and creditors of Thermaltec's metallurgical coatings business.

     Consummation of the merger was made subject to a number of conditions precedent, including without limitation completion of satisfactory due diligence by both companies, the receipt of all necessary regulatory and third party approvals, and execution and delivery of a definitive merger agreement by Camanco Communications and Thermaltec.

     From the time that the letter of intent was signed until the definitive merger agreement was signed on June 16, 1999, the parties worked to complete the necessary due diligence with respect to both companies, obtain audited financial statements for both companies, raise additional equity capital for Camanco Communications, and negotiate the terms and provisions of the definitive merger agreement, including the terms of the indemnification to be provided by Mr. Mazzone, the treatment of outstanding Camanco Communications stock options and the representations and warranties to be provided by both companies. During this time, both Mr. Rossi and Mr. Mazzone continued to explore unrelated opportunities in the telecommunications and Internet industries.

     The definitive merger agreement, known as the Agreement and Plan of Reorganization, was executed by Camanco Communications, Thermaltec and Mr. Mazzone on June 16, 1999.



Reasons for the Merger

     Certain statements made in the following paragraphs regarding the potential benefits that could result from the merger are forward-looking statements based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. The anticipated potential benefits of the merger may not be realized. Such risks and uncertainties are set forth under "Risk Factors" and elsewhere in this joint proxy statement/prospectus.


Thermaltec's Reasons for the Merger


     The sole director of Thermaltec, Andrew Mazzone, has determined that the terms of the merger documents and the merger are fair to, and in the best interests of, Thermaltec and its stockholders. In reaching his determination, Mr. Mazzone consulted with Thermaltec's management, as well as its legal counsel, accountants and financial advisors and gave significant consideration to a number of factors bearing on his decision. The following are the reasons Mr. Mazzone believes the merger will be beneficial to Thermaltec and its stockholders:


       o The merger will provide Thermaltec with an opportunity to expand its current technology base into the telecommunications and Internet industries;


       o The management staff of Camanco Communications is much larger and is more experienced in developing technologies and applications in the telecommunications and Internet industries than Thermaltec's management;

       o The merger will provide the stockholders of Thermaltec who own shares of Thermaltec common stock on the date the merger is completed with an opportunity to participate in the growing telecommunications and Internet industries while permitting the stockholders of Thermaltec who owned shares of Thermaltec common stock on May 28, 1999 to retain their respective pro rata interests in Thermaltec's former business operations (through their ownership of the capital stock of Panama Industries following the completion of the spin-off); and

       o Andrew Mazzone will be able to use his existing business contacts in Latin America to promote PCRoomLink products and services in Latin America, where Camanco Communications does not currently have any established presence.

     In addition to the reasons stated above, in the course of his deliberations concerning the merger, Mr. Mazzone consulted with Thermaltec's management, legal counsel, accountants and financial advisors and reviewed a number of other factors relevant to the merger, including:

       o Information concerning the business, assets, operations, management financial condition, operating results, competitive position and prospects of Thermaltec and Camanco Communications;

       o The expected tax and accounting treatment of the merger; and


       o Reports from legal counsel on specific terms of the merger documents.


     Mr. Mazzone also considered a number of potentially negative factors in his deliberations concerning the merger, including:


       o The possibility of management disruption associated with the merger and the risk that key technical and management personnel of Camanco Communications might not continue with the surviving company following the merger;


       o The possibility that the merger might adversely affect Camanco Communications' and Thermaltec's relationship with their respective customers;


       o The risk that Camanco Communications is a development stage company that may never generate a profit; and



       o The possibility that the distribution of Panama Industries shares to Thermaltec stockholders in the spin-off might result in federal income tax liabilities for certain Thermaltec stockholders.



     Mr. Mazzone concluded, however, that the benefits of the transaction to Thermaltec and its stockholders outweighed the risk associated with these negative factors. As a result of his analysis, Mr. Mazzone concluded that the merger presented Thermaltec's stockholders as of May 28, 1999 with an opportunity to invest in an Internet company at no cost since their existing investment would be maintained, as a result of the spin-off, in an unrelated entity. While there is a significant risk that the surviving company will not achieve profitability, existing Thermaltec stockholders as of May 28, 1999 would not suffer any loss as a result of such failure.


Camanco Communications' Reasons for the Merger


     The Camanco Communications board of directors unanimously believes that the stockholders of Camanco Communications will benefit by becoming stockholders of the combined enterprise on the basis stated in the merger documents, and that the proposed merger is advisable and in the best interests of, and that the terms are fair and equitable to, the Camanco Communications stockholders. The terms of the proposed merger, including the amount of Thermaltec common stock to be received by the Camanco Communications stockholders, are the result of arm's length negotiations between representatives of Camanco Communications and Thermaltec.


     On December 7, 1998, the Camanco Communications board of directors held a meeting at which it considered the proposed merger and the transactions contemplated by the proposed merger. During its deliberations with respect to the merits of the proposed merger, the Camanco Communications board of directors considered both business and financial reasons for pursuing a combination with Thermaltec in contrast to other potential opportunities as an independent company or in combination with another company. Among the factors considered were:


       o Camanco Communications' growth capital needs;


       o Camanco Communications' need for better name recognition in the investment communities, both in the United States and abroad;


       o Camanco Communications' need to have the ability to offer incentive stock options and other forms of stock-based compensation to attract and retain qualified employees in a highly competitive market; and


       o Camanco Communications' future financing prospects.


     In the course of its deliberations concerning the merger, the Camanco Communications board of directors also considered the significant transaction costs to be incurred by Camanco Communications in connection with the merger. The board concluded that the costs to be incurred were reasonable in light of the increased liquidity to be afforded to Camanco Communications' stockholders as a result of the merger and the company's enhanced ability to access the public capital markets following the merger because the company would be a reporting company and intended to apply to Nasdaq for a listing on the SmallCap Market. In addition Thermaltec had established market makers.


     The other negative factor considered by the Camanco Communications board of directors when considering the merger was the potential that the surviving company would be liable for debts, liabilities and obligations incurred by Thermaltec prior to the merger. It was determined that this risk would be minimal due to the assumption of such liabilities and obligations by Panama Industries and the indemnification to be provided by Mr. Mazzone. See "The Merger Agreement -- Indemnification."


     In unanimously approving the merger documents and the transactions contemplated by the merger documents, the Camanco Communications board of directors determined that:


       o The amount of Thermaltec common stock to be paid in the merger to holders of Camanco Communications capital stock (approximately 95.8% of the outstanding shares of Thermaltec common stock) was fair in view of the fact that Camanco Communications is a development stage company that has yet to generate any operating revenues;


       o The Thermaltec common stock afforded greater liquidity to Camanco Communications' stockholders since it is currently traded on the OTC Bulletin Board and Camanco Communications' common stock is not listed for trading anywhere; and


       o The amount of Thermaltec common stock to be paid in the merger was determined through arm's length negotiations between representatives of Thermaltec and Camanco Communications, based upon the perceived market values of each company and the market capitalization of different Internet-related businesses at the time of negotiation.


     The foregoing discussion of the information and factors considered and given weight by the Camanco Communications board of directors in considering the proposed merger and the transactions contemplated by the proposed merger is not intended to be exhaustive. In view of the wide variety of factors considered in connection with its evaluation of the proposed merger, the Camanco Communications board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in making its determination nor did it evaluate whether these factors were of equal weight. In addition, individual members of the board of directors of Camanco Communications may have given different weight to different factors.


Material Federal Income Tax Consequences -- Camanco Communications


     The following is a description of the material United States federal income tax consequences of the merger to Camanco Communications and the Camanco Communications stockholders who receive Thermaltec common stock in the merger or perfect dissenters' rights. This summary does not address tax considerations which may affect the treatment of special status taxpayers such as financial institutions, broker-dealers, life insurance companies, tax-exempt organizations, investment companies and foreign taxpayers or of Camanco Communications stockholders who do not hold their Camanco Communications stock as a capital asset at the date the merger is completed. In addition, no information is provided with respect to the tax consequences of the merger either under applicable foreign, state or local laws or to persons who acquired Camanco Communications common stock under employee stock options or otherwise as compensation.


     The following discussion is based on the Internal Revenue Code of 1986, as in effect on the date of this joint proxy statement/prospectus, without consideration of the particular facts or circumstances of any particular holder of Camanco Communications stock. Camanco Communications and Thermaltec have not sought and will not seek any rulings from the Internal Revenue Service, with respect to any of the matters discussed in this summary. Archer & Greiner, A Professional Corporation, as legal counsel to Camanco Communications, has delivered an opinion to Camanco Communications confirming that:



       o the merger will constitute a statutory merger under the corporate laws of the State of New Jersey;

       o the merger will constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986;

       o no gain or loss will be recognized by Camanco Communications stockholders upon the exchange of their Camanco Communications stock solely for Thermaltec common stock;

       o the basis of Thermaltec common stock received by Camanco
         Communications stockholders in the merger will be the same as the basis of their Camanco Communications stock surrendered in exchange therefor; and

       o for capital gains purposes, the holding period of Thermaltec common stock received by Camanco Communications stockholders in the merger will include the period during which the Camanco Communications stock surrendered in exchange therefor was held, provided that the Camanco Communications stock is held as a capital asset at the date the merger is completed.

     A Camanco Communications stockholder who perfects dissenters' rights with respect to his or her shares of Camanco Communications stock, and who does not withdraw his or her rights, will, in general, treat the difference between (a) the tax basis of the shares of Camanco Communications stock held by the stockholder with respect to which dissenters' rights are perfected, and (b) the amount received in payment therefor, as capital gain or loss.

     The foregoing is a general discussion of the material federal income tax consequences of the merger for Camanco Communications and Camanco Communications stockholders and is included for general information only. The foregoing discussion does not take into account the particular facts and circumstances of each Camanco Communications stockholder's tax status and attributes. Accordingly, each Camanco Communications stockholder should consult his or her own tax advisor regarding the specific tax consequences of the merger, including the application and effect of federal, state, local and other tax laws and the possible effects of changes in these tax laws.

Material Federal Income Tax Consequences -- Thermaltec

     The following is a description of the material United States federal income tax consequences of the merger and distribution of the shares of Panama Industries to Thermaltec and the Thermaltec stockholders. This summary does not address tax considerations which may affect the treatment of special status taxpayers such as financial institutions, broker-dealers, life insurance companies, tax-exempt organizations, investment companies and foreign taxpayers.

     The following discussion is based on the Internal Revenue Code of 1986, as in effect on the date of this joint proxy statement/prospectus, without consideration of the particular facts or circumstances of any particular holder of Thermaltec stock. Camanco Communications and Thermaltec have not sought and will not seek any rulings from the Internal Revenue Service, with respect to any of the matters discussed herein. Aitken Irvin Lewin Berlin Vrooman & Cohn, LLP, as legal counsel to Thermaltec, has delivered an opinion to Thermaltec that:

       o the merger will constitute a statutory merger under the corporate laws of the State of Delaware;

       o no gain or loss will be recognized by Thermaltec as a result of the prior transfer of its assets and liabilities to Panama Industries;

       o no gain or loss will be recognized by Thermaltec upon the distribution of all of the outstanding shares of Panama Industries to the Thermaltec stockholders;

       o the merger will constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986;

       o no gain or loss will be recognized by Thermaltec upon the exchange of Camanco Communications stock solely in exchange for Thermaltec common stock; and

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


       o taxable gain will be recognized by a Thermaltec stockholder upon his receipt of the shares of Panama Industries common stock in the spin-off if the fair market value of such Panama Industries shares on the date of distribution exceeds the stockholder's basis in his Thermaltec stock.

     A Thermaltec stockholder who perfects dissenters' rights with respect to his or her shares of Thermaltec stock, and who does not withdraw his or her rights, will, in general, treat the difference between (a) the tax basis of the shares of Thermaltec stock held by the stockholder with respect to which dissenters' rights are perfected, and (b) the amount received in payment therefor, as capital gain or loss.

     Thermaltec does not have any current or accumulated earning or profits for federal income tax purposes. As a result, the pro rata distribution in the spin-off of the shares of Panama Industries to the noncorporate Thermaltec stockholders will be treated first as a return of capital, which is not taxed, but will reduce a shareholder's basis for the Thermaltec stock. If the fair market value of the Panama Industries stock, as of the date of distribution, is in excess of the basis, then it will result in a capital gain. If the stockholder has held the Thermaltec stock for more than twelve months, the gain will be a long term capital gain. A holding period of twelve months or less will result in a short term capital gain. A stockholder's basis for determining gain or loss in the event that the Panama Industries stock is sold in the future is the fair market value of the Panama Industries stock on the date of distribution.

     Thermaltec and Panama Industries will not obtain an appraisal of the fair market value of the shares of Panama Industries as of the date of distribution.

     A corporate shareholder of Thermaltec will consider as the amount of the distribution of Panama Industries shares the lesser of its fair market value when distributed, or Thermaltec's adjusted basis of the stock of Panama Industries immediately prior to the distribution. Otherwise, a corporate stockholder will treat the distribution of the Panama shares the same as a noncorporate stockholder.

     Thermaltec will not realize any gain or loss on the distribution of the Panama Industries shares.

     The foregoing is a general discussion of the material federal income tax consequences of the merger and the spin-off for Thermaltec and Thermaltec stockholders and is included for general information only. The foregoing discussion does not take into account the particular facts and circumstances of each Thermaltec stockholder's tax status and attributes. Accordingly, each Thermaltec stockholder should consult his or her own tax advisor regarding the specific tax consequences of the merger and the spin-off, including the application and effect of federal, state, local and other tax laws and the possible effects of changes in these tax laws.

Accounting Treatment

     The merger will be treated as a reverse merger whereby, for accounting purposes, Camanco Communications will be treated as the acquirer in the transaction.

Restrictions on Resale of Thermaltec Common Stock

     The shares of Thermaltec common stock issuable to stockholders of Camanco Communications upon consummation of the merger have been registered under the Securities Act of 1933. Unless restricted by the terms of lock-up agreements entered into between Camanco Communications and such stockholder, such shares may be freely traded without restriction by a former stockholder of Camanco Communications who is not deemed to be an "affiliate" of Thermaltec or Camanco Communications, as that term is defined under the Securities Act of 1933.

     Shares of Thermaltec common stock received by those stockholders of Camanco Communications who are deemed to be affiliates of Camanco Communications or Thermaltec may be resold without registration under the Securities Act only as permitted under the Securities Act of 1933. Each person deemed to be an affiliate of Camanco Communications or Thermaltec has agreed not to offer, sell, pledge, transfer or otherwise dispose of any shares of Thermaltec common stock distributed to them pursuant to the merger, except (a) in compliance with Rule 145 under the Securities Act of 1933, (b) in a transaction that is otherwise exempt from the registration requirements of the Securities Act of 1933 and provided that an opinion of counsel, satisfactory to the surviving company, has been provided to the surviving company to the effect that no such registration is required in connection with the proposed transaction, or (c) in an offering that is registered under the Securities Act of 1933. In general, Rule 145, as currently in effect, imposes restrictions on the manner in which affiliates of Camanco Communications may resell Thermaltec common stock received in the merger and the amount of Thermaltec common stock that such affiliates (including persons with whom the affiliates act in concert) may sell within any three-month period. These restrictions will generally apply for at least one year after the merger (assuming such person is not then an affiliate of Thermaltec).

Nasdaq Listing

     Thermaltec will use its best efforts to have the shares of Thermaltec common stock to be issued in connection with the merger, and the shares of Thermaltec common stock to be reserved for issuance upon the exercise of outstanding Camanco Communication's stock options assumed by Thermaltec as part of the merger, listed on the OTC Bulletin Board under the symbol "THRM." In connection with the merger, Thermaltec's corporate name will be changed to "Camanco Communications, Inc." and it is anticipated that its trading symbol will be changed to "____" following the merger. The surviving company will also use reasonable efforts to have all of the shares of Thermaltec common stock outstanding following the merger listed on the Nasdaq SmallCap Market. However, there can be no assurance that such listing will be approved. If Nasdaq refuses to list Thermaltec's common stock on the Nasdaq SmallCap Market, the surviving company will attempt to have the Thermaltec common stock continue to trade on the OTC Bulletin Board or in the over-the-counter market on the so-called "pink sheets". See "Risk Factors -- Unless a public market develops for the surviving company's securities, you may not be able to sell your shares".

Governmental and Regulatory Matters

     The merger must satisfy the requirements of all applicable federal and state securities laws.

Dissenters' Rights for Thermaltec Stockholders

     The following discussion is not a complete statement of the law pertaining to dissenters' or appraisal rights under Section 262 of the Delaware General Corporation Law. Section 262 is reprinted in its entirety as Annex B to this joint proxy statement/prospectus. Any Thermaltec stockholder who desires to exercise his or her appraisal rights should review carefully Section 262 and is urged to consult a legal advisor before electing or attempting to exercise their rights. All references in Section 262 to a "stockholder" and in this summary to a "Thermaltec stockholder" or a "holder of Thermaltec stock" are to the record holder of shares as to which appraisal rights are asserted.

     Subject to the exceptions stated below, holders of record of Thermaltec common stock who comply with the applicable procedures summarized below will be entitled to appraisal rights under Section 262. Voting against, abstaining from voting, or failing to vote on approval and adoption of the proposed merger will not constitute a demand for appraisal within the meaning of Section 262. A person having a beneficial interest in Thermaltec stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights.

     Thermaltec stockholders electing to exercise appraisal rights under
Section 262 must not vote for approval of the proposed merger. A vote by a Thermaltec stockholder against approval of the proposed merger is not required in order for such stockholder to exercise appraisal rights. However, if a Thermaltec stockholder returns a signed proxy but does not specify a vote against approval and adoption of the proposed merger or a direction to abstain, the proxy, if not revoked, will be voted for approval of the proposed merger, which will have the effect of waiving such stockholder's appraisal rights.

     Under Section 262, except as described below, holders of Thermaltec stock who follow the procedures stated in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the "fair value" of their shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, as determined by the court.

     Under Section 262, where a proposed merger is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior the meeting, most notify each of its stockholders who was a stockholder on the record date for the meeting with respect to shares for which appraisal rights are available, that appraisal rights are so available and must include in the notice a copy of Section 262. This joint proxy statement/prospectus constitutes such a notice to the holders of Thermaltec stock and a copy of Section 262 is attached as Annex B to this joint proxy statement/prospectus. Any Thermaltec stockholder who wishes to exercise his or her appraisal rights or who wishes to preserve his or her right to do so should review the following discussion and Annex B carefully because failure to timely and properly comply with the procedures specified will result in the loss of their appraisal rights.

     A holder of Thermaltec stock wishing to exercise his or her appraisal rights must:

       (1) not vote in favor of approval of the proposed merger;

       (2) deliver to Thermaltec, prior to the vote on the proposed merger at the Thermaltec special meeting, a written demand which reasonably informs Thermaltec of the identity of the Thermaltec stockholder and that the Thermaltec stockholder intends to demand appraisal of his or her Thermaltec stock;

       (3) be the record holder of the Thermaltec stock on the date the written demand for appraisal is made; and

       (4) continue to hold his or her Thermaltec stock of record until the date the merger is completed.

     A holder of Thermaltec stock who is the record holder of shares on the date the written demand for appraisal is made, but who thereafter transfers his or her Thermaltec stock prior to the date the merger is completed, will lose any right to appraisal in respect of his or her Thermaltec stock.

     Only a holder of record of Thermaltec stock is entitled to assert appraisal rights for the Thermaltec stock registered in the holder's name. A demand of appraisal should be executed by or on behalf of the holder of record, fully and correctly, as the holder's name appears on the holder's stock certificates. If the Thermaltec stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity. If the Thermaltec stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record. The agent must identify the record owner or owners and expressly disclose the fact that in executing the demand, the agent is agent for the owner or owners. A record holder, such as a broker, who holds Thermaltec stock as nominee for several beneficial owners, may exercise appraisal rights with respect to Thermaltec stock held for one or more beneficial owners while not exercising the rights with respect to the Thermaltec stock held for other beneficial owners. In such a case, the written demand should state the number of shares of Thermaltec stock as to which appraisal is sought. Where no number of shares of Thermaltec stock is expressly mentioned the demand will be presumed to cover all Thermaltec stock held in the name of the record owner. Stockholders who hold their Thermaltec stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

   All written demands for appraisal should be sent or delivered to Thermaltec at:

        Thermaltec International, Corp.
        68A Lamar Street
        West Babylon, New York 11704
        Attention: Andrew B. Mazzone, President

     Thermaltec will, within ten days after the date the merger is completed, notify each Thermaltec stockholder who has complied with the statutory requirements summarized above that the merger has become effective. Within 120 days after the date the merger is completed, but not thereafter, Thermaltec or any Thermaltec stockholder who has complied with the statutory requirements summarized above may file a petition with the Delaware Court of Chancery demanding a determination of the value of the Thermaltec stock. Thermaltec is under no obligation to and has no present intention to file a petition with respect to the appraisal of the fair value of the Thermaltec stock. Accordingly, it is the obligation of the Thermaltec stockholders to initiate all necessary action to perfect their appraisal rights within the time prescribed in Section 262.

     Within 120 days after the date the merger is completed, any Thermaltec stockholder who has complied with the requirements of exercise of appraisal rights will be entitled, upon written request, to receive from Thermaltec a statement setting forth the aggregate number of shares of Thermaltec stock not voted in favor of adoption of the proposed merger and with respect to which demands for appraisal have been received and the aggregate number of holders of the shares. These statements must be mailed within ten days after a written request for these statements has been received by Thermaltec or ten days after expiration of the aforementioned period for delivery of demands for appraisal, whichever is later.

     If a petition for an appraisal is timely filed, after a hearing on the petition, the Delaware Court of Chancery will determine the Thermaltec stockholders entitled to appraisal rights and will appraise the "fair value" of their Thermaltec stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. The Delaware Court of Chancery will determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose Thermaltec stock has been appraised.

     The costs of the appraisal action may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable. The Delaware Court of Chancery may also order that all or a portion of the expenses incurred by any Thermaltec stockholder in connection with an appraisal action, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all the Thermaltec stock entitled to appraisal.

     Any holder of Thermaltec stock who has duly demanded an appraisal in compliance with Section 262 will not, after the date the merger is completed, be entitled to vote the Thermaltec stock subject to the demand for any purpose or be entitled to the payment of dividends or other distributions on the Thermaltec stock. That holder will be entitled, however, to dividends or other distributions payable to holders of record of Thermaltec stock as of a record date prior to the date the merger is completed.

     If any Thermaltec stockholder who properly demands appraisal of his or her Thermaltec stock under Section 262 fails to perfect, or effectively withdraws or loses, his or her right to appraisal as provided in Section 262, the stockholder will continue to own his/her shares of Thermaltec common stock. A Thermaltec stockholder will fail to perfect, or effectively lose or withdraw, his or her right to appraisal if, among other things, no petition of appraisal is filed within 120 days after the date the merger is completed, or if the Thermaltec stockholder delivers to Thermaltec a written withdrawal of his or her demand for appraisal. Any attempt to withdraw an appraisal demand more than 60 days after the date the merger is completed will require the written approval of Thermaltec.

     Failure to follow the steps required by Section 262 for perfecting appraisal rights may result in the loss of appraisal rights.

     In view of the complexities of the foregoing provisions of the Delaware appraisal rights statute, stockholders of Thermaltec who are considering pursuing their dissenter's rights may wish to consult legal counsel before electing to exercise such rights.

Rights of Dissenting Camanco Communications Stockholders

     The following discussion is not a complete statement of the law pertaining to dissenters' rights under Chapter 11 of the New Jersey Business Corporation Act, as amended. Chapter 11 is reprinted in its entirety as Annex C to this joint proxy statement/prospectus. Any Camanco Communications stockholder who desires to exercise his or her dissenters' rights should review carefully Chapter 11 and is urged to consult a legal advisor before electing or attempting to exercise their rights. All references in Chapter 11 to a "shareholder" and in this summary to a "Camanco Communications stockholder" or a "holder of Camanco Communications stock" are to the record holder of shares of Camanco Communications common stock as to which dissenters' rights are asserted.

     Subject to the exceptions stated below, holders of record of Camanco Communications common stock who comply with the applicable procedures summarized below will be entitled to payment of the fair value of such shares under Chapter 11. Voting against, abstaining from voting or failing to vote on approval and adoption of the proposed merger will not constitute a notice of dissent or a demand for payment of fair value within the meaning of Chapter 11. A person having a beneficial interest in Camanco Communications stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect dissenters' rights.

     Camanco Communications stockholders electing to exercise dissenters' rights under Chapter 11 must not vote for approval of the proposed merger. A vote by a Camanco Communications stockholder against approval of the proposed merger is not required in order for such stockholder to exercise dissenters' rights. However, if a Camanco Communications stockholder returns a signed proxy but does not specify a vote against approval and adoption of the proposed merger or a direction to abstain, the proxy, if not revoked, will be voted for approval of the proposed merger, which will have the effect of waiving such stockholder's dissenters' rights.

     Under Chapter 11, except as described below, holders of Camanco Communications stock who follow the procedures stated in Chapter 11 will be entitled to receive payment in cash of the "fair value" of their shares, exclusive of any element of value arising from the accomplishment or expectation of the merger. Camanco Communications stockholders who properly perfect their rights will not be entitled to surrender their Camanco Communications stock for the shares of Thermaltec common stock that they would otherwise have received for their stock in the merger.

     Under Chapter 11, where a proposed merger is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, most notify each of its stockholders who was a stockholder on the record date for the meeting with respect to shares for which dissenters' rights are available, that such rights are so available and must include in the notice a copy of Chapter 11. This joint proxy statement/prospectus constitutes such a notice to the holders of Camanco Communications stock and a copy of Chapter 11 is attached as Annex C to this joint proxy statement/prospectus. Any Camanco Communications stockholder who wishes to exercise his or her dissenters' rights, or who wishes to preserve his or her right to do so, should review the following discussion and Annex C carefully because failure to timely and properly comply with the procedures specified will result in the loss of dissenters' rights under Chapter 11.

     A holder of Camanco Communications stock wishing to exercise his or her dissenters' rights must:


       (1) not vote in favor of approval of the proposed merger;

       (2) deliver to Camanco Communications, prior to the vote on the proposed merger at the Camanco Communications special meeting, a written notice which reasonably informs Camanco Communications of the identity of the Camanco Communications stockholder and that the Camanco Communications stockholder intends to demand payment of the fair value for all, but not less than all, of his or her shares; and

       (3) be the record holder of the Camanco Communications stock on the date the written notice of dissent is made.

     Only a holder of record of Camanco Communications stock is entitled to assert dissenters' rights for the Camanco Communications stock registered in the holder's name. A notice of dissent should be executed by or on behalf of the holder of record, fully and correctly, as the holder's name appears on the holder's stock certificates. If the Camanco Communications stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the notice of dissent should be made in that capacity. If the Camanco Communications stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, the notice should be executed by or on behalf of all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a notice of dissent on behalf of a holder of record. The agent must identify the record owner or owners and expressly disclose the fact that in executing the notice, the agent is agent for the owner or owners. A record holder, such as a broker, who holds Camanco Communications stock as nominee for several beneficial owners may exercise dissenters' rights with respect to such stock held for one or more beneficial owners while not exercising the rights with respect to the stock held for other beneficial owners. In that case, the written notice should state the number of shares of Camanco Communications stock as to which dissenters' rights are asserted. Where no number of shares of Camanco Communications stock is expressly mentioned, the notice will be presumed to cover all Camanco Communications stock held in the name of the record owner. Stockholders who hold their Camanco Communications stock in brokerage accounts or other nominee forms and who wish to exercise dissenters' rights are urged to consult with their brokers to determine the appropriate procedures for the giving of a notice of dissent by the nominee.

     All written notices of dissent should be sent or delivered to Camanco
        Communications at:

        Camanco Communications, Inc.
        1100 Coombs Road
        Millville, New Jersey 08332-8217
        Attention: Alisa A. Rossi, Secretary

     Thermaltec will, within ten days after the date the merger is completed, notify by certified mail each Camanco Communications stockholder who has complied with the statutory requirements summarized above that the merger has become effective. Within 20 days after such notice is mailed, any Camanco Communications stockholder who has received such notice and who wishes to dissent must make a written demand on Thermaltec for payment of the fair value of his Camanco Communications shares. Such written demand should be sent to Alisa A. Rossi at the Camanco Communications address listed above.

     The dissenting stockholder must deliver his Camanco Communications stock certificate(s) to Thermaltec not later than 20 days after making such demand. Thermaltec will endorse the certificate(s) with a legend to the effect that the stockholder has demanded the fair cash value of the shares represented by the certificate(s) before returning the certificate(s) to the stockholder. Such dissenting stockholder will then immediately cease to have any of the rights of a stockholder of Camanco Communications except the right to be paid the fair value of his shares and any other rights of a dissenting stockholder under Chapter 11.

     Within ten days of the expiration of the period within which Camanco Communications stockholders may make written demand to be paid the fair value of their shares, Thermaltec will mail to each dissenting stockholder, the latest available Camanco Communications 12-month profit and loss statement and a balance sheet and surplus statement of Camanco Communications, as of the close of the 12-month period. The close of the profit and loss statement and the balance sheet will be as of a date within 12 months prior to the mailing. Thermaltec may, but need not, accompany the mailing with a written offer to pay each dissenting stockholder for his shares at a specified price deemed by Camanco Communications to be the fair value thereof.

     Unless the dissenting stockholder and Thermaltec agree on the fair cash value per share of the Camanco Communications common stock, within 30 days after the ten day period described above, the stockholder may serve a written demand on Thermaltec to commence an action in the Superior Court of New Jersey for the determination of the fair value of his Camanco Communications shares. The Camanco Communications stockholder's demand to commence an action must be served not later than 30 days after the expiration of the 30-day period stockholders have in which to agree upon a price with Thermaltec.

     Thermaltec has 30 days after receipt of the Camanco Communications stockholder's demand to commence a proceeding in the New Jersey Superior Court. If Thermaltec fails to institute such proceeding, such stockholder may institute the proceeding in the name of Thermaltec within 60 days after the expiration of Thermaltec's 30-day period.

     If the New Jersey Superior Court finds that the stockholder is entitled to be paid the fair cash value of his or her Camanco Communications common stock, the court may appoint an appraiser to receive evidence and to recommend a decision on the amount of the fair cash value. The court will make a finding as to the fair cash value of a share of Camanco Communications common stock and render judgment against Thermaltec for its payment with interest at a rate the court finds to be equitable, from the date of the dissenting stockholder's demand for payment to the date of payment. The costs and expenses of the proceedings shall be assessed or apportioned as the court considers equitable.

     The rights of any dissenting stockholder will terminate if:

       (a) the dissenting stockholder has failed to present his certificate(s) for notation within the time period specified in Chapter 11, unless a court having jurisdiction, for good and sufficient cause shown, shall otherwise direct;

       (b) the dissenting stockholder withdraws his demand for payment with the written consent of Thermaltec;

       (c) Thermaltec and the dissenting stockholder have not agreed upon the fair cash value per share of the Camanco Communications common stock and neither has timely filed or joined in a petition in the New Jersey Superior Court for a determination of the fair cash value of the Camanco Communications common stock;

       (d) the New Jersey Superior Court determines that the stockholder is not entitled to payment for his shares;

       (e) Camanco Communications abandons or rescinds the merger agreement; or


       (f) a court having jurisdiction permanently enjoins or sets aside the merger.

     Failure to follow the steps required by Chapter 11 for perfecting dissenters' rights may result in the loss of dissenters' rights. In that event a Camanco Communications stockholder will be entitled to receive the number of shares of Thermaltec common stock receivable with respect to his Camanco Communications stock in accordance with the terms of the proposed merger.

     In view of the complexities of the foregoing provisions of the New Jersey dissenters' rights statute, stockholders of Camanco Communications who are considering pursuing their dissenters' rights may wish to consult legal counsel before electing to exercise such rights.

                             THE MERGER AGREEMENT


     The following is a brief summary of the material terms of the merger agreement which will govern the proposed merger between Camanco Communications and Thermaltec. A complete copy of the merger agreement, which is entitled "Agreement and Plan of Reorganization," is attached to this joint proxy statement/prospectus as Annex A. You are urged to read the merger agreement carefully.

The Merger

     The merger agreement provides that Camanco Communications will be merged with and into Thermaltec. Thermaltec will operate under the name "Camanco Communications, Inc." Following the merger, Thermaltec will conduct only the business conducted by Camanco Communications immediately prior to the merger. At the time the merger is completed, the current officers and directors of Thermaltec will resign and the surviving company will be managed by the current officers and directors of Camanco Communications.

     Following approval of the merger by the stockholders of both companies and the satisfaction of certain other conditions set forth in the merger agreement, Camanco Communications and Thermaltec will complete the merger. This will be done by filing (a) a Certificate of Merger with the Delaware Secretary of State, and (b) a Certificate of Merger with the New Jersey Department of Revenue. The completion of the merger is anticipated to occur on or before December 31, 1999.

Conversion of Shares; No Fractional Amounts

     At the time the merger is completed, each share of Camanco Communications common stock, other than shares owned by stockholders who perfect their dissenters' rights under New Jersey law, will automatically be converted into 10,000 shares of Thermaltec common stock. A total of 59,500,000 shares of Thermaltec common stock will be issued. The stockholders of Camanco Communications will own 95.8% of the outstanding shares of Thermaltec common stock following the merger.

     No fractional shares of Thermaltec common stock will be issued in the merger and no cash will be paid for fractional shares. In lieu of the issuance of fractional shares, the number of shares of Thermaltec common stock to be issued to each Camanco Communications stockholder will be rounded off to the nearest whole number. Fractional shares of less than one-half of one share will be rounded down to the nearest whole number. Fractional shares of one-half or more will be rounded up to the nearest whole number.

     Following the merger, Thermaltec, acting through Manhattan Transfer Registrar Co. as its exchange agent, will deliver to each Camanco Communications stockholder of record as of such date a letter of transmittal with instructions to be used by such stockholder in surrendering their Camanco Communications certificates. Certificates should not be surrendered by the holders of Camanco Communications common stock until such holders receive the letter of transmittal from the exchange agent.

Treatment of Camanco Communications Stock Options

     Under the merger agreement, all outstanding options to acquire shares of Camanco Communications common stock issued pursuant to the Camanco Communication 1999 Stock Option Plan will be converted into options to purchase Thermaltec common stock. Following the merger, each outstanding Camanco Communications stock option will be automatically adjusted to provide that:

      o the number of shares of Thermaltec common stock which will be issued upon the exercise of the option will be equal to the number of shares of Camanco Communications common stock which would have been issued upon exercise of the option immediately before the completion of the merger, multiplied by 10,000 (rounded off to the nearest whole number);

      o the exercise price per share of Thermaltec common stock under the option will be equal to the exercise price per share of Camanco Communications common stock under the option immediately before the completion of the merger, divided by 10,000 (rounded up to the nearest whole cent); and

      o the option will be governed by the terms and provisions of the Thermaltec 1999 Stock Option Plan.

     The terms and provisions of the Camanco Communications 1999 Stock Option Plan are identical to the terms and provisions of the Thermaltec 1999 Stock Option Plan.

Conduct Following the Merger

     Once the merger is completed, Camanco Communications will cease to exist as a corporation. All of the business, assets, liabilities and obligations of Camanco Communications will be merged into Thermaltec, with Thermaltec remaining as the surviving company. Following the merger, Thermaltec will continue to operate the business conducted by Camanco Communications prior to the merger and will change its corporate name to "Camanco Communications Group, Inc." The stockholders of Camanco Communications will become stockholders of Thermaltec, and their rights as stockholders will be governed by the Thermaltec Certificate of Incorporation and the laws of the state of Delaware. See "Comparison of Stockholders Rights."

     Pursuant to the merger agreement, the certificate of incorporation of Thermaltec in effect immediately prior to the merger will govern the operations of the surviving company (subject to the change in the name of Thermaltec to "Camanco Communications, Inc.") and the by-laws of Thermaltec will be the by-laws of the surviving company. Following the merger, the board of directors of the surviving company will consist of the five directors who were serving as directors of Camanco Communications immediately prior to the merger, until their respective successors are duly elected or appointed and qualified. The officers of Camanco Communications immediately prior to the merger will serve as officers of the surviving company, until their successors are duly appointed. Immediately following the completion of the merger, the sole director and officer of Thermaltec, Andrew B. Mazzone, will resign.

Conduct of Business Pending the Merger

     The merger agreement contains various provisions which govern the actions of Thermaltec and Camanco Communications until the merger is completed or the merger agreement is terminated. These provisions require each of Thermaltec and Camanco Communications to take actions or to refrain from taking actions with respect to various matters including:

      o Camanco Communications conducting its business in the ordinary course consistent with past practices;

      o Thermaltec conducting its business in the ordinary course consistent with past practices; and

      o the parties using their reasonable best efforts to complete the merger at the earliest practicable date.

     To completely understand all of the various covenants and agreements contained in the merger agreement, you should carefully read the merger agreement which is attached to this joint proxy statement/prospectus as Annex A.

Representations and Warranties

     The merger agreement contains statements and promises made by Thermaltec about itself called representations and warranties. In addition, the merger agreement contains representations and warranties made by Camanco Communications. You can review the representations and warranties contained in the merger agreement attached to this joint proxy statement/prospectus as Annex A.

Conditions to the Merger

     The completion of the merger depends upon the satisfaction or waiver of a number of conditions, including, among other things, that:

      o the merger shall have been approved by Thermaltec's and Camanco Communications' stockholders;

      o no lawsuit, judgment or new law shall exist which seeks to or does prohibit or restrain the merger or which seeks damages as a result of the merger;

      o Camanco Communications shall have received a confirming opinion from its legal counsel regarding the material federal income tax consequences of the merger;

      o Thermaltec shall have received a confirming opinion from its legal counsel regarding the material federal income tax consequences of the merger and the spin-off;

      o the representations and warranties of the parties may not be false or misleading in any material respect; and

      o the absence of any material adverse change or material casualty loss affecting either Thermaltec or Camanco Communications or their respective business, assets or financial condition.

     Any of these conditions, other than the requirement for stockholder approval, may be waived by the parties. However, if any material condition is waived by the parties following the receipt of stockholder approval for the merger, we would resolicit stockholder approval for the merger.

     To review all of the conditions to the merger, you should read the merger agreement which is attached to this joint proxy statement/prospectus as Annex A.

Termination of the Merger Documents

     At any time before the merger is completed, whether or not the proposed merger has been approved by Camanco Communications' stockholders or Thermaltec's stockholders, the merger documents may be terminated and the merger abandoned by:

      o the mutual written consent of Thermaltec and Camanco Communications, authorized by their respective boards of directors;

      o written notice from Thermaltec to Camanco Communications, or from Camanco Communications to Thermaltec, if it becomes certain, for all practical purposes, that any of the conditions to the closing obligations of the party giving the notice cannot be satisfied on or before December 31, 1999, for any reason other than the party's default, and the party is not willing to waive the satisfaction of the condition; or

      o written notice from Thermaltec to Camanco Communications, or from Camanco Communications to Thermaltec, if the closing does not occur on or before December 31, 1999 for any reason other than a breach of the merger agreement by the party giving the notice.

Indemnification

     Under the terms of the merger agreement, neither Camanco Communications nor the surviving company will assume, be subject to, or otherwise be responsible for any of the debts, liabilities or obligations of Thermaltec existing or arising at or prior to the time the merger is completed. Andrew B. Mazzone, as the sole officer and director and principal shareholder of Thermaltec, has agreed, subject to certain limitations, to personally indemnify and hold harmless Camanco Communications and the surviving company, and their respective officers, directors, shareholders, employees, agents, representatives, successors and assigns.

     The indemnification being provided by Mr. Mazzone covers any loss, cost, damage or expense (including reasonable attorneys' fees) arising from or related to any claim, litigation, lawsuit or proceeding relating to or arising from any of the following:

      (1) any misrepresentation or breach of any covenant, warranty or agreement made by Thermaltec or Mr. Mazzone in the merger agreement or any document delivered in connection with the merger;

      (2) the conduct of Thermaltec's business at or prior to the time the merger is completed; or

      (3) any debt, liability or obligation of Thermaltec existing or arising at or prior to the time the merger is completed.

     Mr. Mazzone, at or prior to the merger, will provide Camanco
Communications with collateral, consisting of:

      (1) either real estate or marketable securities (other than securities issued by Thermaltec) having a fair market value of not less than $250,000.00 (after deducting the aggregate outstanding balance of all indebtedness or other obligations the repayment or performance of which is secured by a lien on or security interest in such real estate or marketable securities) and otherwise acceptable to Camanco Communications in its sole discretion, and

      (2) a pledge of all of the outstanding securities issued by Thermaltec and owned by Mr. Mazzone on the date the merger agreement was executed. The pledged Thermaltec securities must consist of at least 1,425,000 shares of Thermaltec common stock.

     The collateral will secure the payment and performance of Mr. Mazzone's indemnification obligations with respect to any claim for which Thermaltec, Camanco Communications or the surviving company first receives notice prior to the second anniversary of the date on which the merger is completed. The aggregate amount for which Mr. Mazzone is liable with respect to all claims for which indemnification may be sought under the merger agreement is $2 million.

Ownership of Thermaltec Following the Merger

     As a result of the merger, the holders of Camanco Communications common stock, other than those who exercise their statutory dissenters' rights, will become stockholders of Thermaltec. Upon completion of the merger, each outstanding share of Camanco Communications stock, except for shares owned by Camanco Communications stockholders who perfect their statutory dissenters' rights, will be converted into the right to receive 10,000 shares of Thermaltec common stock.

     Thermaltec will issue approximately 59,500,000 shares of Thermaltec common stock to Camanco Communications stockholders in connection with the merger. Based upon the number of shares of Thermaltec common stock issued and outstanding on the Thermaltec record date and the number of shares of Thermaltec common stock anticipated to be issued in the merger, the shares of Thermaltec common stock issued to Camanco Communications stockholders in the merger will constitute approximately 95.8% of the outstanding shares of common stock of Thermaltec after the merger.

     As previously noted, holders of outstanding Camanco Communications options, at the time the merger is completed, will receive options to purchase up to 5,000,000 shares of Thermaltec common stock. Assuming the exercise of all of these Thermaltec stock options after the merger, Camanco Communications stockholders will own approximately 96.2% of the fully diluted common stock of Thermaltec.

     As a result of the merger, James M. Rossi and Alisa A. Rossi will collectively beneficially own 27,550,000 shares of Thermaltec common stock, representing approximately 44.4% of the shares of Thermaltec common stock to be outstanding following the merger. As a result of the merger, Monty S. August will beneficially own 14,000,000 shares of Thermaltec common stock, representing approximately 22.6% of the shares of Thermaltec common stock to be outstanding following the merger. James and Alisa Rossi are directors and executive officers of Camanco Communications and they will be directors and executive officers of Thermaltec following the merger. Monty S. August is a director of Camanco Communications and will be a director of Thermaltec following the merger.

Management of Thermaltec Upon Consummation of the Merger

     When the merger is completed, Thermaltec will be managed by the current directors and officers of Camanco Communications. See "Management of Camanco Communications." At the time the merger is completed, the current sole director and officer of Thermaltec, Andrew B. Mazzone, will resign.

Regulatory Approvals

     The merger must satisfy the requirements of all applicable federal and state securities laws.

Affiliate Agreements

     It is a condition to the closing obligation of Thermaltec that it receive from each affiliate of Camanco Communications an affiliate agreement stating, among other things, that the affiliate acknowledges the resale restrictions imposed by Rule 145 under the Securities Act of 1933 on the shares of Thermaltec common stock to be received by them in the merger. See "The Plan of Merger and Related Transactions -- Restrictions on Resale of Thermaltec Common Stock."

                                  THE SPIN-OFF

     The spin-off of Panama Industries consists of the transfer of the entire current metallurgical coatings business (subject to all liabilities) of Thermaltec to its stockholders. Following the spin-off, Thermaltec will be a shell corporation which conducts no ongoing business operations. Upon the completion of the spin-off and the merger, Thermaltec will be engaged solely in the Internet access and telecommunications businesses formerly conducted by Camanco Communications.

     Each share of Thermaltec common stock outstanding on the record date for the spin-off, May 28, 1999, will entitle the holder thereof on such date to receive one share of the common stock of Panama Industries. No shares of Panama Industries common stock will be issued to Thermaltec stockholders who acquired their shares of Thermaltec common stock after May 28, 1999. Each warrant issued by Thermaltec will entitle the holder thereof to also acquire one share of Panama Industries common stock.

                       INFORMATION CONCERNING THERMALTEC

Business

     Thermaltec's sole business activities at this time consist of the management of its wholly-owned subsidiary, Panama Industries. Thermaltec transferred substantially all of its assets, and all of its ongoing business operations and liabilities on May 17, 1999, to Panama Industries. See "Information Concerning Panama Industries -- Business." The only assets retained by Thermaltec were (1) $300.00 in cash, (2) $58,000.00 on deposit with Thermaltec's transfer agent representing proceeds received by Thermaltec pursuant to the exercise of certain outstanding common stock purchase warrants, and (3) a net operating loss carry-forward of approximately $1.13 million.

     Immediately prior to the completion of the merger, Thermaltec will distribute all of the shares of Panama Industries common stock which it currently owns to those holders of Thermaltec common stock as of the close of business on May 28, 1999. The distribution will be made on a pro-rata basis. Following the completion of such distribution, Thermaltec will not engage in any business operations until the merger is consummated. Upon the consummation of the merger, Thermaltec will be engaged solely in the Internet access and telecommunications businesses formerly conducted by Camanco Communications.

     Each share of Thermaltec common stock outstanding on the record date for the spin-off, May 28, 1999, will entitle the holder thereof on such date to receive one share of the common stock of Panama Industries. No shares of Panama Industries common stock will be issued to Thermaltec stockholders who acquired their shares of Thermaltec common stock after May 28, 1999. Each warrant issued by Thermaltec which was outstanding on May 28, 1999 will entitle the holder thereof to also acquire one share of Panama Industries common stock.

Employees

     Thermaltec does not presently have any employees. All previous employees of Thermaltec have been transferred to Panama Industries. See "Information Concerning Panama Industries -- Employees."

Properties

     Thermaltec does not presently own or lease any properties. Thermaltec maintains its principal executive offices at 68A Lamar Street, West Babylon, New York 11704, in space leased by Panama Industries. Following the competition of the merger, it is contemplated that Thermaltec's principal executive offices will be moved to Camanco Communications' offices located at 1100 Coombs Road, Millville, New Jersey 08332.

Legal Proceedings

     Thermaltec is not a party to any legal proceedings which, if adversely decided, would reasonably be expected to have a material adverse effect on the financial condition of Thermaltec.

                    DESCRIPTION OF THERMALTEC'S SECURITIES

Thermaltec Common Stock

     Thermaltec has authorized capital stock consisting of 100,000,000 shares of common stock, par value $.0001 per share. As of the date of this joint proxy statement/prospectus, 2,578,118 shares of Thermaltec common stock are issued and outstanding, 193,400 shares are reserved for issuance upon the exercise of outstanding Thermaltec common stock purchase warrants, and 10,000,000 shares are reserved for issuance pursuant to Thermaltec's 1999 Stock Option Plan. No options have been granted, as of the date hereof, under the Thermaltec 1999 Stock Option Plan.

     The following is a description of the material terms of the Thermaltec common stock. The rights of the holders of shares of Thermaltec's common stock are established by Thermaltec's certificate of incorporation, Thermaltec's by-laws and Delaware law.

     The holders of Thermaltec's common stock have no preemptive or subscription rights in later offerings of Thermaltec common stock. The holders of Thermaltec's common stock are entitled to share ratably (a) in such dividends as may be declared by the board of directors out of funds legally available for such purpose, and (b) upon liquidation, in all assets of Thermaltec remaining after payment in full of all debts and obligations of Thermaltec and any preferences granted in the future to any holder of preferred stock.

     Holders of Thermaltec common stock are entitled to one vote for each share held and have no cumulative voting rights. Accordingly, the holders of more than 50% of the issued and outstanding shares of Thermaltec common stock entitled to vote for the election of directors can elect all the directors of Thermaltec if they choose to do so.

     All shares of Thermaltec common stock now outstanding, including the shares of Thermaltec common stock to be issued to the Camanco Communications stockholders in connection with the merger, are (or will be upon issuance) fully paid and nonassessable. The board of directors of Thermaltec is authorized to issue additional shares of Thermaltec common stock within the limits authorized by Thermaltec's certificate of incorporation without shareholder action.

     Holders of Thermaltec common stock are entitled to receive such dividends as may be declared from time to time by the Thermaltec board of directors out of funds legally available therefor, subject to the terms of any existing or future agreements between Thermaltec and its debtholders. Thermaltec has never declared or paid cash dividends on its capital stock, expects to retain future earnings, if any, for use in the operation and expansion of its business, and does not anticipate paying any cash dividends in the foreseeable future.

Shares Available For Future Sale

     Thermaltec currently has 2,578,118 shares of common stock outstanding (up to 2,771,518 shares if all the currently outstanding warrants are exercised). Of these shares, 860,350 shares are freely tradeable without restriction or further registration under the Securities Act of 1933, except for any shares purchased by an "affiliate" of Thermaltec (in general, a person who has a control relationship with Thermaltec) which will be subject to the limitations of Rule 144 adopted under the Securities Act of 1933. All other outstanding shares of Thermaltec common stock are "restricted securities" and have not been registered under the Securities Act of 1933. These "restricted securities" may not be sold unless registered under the Securities Act of 1933 or sold pursuant to an exemption from registration, such as the exemption provided by Rule 144.

     Under Rule 144 as currently in effect, a person, including an affiliate of Thermaltec (or persons whose shares are aggregated with an affiliate of Thermaltec), who has owned restricted shares of Thermaltec common stock beneficially for at least one year is entitled to sell within any three-month period, a number of shares that does not exceed the greater of:

      (a) 1% of the total number of outstanding shares of the same class (approximately 25,781 shares assuming only the presently issued shares of Thermaltec are outstanding); or

      (b) the average weekly trading volume of Thermaltec's common stock on all exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

     Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of public information about Thermaltec. A person who has not been an affiliate of Thermaltec for at least the three months immediately preceding the sale, and who has beneficially owned his shares of Thermaltec common stock for at least two years, is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

     Thermaltec has reserved 193,400 shares of Thermaltec common stock for issuance pursuant to the exercise of outstanding Thermaltec common stock purchase warrants. See "Description of Thermaltec's Securities -- Thermaltec Warrants" for further information.

     Thermaltec has also reserved 10,000,000 shares of Thermaltec common stock for issuance pursuant to the exercise of options granted under the Thermaltec 1999 Stock Option Plan. No options have been granted, as of the date hereof, pursuant to the Thermaltec 1999 Stock Option Plan. Pursuant to the terms and provisions of the merger agreement, following the merger, Thermaltec will assume all options outstanding under the Camanco Communications 1999 Stock Option Plan. There are 5,000,000 options (adjusted to reflect the conversion ratio in the merger) outstanding under the Camanco Communications 1999 Stock Option Plan as of the date hereof. Thermaltec intends to register the 10,000,000 shares reserved for issuance upon exercise of stock options granted pursuant to the Thermaltec 1999 Stock Option Plan.

Transfer Agent

     The transfer agent for the Thermaltec common stock is Manhattan Transfer Registrar Co., 58 Dorchester Road, Lake Ronkonkoma, New York 11779.

Thermaltec Warrants

     As of the date of this joint proxy statement/prospectus, there were 193,400 Thermaltec common stock purchase warrants outstanding, held of record by 11 persons. Each warrant entitles the registered holder thereof to purchase one share of Thermaltec common stock, at a price of $1.00 per share, subject to adjustment in certain circumstances, on or before June 2, 2000. Any share of Thermaltec common stock issued pursuant to the exercise of a warrant would be a restricted security. Such shares may not be sold unless registered under the Securities Act of 1933 or sold pursuant to an exemption from registration, such as the exemption provided by Rule 144.

     Each Thermaltec common stock purchase warrant outstanding as of the close of business on May 28, 1999 will also entitle the holder thereof upon exercise, to receive one share of Panama Industries common stock. As of the close of business on May 28, 1999, there were 193,400 Thermaltec common stock purchase warrants outstanding, held of record by 11 persons. Any shares of Panama Industries common stock issued upon the exercise of a Thermaltec common stock purchase warrant will be subject to substantial restrictions on transferability. See "Panama Industries Common Stock--Restrictions on Transferability" for a complete description of such restrictions.

Price Ranges of Thermaltec Common Stock

     Thermaltec's common stock is quoted on the OTC Bulletin Board under the symbol "THRM." The following table sets forth the range of the high and low bid quotations of the Thermaltec common stock on the OTC Bulletin Board for the periods indicated:

                                 High           Low
                               --------      ---------
THREE MONTHS ENDED
December 31, 1996 ..........   $ 1.500       $  1.245
March 31, 1997 .............     1.563           .494
June 30, 1997 ..............     1.000           .347
September 30, 1997 .........      .874           .500
December 31, 1997 ..........     1.248           .688
March 31, 1998 .............      .968           .341
June 30, 1998 ..............     1.063           .500
September 30, 1998 .........      .751           .247
December 31, 1998 ..........     4.926           .235
March 31, 1999 .............     5.770          2.509
June 30, 1999 ..............    17.465          6.015
September 30, 1999 .........     8.625          7.625


     The above quotations represent prices between dealers and do not include retail markup, markdown or commission. They do not necessarily represent actual transactions.

                     PRINCIPAL STOCKHOLDERS OF THERMALTEC

     The following table provides information regarding the beneficial ownership of Thermaltec's capital stock as of November 10, 1999 and following the merger by:

   o each person who is known by Thermaltec to beneficially own 5% or more of any class of Thermaltec's capital stock;

   o each of Thermaltec's directors;

   o Thermaltec's chief executive officer and each of the other four most highly compensated executive officers of Thermaltec; and

   o all of Thermaltec's directors and executive officers as a group:


                                        Shares Beneficially Owned     Shares Beneficially Owned
                                         as of November 10, 1999        following the Merger
                                         -----------------------      --------------------------
Name and Address of Beneficial Owner         No.        Percent            No.        Percent
--------------------------------------   -----------   ---------       -----------   -----------
Andrew B. Mazzone,                        1,098,500      42.4%          1,098,500       1.8%
 Sole Director and Officer
c/o Thermaltec International, Corp.
 68A Lamar Street
 West Babylon, New York 11704

Thomas Klein                                465,300      18.0%            465,300       0.7%
c/o Thermaltec International, Corp.
 68A Lamar Street
 West Babylon, New York 11704

All Directors and Officers                1,098,500      42.4%          1,098,500       1.8%
 as a Group (1 person)


     In the preceding table, percentage ownership following the merger assumes that Thermaltec will issue 59,500,000 shares in the merger, and that no outstanding options or warrants will be exercised prior to the merger.

     The shares listed as being beneficially owned by Mr. Mazzone include 12,000 shares which may be acquired upon the exercise of certain common stock purchase warrants issued by Thermaltec to Mr. Mazzone. The shares listed as being beneficially owned by Mr. Klein include 1,400 shares which may be acquired upon the exercise of certain common stock purchase warrants issued by Thermaltec to Mr. Klein, and 450,000 shares owned by Mr. Klein's two adult children (as to which Mr. Klein disclaims beneficial ownership). Mr. Klein is the President and Treasurer, as well as a Director, of Panama Industries.

                    INFORMATION CONCERNING PANAMA INDUSTRIES

General

     Panama Industries was incorporated on March 2, 1998 under the laws of the State of Delaware. It is engaged in the thermal spray coating industry and its primary business objective is to establish and support thermal spray coating shops throughout Latin America. As of May 17, 1999, it became the direct successor to, and continued in every way the thermal spray business of Thermaltec, in both operations and policies.

     Thermaltec opened four pilot thermal coating shops respectively in New York, Costa Rica (the main pilot plant), Puerto Rico and the Dominican Republic. The Puerto Rican pilot plant (which operated through a wholly-owned subsidiary) was closed in 1998. It was a majority-owned joint venture with Felipe Hernandez, a citizen of Puerto Rico. The Dominican plant, closed in 1998, was a majority-owned joint venture with Bernal and Nunez SA. Thermaltec closed its plants in Puerto Rico and the Dominican Republic based upon its determination that its financial and management services were necessary to support its major operation in Costa Rica. Panama Industries' New York operation is wholly-owned and has always been a small technical support and research and development center. Its purpose was to support the company's Latin American operations and not as a base of expansion in the United States. There has been no substantial change in Thermaltec's and Panama Industries' method of operation from its inception to the present.

Company Specific

     Panama Industries develops its business primarily by training a sales force of mechanical or metallurgical engineers, and having them call on leading industrial companies in the countries where its thermal spray shops are located. At the present time, Costa Rica is the main prototype installation. In Costa Rica, Panama Industries does business with over 300 industrial customers in Central America. A typical marketing tactic would be to have an engineer call on a customer who uses industrial machinery. Industrial equipment is subject to wear. Panama Industries' engineers would assess the wear problem, and recommend a thermal spray solution. If needed, the worn part would be taken out of service, and shipped to the thermal spray shop. A coating designed to solve the problem would be applied, and then the part would be ground or machined to original specification and returned to the customer. Often a 24 hour turnaround can be achieved. The Panama Industries subsidiary in Costa Rica maintains a full complement of coating devices (thermal spray guns), and metal working finishing equipment. The use of this service is valuable to third world industries because: (1) the repair is generally cheaper than the cost of a new part, and the turnaround of the refurbished part is much quicker than reordering a new one, (2) downtime of the customers' equipment is minimized, and (3) the inventory of customers' spare replacement parts can be minimized by the accessibility to the thermal spray process.

     The thermal spray business is subject to mild seasonal effects in Costa Rica. Planting and harvesting in the sugar mills determine their repair cycles. Repairs are normally focused in this industry toward the last four months of the calendar year. Sugar mills account for 15% of the business conducted by Panama Industries in Costa Rica.

Plan of Expansion

     The plan of expansion recited as follows is tentative and is contingent upon raising at least $500,000 of new funding. There is no assurance that Panama Industries can raise those monies, which would seriously curtail its activities, and possibly cause the company to cease operations. Panama Industries does not plan to expand its business until its Costa Rican facility reaches what management views as "critical mass." This is expected to take one year from the date of securing new financing. It is the intention to staff and support Latin American expansion through Costa Rica engineers, accountants, and marketing support will come from Costa Rica. It is important that the Costa Rican operation be "state of the art" in equipment, technology, and marketing, and administration in order to serve as a demonstration site to prospective customers. The company cannot guarantee that it will reach this state, because it may not raise adequate monies to fund the operation in the required way.

     Panama Industries intends to expand its operations in Latin America only if the company is in a positive cash position. The current preferred method of expansion would be to purchase a small but active machine or metal working shop in a key industrial city. The company would then have a base of established local customers to contact when introducing thermal spraying. The company would deploy thermal spraying equipment and materials allowing instant capability to thermal spray for the new facility. The company would send personnel from its Costa Rican facility to assist the launching of the thermal spraying process at the new facility. The method of operation would be the same as that of the Costa Rican pilot plant from that point on.

     The purchase of an existing machine shop, and adding a functional thermal spraying capability to it would cost, according to management's current estimates, approximately $250,000 per location. There can be no assurance that a prospective machine shop owner would sell to Panama Industries on favorable terms. There can be no assurance that the requisite financing for funding new locations will be available to the company, and if so, on terms that would be favorable to the company.

     In the opinion of Panama Industries' management, there is a substantial need for thermal spray technology in developing countries. Such countries typically lack a developed industrial infrastructure and due to economic considerations, equipment is used for relatively extended periods of time, and needs to be refurbished from time to time. South American, Asian, and other developing areas are best suited for the company's stand-alone thermal spray shop concept.

     Panama Industries anticipates using one of the following three arrangements to market its thermal spray coating products and services in Latin America and other developing areas:

   1. Panama Industries, or a wholly owned subsidiary, will lease space, purchase the necessary equipment, hire and train employees, and provide thermal spray coating services directly to customers. (This is how the Company operates at its New York and Costa Rica locations).

   2. Panama Industries, or a wholly owned subsidiary, will lease the necessary facilities and equipment to a local partner for an annual fee. Panama Industries would provide the local partner with all necessary training regarding the thermal spray coating technology.

   3. Panama Industries, or a wholly owned subsidiary, will enter into a joint venture relationship with, or acquire a local partner. Panama Industries or its subsidiary would provide the necessary technology and equipment. The other joint venture partner or the acquired local partner, as applicable, would provide the necessary facility and employees.

     The Company currently has no arrangement with any third party of a type described in 2 or 3 above.

Technology

     Thermal spraying is a technology used by Panama Industries to coat a substrate (surface) with various materials such as metals, alloys, carbides, ceramics, and some plastics. The coating material utilized depends upon the requirements of each specific application.

     The coatings utilized by Panama Industries are produced from materials in the form of either wire or powder. The material is melted in a flame or heat source, and projected onto a substrate by a mixture of air flammable gases, such as propane or acetylene, to form the coating. The air flammable gases and coating are brought together in a flame in the nozzle of a thermal spray heating torch (gun) where the material is melted and sprayed forward onto the surface to be coated. The gases and molten coating are cooled by the surface and the coating adheres to surface. The coating may then be machined or ground to the original tolerance.

     Thermal spray coating technology can be utilized in many situations in which metal surfaces are worn from use, or exposed to erosion or corrosion. A few of the most common applications include the rebuilding of mechanical parts, the protection of pipes (inside and outside) from corrosion, and the repair of crankshafts, turbine blades, pumps, and print rolls.

     Thermal spraying is a generic term used to describe a number of different sub-technologies. Each sub-technology shares a common element in that molten or semi-molten metal particles are propelled onto a substrate where they adhere to form a coating. Each sub-technology involves trade-offs among coating quality, deposition rates, and cost. Each of the thermal spray technologies is discussed in greater detail below.

     Thermal spray technology is a subset of materials science and surface coating engineering. Using thermal spray equipment and materials, technicians can apply a thick or thin metal or ceramic coating on top of a metal surface. The coating is bonded strongly to the surface because the process projects molten particles onto the targeted surface at sometimes hypersonic velocities. The coatings are thus applied with a combination of thermal (heat) and kinetic (velocity) energies.

     Since it is usually only the exposed surface of parts that are subjected to stresses such as wear, erosion, or corrosion, it is possible using this technology to economically protect such surfaces. The required protection can be provided with thin coatings, using relatively little material. As a result, high performance coatings with exotic and expensive materials can be utilized at limited cost on parts made with inexpensive materials.

     The process is technically accepted in the technologically advanced socicties such as Western Europe, North America and Japan. Although accepted it has been commercially exploited on an uneven basis. In less developed countries, it has not yet been widely used. There remains some untapped potential in the United States market, but in third world countries where the need for parts overhaul is the greatest, businesses have not yet begun to exploit the technology to any great extent.

Sub Technologies of Thermal Spraying

Wire Flame Spraying

     The coating material in wire form is fed into an oxygen-fuel gas (propane) combustion flame spray device, and then atomized and projected by a hot gas stream onto a prepared surface (the object to be sprayed upon). This is the oldest of the thermal spray processes used in industry today. This process, because of the inherent nature of the gases used, achieves a relatively low velocity flame with a temperature maximum of 5500oF. The process is simple to use and is employed heavily in industry for rebuilding lightly worn surfaces, anticorrosion and mild wear resistant applications.

Powder Flame Spraying

     The coating material in powder form is fed into an oxygen-fuel combustion flame spray device, melted, and projected by the hot gas stream onto a prepared surface. The key difference between this and wire flame spraying is that the coating material is a powder; the powder form lends itself to a greater variety of chemical formulations.

Electric Are Spraying

     The coating material in wire form is electrically charged when two wires are brought together and an arc is struck between them. Compressed air atomizes the molten material and protects it onto a prepared surface. This process allows for higher deposition rates, and higher quality coatings than traditional flame spraying.

Plasma Spraying

     The coating material in powder form is fed into a heat source created by using a high intensity electric arc, which disassociates and ionizes into a plasma gas, either of hydrogen or nitrogen. The plasma gas is used as a carrier to transfer the heat available in the arc to the particles of material being sprayed. The melted particles are projected at high velocity by the plasma gas stream onto a prepared substrate. The plasma process was developed in the elate 1950's and was a technological development that allowed tremendous growth in the thermal coatings industry. Because of the high temperatures involved, virtually any material can be sprayed, and the high temperatures produce good coatings. Plasma spraying is currently utilized by various industries and, in particular, the aerospace industry where total sales are over $1,000,000,000 worldwide.

HVOF (HIGH Velocity Oxygen/Fuel)--HVAF (High Velocity Air/Kerosene)

     The coating material in either wire or powder form is fed into a mini rocket chamber and mixed with either air and kerosene (HVAF) or oxygen and propane (HVOF). A high velocity combustion flame, melts, and then projects the material onto a prepared substrate. This process was developed in the mid-1980's and is the latest development in thermal spray technology. The extremely high particle velocity achieved in this process causes the particles to flatten upon impact with the surface, resulting in high density, high bond strength coatings that are essentially stress free and of very low porosity.

Industries Using Thermal Sprayed Coatings



Industry                      Key Applications
--------                      ----------------
Chemical Processing           Solving corrosion problems in processing equipment.
Textiles                      Used on mill components such as guides and pins in textile machinery.
Medical/Dental Prostheses     Titanium and hydroxyapatite coatings on medical and dental implants to prolong life and reliability.
Iron and Steel making         Protecting rolls, conveyors and melting furnaces.
Electronics                   dielectric coatings and coatings on recording heads to improve quality and prolong life.
Agricultural                  A wide variety of erosion and corrosion resistant coatings for farm machine equipment.
Aerospace                     Wear resistant and thermal barrier coatings for the operating parts of turbojet engines.
Automotive                    Wear resistant coatings for cylinders and transmission parts.
                              Corrosion resistant coatings for oxygen sensors.
Railroad                      Housing for traction motors.

     Some other industrial uses are found in the petrochemical industries, pumps, paper and pulp manufacturing, power plants, electric motor repair, food handling, and diesel engines.

Competition

     Panama Industries may experience competition from a few different sources. First, competition may come from the traditional manufacturers of thermal spray equipment and materials, such as Sulzer Metco, Westbury, New York, Eutectic Corporation, Flushing, New York, and Praxair Inc., Danbury, Connecticut. Although primarily engaged in selling equipment and supplies, they may ultimately shift their strategy to become prime suppliers also of the process.

     Economic trends have caused the manufacturers of equipment and supplies to lose profits to the contractors of the thermal spray process, who, in turn, use such equipment and supplies to apply a coatings service for their customers. Panama Industries is a coatings contractor, not a manufacturer of thermal spray equipment and materials.

     Competition also comes from alternative coating processes such as brazing and welding.

     The competitors cited are significantly larger than Panama Industries, in both money and technical resources. Therefore, as a defensive strategy, the company operates in niche markets not currently attractive to larger competitors, such as Latin America.

Suppliers

     Panama Industries anticipates obtaining most of its equipment and coating materials from several separate sources. The loss of any supplier would be unlikely to have a long term adverse affect on the company's operations.

Employees

     As of November 10, 1999, Panama Industries employed 18 full-time employees. None of these employees are covered by a collective bargaining agreement. Management of Panama Industries believes that its employee relations are satisfactory.

Executive Compensation

     No officer or director of Panama Industries (currently limited to Andrew Mazzone and Thomas Klein) has been compensated with salaries or any other form of remuneration. Panama Industries does not intend to pay executive compensation until new financing is secured. There can be no assurance that such financing will be available to Panama Industries.

     Officers and directors are reimbursed for any out-of-pocket expenses incurred in the performance of their duties for Panama Industries.

Facilities

     Panama Industries presently maintains two facilities which are described below. The company has not targeted any other specific location at which to conduct operations to be set up at this time.

USA

     Panama Industries' executive offices and shop are located at 68A Lamar Street, West Babylon, New York 11704. Such space consists of 2,000 square feet, of which 300 square feet are devoted to office use and 1,700 square feet are devoted to the spray shop. The rent is on a month-to-month basis for $1,000 per month. The company maintains a complete spray facility at this location including five wire guns, two powder guns, one blast booth and a one station spray room. It does no machining and grinding (finishing) at this location. It subcontracts out its machining or grinding needs when required.

San Jose, Costa Rica

     Panama Industries maintains a wholly-owned subsidiary, Thermaltec de Costa Rica, at Pavas, 75 Oeste del Liceo, Antiqua Fab Rosago, Ultima Bodega, San Jose, Costa, Rica, Telephone 011-506-290-7591. The facility contains 8,000 square feet, 900 square feet of which is office space and 7,100 square feet dedicated to spray and machine shop areas. The lease is for five years, which commenced in January, 1997, with a monthly rent of $1,500. Cost of living increases are built into the lease agreement. The location has four large machining lathes, four medium machining lathes, three large grind finish machines, three milling machines, four drilling macbines and other miscellaneous machine tools. There are two blast containers for cleaning parts, a three-station spray room, 15 thermal spray guns, and miscellaneous work handling equipment.

Legal Proceedings

     Panama Industries is not a party to any legal proceedings which, if adversely decided, would reasonably be expected to have a material adverse effect on the financial condition of Panama Industries.

Significant Customers

     Panama Industries' largest customer in the United States is the New York State Energy Research and Development Authority. In Costa Rica the largest customers are the National Power and Light Company and La Nacion, the leading newspaper in Costa Rica. The loss of the New York State Energy Research and Development Authority would seriously jeopardize operations in the United States However, the company does not contemplate any expansion in the United States and would still maintain its staff of four people in the United States to aid in its expansion in Latin America. If financing were not available the company would operate solely out of Costa Rica. Loss of any one major customer in Costa Rica would not seriously jeopardize Panama Industries' operation in Costa Rica.

Latin American Government Regulations

     In Costa Rica, the laws regulating the Panama Industries' operations are similar to that of the United States. Since the company's industrial processes are self-contained, there are no material environmental exposure or hazards created by the company. The company is subject to the same hazards that a typical metal working company might encounter, such as injury to an employee from improper use of equipment. To management's knowledge, there has been no violation of any regulation by the company in Latin America. There have been no warnings or citations given in Latin America to the company by any governmental agency.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF OPERATIONS
          THERMALTEC INTERNATIONAL, CORP. AND PANAMA INDUSTRIES, LTD.

The Operations of Thermaltec and Panama Industries

     Thermaltec's activities are currently limited to acting as a holding company for Panama Industries. The revenues of the company primarily arise from the providing of industrial overhaul services to manufacturing, transportation, electric power and agricultural customers. The majority of the work performed has involved machine element repair, requiring welding, thermal spray and machining functions to be performed. In addition, corrosion protection coatings have, from time to time, been applied to bridges and other structures. In the case of funded research projects where the company provides the same services which it offers for sale in the regular course of business and on a time and materials basis, the company derives revenue to the extent of the amount invoiced.

     The cost of sales represents the costs associated with the provision of all coatings and machining services: the cost of metal wires and powders consumed, the cost of utilities, consumable gases, operating supplies, direct and indirect labor and other costs of the production process. General and administrative expenses include all period costs and costs not directly associated with the production process: marketing labor, administrative labor, rent, insurance, travel costs and professional fees.

Results of Operations

June 1999 vs. June 1998

     For the nine months ended June 30, 1999, Thermaltec had $205,000 of consolidated sales, compared to $247,000 in the prior years' comparative period. The operating deficit for the period was $285,000, a reduction of 8% from the deficit of the same period of 1998.

     A resumption in March, 1999 of the funded research project for the New York State Energy Research & Development Authority and increased sales to customers in South Carolina partially offset reduced sales in the New York region commercial market and lost business in Costa Rica. The latter was due to an earlier than expected onset of the rainy season in Central America in June, 1999; the company expects to recoup most of that shortfall in the near future.

     The company lowered its operating deficit, primarily due to a reduction of 22% in expenses. This reflected across-the-board reductions in marketing costs and in administrative costs in both the United States and Costa Rica and the closing of the company's pilot operations in Puerto Rico and the Dominican Republic. The company continued to build its customer list in Central America by expanding coverage to the west coast of Costa Rica; the company has begun to extend its coverage into the Republic of Panama, although cumulative sales to this market are nominal at this time.

     On April 16, 1999 the company declared its intention to transfer substantially all of its assets and liabilities to a wholly-owned subsidiary, Panama Industries Ltd. The Company effected the transfer on May 17, 1999 and established May 28, 1999 as the record date for the transfer of the shares of Panama Industries, via a spin-off, to the stockholders of the company on a pro rata basis, effective immediately before the merger. After the spin-off, Panama Industries will continue to engage in the metallurgical coatings business. The operations of the Company at this time remain essentially unaffected by the announced spinning off to its stockholders of the shares of Panama Industries and the consequent name change in the United States. The change in the name of the firm has not had any discernible effect on the business in the United States. In Central America, the company continues to operate through its wholly-owned subsidiary, Thermaltec de Costa Rica, S.A., whose name will remain unchanged. The company anticipates that the change in ownership will have no effect in the Central American market.

1998 vs. 1997

     During 1998, sales declined by 38% from the prior years' level to $276,000, primarily reflecting the winding down of the first phase of a funded research project for the New York State Energy Research & Development Authority (NYSERDA), begun in February 1996. The NYSERDA project called for Thermaltec to develop alternative metallurgical coating processes to chrome plating. The latter process, used for both high-hardness coatings and for decorative purposes (but not used by Thermaltec or Panama Industries in their operations), is highly toxic and presents industry with severe problems of air pollution, ground water contamination and toxic waste disposal. Thermaltec's assigned goal was to investigate existing technologies that had a potential for replacing the technology of chrome plating and to work with technology partners to develop new equipment and operating parameters. The project funds are released upon the presentation by the company of completed progress reports, with accompanying documentation of actual costs incurred. By agreement with NYSERDA, the company is reimbursed for 50% of all costs incurred, plus an allowance for administrative burden. Upon presentation of the company's invoice for work done and reported to NYSERDA, the company receives 90% of the amount invoiced; the remainder is to be paid to the company upon successful completion of the entire contract. Phase I of the project was completed in December, 1997, for a project total of $298,000 in billings; the second phase of the project, with a total funding of $89,000, did not begin until March, 1999, resulting in a one year depression in Thermaltec's sales. The company has no potential liability for financial risk involved with its research and development project and, pursuant to the terms of the contract, is not obligated to refund any of the payments received.

     Offsetting the decline in the United States, revenues in Costa Rica expanded by $79,000 as Thermaltec expanded its penetration of the industrial, agricultural, and power generation markets.

     Operating expenses during 1998 increased by 16%, despite the overall decline in sales, as the company continued to invest in the building of its infrastructure in Costa Rica. The company continued to carry the expenses of its operations in the Dominican Republic and in Puerto Rico until they were terminated in February and May, 1998, respectively. The total cost of closure, including the removal and relocation of fixed assets and inventory, was not material. Operating expenses at Thermaltec de Costa Rica were reduced for the year by $17,000, reflecting the non-repetition of one-time moving costs in the prior year of the Costa Rican operation to a larger facility.

Liquidity and Financial Resources

     The company has not achieved profitability since its inception in 1994. As a result, it is limited in the amount of debt it can or would wish to incur; instead, it has relied on the sale of equity to fund its development to date. Debt outstanding as of June 30, 1999 consisted primarily of $25,000 of bank financing and the remainder in equipment financing. All of such debt has been obtained with personal guarantees by Thermaltec's president, Andrew Mazzone. Since inception, Thermaltec has received an aggregate of $1.1 million from the sale of equity.

     A close review of business operations at June 30, 1999 indicates that, despite past losses, the company remains viable, with good prospects for expansion in both the United States and in Central America. The company anticipates contracts for applying corrosion protection coatings on two bridges for the New York State Department of Transportation and is installing improved quality control and cost accounting systems at Thermaltec de Costa Rica.

     The operations of the company carry with them the same basic potential for injury and contamination of the environment as other industrial processes. As a result, the company closely monitors the industrial safety and environmental protection performance of its operations. Management is not aware of any injuries or environmentally adverse events and has not been named as a potentially responsible party with respect to any such event. As a result, no liability has been recorded.

Year 2000 Compliance

     The operations of the company are not highly vulnerable to disruption due to the "Y2K" problem. The company is in the process of replacing entirely its computer hardware and accompanying software and expects that to be completed before the end of 1999. In the opinion of management, all reasonable steps have been or will have been taken, to insulate the company from "Y2K" disruption. The management of the company has been advised that the financial institutions upon which it relies for banking and insurance services have also taken all appropriate steps to protect their respective service delivery capability.

Inflation

     The amounts presented in the financial statements do not provide for the effect of inflation on the company's operations or its financial position. Amounts shown for machinery, equipment and leasehold improvements and for costs and expenses reflect historical cost and do not necessarily represent replacement cost. The net operating losses shown would be greater than reported if the effects of inflation were reflected either by charging operations with amounts that represent replacement costs or by using other inflation adjustments.

Forward-looking Information

     Certain statements in this document are forward-looking in nature and relate to trends and events that may affect the company's future financial position and operating results. The words "expect" "anticipate" and similar words or expressions are to identify forward-looking statements. These statements speak only as of the date of the document; those statements are based on current expectations, are inherently uncertain and should be viewed with caution. Actual results may differ materially from the forward-looking statements as a result of many factors, including changes in economic conditions and other unanticipated events and conditions. It is not possible to foresee or to identify all such factors. The company makes no commitment to update any forward-looking statement or to disclose any facts, events or circumstances after the date of this document that may affect the accuracy of any forward-looking statement.

                        PANAMA INDUSTRIES COMMON STOCK

General

     Panama Industries has authorized capital stock consisting of 10,000,000 shares of common stock, par value $.0001 per share. As of the date of this joint proxy statement/prospectus, 2,578,118 shares of Panama Industries common stock are issued and outstanding. All of such shares are owned by Thermaltec and will be distributed, on a pro rata basis, to Thermaltec's stockholders of record as of May 28, 1999 in the spin-off immediately prior to the completion of the merger. In addition, Panama Industries has reserved 193,400 shares of its common stock for issuance pursuant to the exercise of the Thermaltec common stock purchase warrants which were outstanding as of the close of business on May 28, 1999. Panama Industries will not receive any type of consideration for the issuance of such shares.

     The following is a description of the material terms of the Panama Industries common stock. The rights of the holders of shares of Panama Industries common stock are established by Panama Industries' certificate of incorporation, Panama Industries' by-laws and Delaware law.

     The holders of Panama Industries common stock have no preemptive or subscription rights in later offerings of Panama Industries common stock. The holders of Panama Industries common stock are entitled to share ratably (a) in such dividends as may be declared by the board of directors out of funds legally available for such purpose, and (b) upon liquidation, in all assets of Panama Industries remaining after payment in full of all debts and obligations of Panama Industries and any preferences granted in the future to any holder of preferred stock.

     Holders of Panama Industries common stock are entitled to one vote for each share held and have no cumulative voting rights. Accordingly, the holders of more than 50% of the issued and outstanding shares of Panama Industries common stock entitled to vote for the election of directors can elect all the directors of Panama Industries if they choose to do so.

     All shares of Panama Industries common stock now outstanding, including the shares of Panama Industries common stock to be issued to Thermaltec stockholders in connection with the spin-off, are (or will be upon issuance) fully paid and nonassessable. The board of directors of Panama Industries is authorized to issue additional shares of Panama Industries common stock within the limits authorized by Panama Industries' certificate of incorporation without shareholder action.

     Holders of Panama Industries common stock are entitled to receive such dividends as may be declared from time to time by the Panama Industries board of directors out of funds legally available therefor, subject to the terms of any existing or future agreements between Panama Industries and its debtholders. Panama Industries has never declared or paid cash dividends on its capital stock, expects to retain future earnings, if any, for use in the operation and expansion of its business, and does not anticipate paying any cash dividends in the foreseeable future.

Restrictions on Transferability

     Panama Industries currently has 2,578,118 shares of common stock outstanding (up to 2,771,518 shares if all the currently outstanding Thermaltec common stock purchase warrants are exercised). All outstanding shares of Panama Industries common stock, including the shares to be issued to Thermaltec stockholders in the spin-off, are "restricted securities" and have not been registered under the Securities Act of 1933.

     The holders of Panama Industries common stock following completion of the spin-off will only be able to transfer the securities in specific limited situations (as described below). The certificates evidencing the spun-off shares will bear a restrictive legend, and the transfer books of Panama Industries will include stop transfer instructions that indicate the transfer limits.

     The shares of Panama Industries common stock to be received (a) in the spin-off by Thermaltec stockholders who owned shares of Thermaltec common stock on May 28, 1999, and (b) following the completion of the spin-off by persons who owned Thermaltec common stock purchase warrants on May 28, 1999 and who subsequently exercised such warrants, will be subject to the following transfer restrictions:

       Prior to the time, if any, upon which Panama Industries becomes a "reporting company" under the Securities Exchange Act of 1934, such shares may not be sold, transferred, pledged or otherwise disposed of except for:

         (1) transfers to Panama Industries;

         (2) transfers to existing Panama Industries stockholders;

         (3) transfers by gift, bequest or operation of the laws of descent, provided that the common stock in the hands of the transferee remain subject to the same restrictions on transfer as the shares were subject to when they were held by the transferor;

         (4) transfers to an entity unaffiliated with Panama Industries pursuant to a merger, consolidation, stock for stock exchange or similar transaction involving Panama Industries;

         (5) transfers by a partnership to its partners, provided that the Panama Industries common stock in the hands of the transferee remains subject to the same restrictions on transfer as the shares were subject to when they were held by the transferor; or

         (6) transfers which would be exempt from the registration requirements of Section 5 of the Securities Act of 1933 by virtue of the exemption provided by Section 4(2) of such Act if the transferor were the issuer of the Panama Industries common stock, provided that the transferee is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act of 1933 and the Panama Industries common stock in the hands of such transferee remains subject to the same restrictions on transfer as the shares were subject to when they were held by the transferor, or a transfer pursuant to an effective registration under the Securities Act of 1933 simultaneously with a registration of the Panama Industries common stock under Section 12 of the Securities Exchange Act of 1934.

     Pursuant to applicable SEC rules and interpretations, these restrictions are intended to ensure that no active trading market in Panama Industries common stock develops prior to the time Panama Industries has registered its common stock under Section 12 of the Securities Exchange Act of 1934.

     Such restrictions on transfer will apply not only to Panama Industries common stock issued in the spin-off or in connection with the exercise of a Thermaltec common stock purchase warrant, but also any shares transferred to subsequent holders and any shares subsequently issued as a result of any stock split, stock distribution or similar distribution with respect to such shares.

     In addition, no public trading market presently exists for shares of Panama Industries common stock. Panama Industries does not anticipate that any such market will develop or, if developed, that it will continue to be maintained. Because of the restrictions on transferability and the absence of a trading market, a Panama Industries stockholder may be unable to sell any of his/her Panama Industries shares even though financial circumstances may make such sale desirable.

Transfer Agent

     The transfer agent for the Panama Industries common stock is Manhattan Transfer Registrar Co., 58 Dorchester Road, Lake Ronkonkoma, New York 11779.

                  PRINCIPAL STOCKHOLDERS OF PANAMA INDUSTRIES

     All of the outstanding shares of the capital stock of Panama Industries are currently owned by Thermaltec. The following table provides pro forma information regarding the beneficial ownership of Panama Industries' capital stock following the completion of the spin-off by:

     o each person who, to the knowledge of Panama Industries, will beneficially own 5% or more of any class of Panama Industries' capital stock;

     o    each of Panama Industries' directors;

     o Panama Industries' chief executive officer and each of the other four most highly compensated executive officers of Panama Industries; and

     o    all of Panama Industries' directors and executive officers as a group:

                                                 Shares Beneficially Owned
                                                  following the Spin-Off
Name and Address                                 ------------------------
of Beneficial Owner                                  No.         Percent
-------------------                              -----------   ----------
Andrew B. Mazzone,                                1,098,500    42.7%
 Chairman of the Board and Director
 c/o Panama Industries, Ltd.
 68A Lamar Street
 West Babylon, New York 11704

Thomas Klein                                        465,300    18.1%
 President, Secretary, Treasurer and Director
 c/o Panama Industries, Ltd.
 68A Lamar Street
 West Babylon, New York 11704

All Directors and Officers                        1,563,800    60.3%
 as a Group (2 persons)

     The shares listed as being beneficially owned by Mr. Mazzone include 12,000 shares which may be acquired upon the exercise of certain common stock purchase warrants issued by Thermaltec to Mr. Mazzone. The shares being listed as beneficially owned by Mr. Klein include 1,400 shares of Panama Industries common stock which may be acquired upon the exercise of certain common stock purchase warrants issued by Thermaltec to Mr. Klein, and 450,000 shares owned by Mr. Klein's two adult children (as to which Mr. Klein disclaims beneficial ownership).

                 INFORMATION CONCERNING CAMANCO COMMUNICATIONS


Business

     General. Camanco Communications is headquartered in Millville, New Jersey. Camanco Communications is a New Jersey corporation which was organized on October 7, 1996 under the name "Solar Communications Group, Inc." The company recently changed its name to "Camanco Communications, Inc." after learning that another entity holds a federal trademark registration for the mark "Solar Communications" in connection with certain direct mailing, printing and bindery services.

     Camanco Communications is in the process of developing a proprietary group of products and services known as "PCRoomLink." PCRoomLink will connect travelers worldwide through a system of personal computers with high-speed Internet access that will be installed in hotel rooms worldwide. Targeted primarily at business travelers, in an effort to increase their productivity and enhance their lifestyle and "workstyle" while on the road, PCRoomLink's Version 1.0 allows hotel guests to either use an in-room personal computer or plug in their own personal laptop to access the system's high-speed network. Once connected, users are able to send and receive web-based e-mail and navigate the Internet for business or personal use. PCRoomLink Version 1.1, released from its initial quality assurance testing phase on October 28, 1999, adds Microsoft(R) Office Suite 2000, Microsoft(R) games, 18 national advertisers, access to local advertisers, PCRoomLink-based e-mail, and local disk storage to the system's capabilities.

     Camanco Communications intends to install PCRoomLink in member hotels free of charge. In the future, guests at PCRoomLink properties, will be able to utilize the system's complimentary opening interface to access hotel services, such as room service and virtual concierge, and make purchases, or access specialized services from key national advertisers who have entered into agreements with Camanco Communications. Guests may also choose to have a daily fee ($17.95 initially) conveniently added to their hotel bill to access popular software applications, send, receive and check web-based e-mail, and navigate the Internet via the high-speed PCRoomLink network.

     Background. With industry consolidation and globalization being two of the dominant business themes of the late 1990's, business travel among multiple sites and clients is becoming more prevalent than ever. While business travel is obviously critical to the success of many companies, technology has not kept pace with the increasing demands of the time-pressed business traveler.

     While upwards of two-thirds of all business travelers presently carry laptop computers, the hotels in which these travelers stay are ill-equipped to handle their technological needs. Studies show that only 7% of hotels across the United States have some type of in-room Internet connectivity, mostly in the form of a rudimentary phone jack. While these jacks offer basic Internet access, they require the traveler to wrestle with a variety of cords, cables, connectors and computer configurations, and to endure the boredom and frustration associated with having their data sluggishly navigate through standard telephone lines that were never designed to perform such a function. Add to that the additional headache of carrying around the laptop to start with and the risks associated with theft, loss or damage en route, and it is clear that the current technological options for the business traveler are less than ideal.

     In fact, it is the tedious nature and inconvenience associated with laptops that is in part driving the computer industry's development of the PDA (Personal Digital Assistant). Industry insiders predict that, as they become more advanced, PDAs will replace laptops in performing basic mobile computing tasks.

     Recognizing the present inconveniences faced by business travelers, management of Camanco Communications believes that providing fully functional personal computers with high-speed Internet access in hotel rooms is the logical solution. By creating a national, and eventually international, network of PCRoomLink member hotels, Camanco Communications will provide business travelers with a convenient solution to their desire to remain connected and to have computing ability directly in their room or suite -- either by plugging in their own laptop or by using the in-room personal computer. Since the PCRoomLink network will bypass the standard hotel PBX (telephone switchboard) system, sluggish data and slow-loading web pages will no longer a problem. As PDAs become more accepted and sophisticated, a full-fledged in-room personal computer will allow for quick data transfer through connecting cradles or infrared readers.

     PCRoomLink Products and Services. PCRoomLink is an innovative solution to the problem of Internet access while traveling. PCRoomLink's software Version
1.0 is currently installed in 75 hotel rooms at its first pilot hotel, The Holiday Inn, Runnemede, New Jersey. An additional 100 rooms have been installed with Version 1.0 at the Houstonian Hotel in Houston, Texas. Both contracts provide equipment at no cost and have a clause that provides for removal of equipment if the hotel is not satisfied. Additionally, the contracts provide for extending the agreement for three years if satisfied. PCRoomLink Version
1.1 will be installed in the near future at both pilot hotel properties. Following such installation, guests at The Holiday Inn, Runnemede, New Jersey, will pay a daily fee ($17.95) for such service. The service will continue to be provided free of charge to guests at the Houstonian Hotel for six months following such installation.

     PCRoomLink's service contains a complimentary opening interface to access the Internet with high-speed T-1 connectivity at speeds of 1.2 megabits per second, or approximately 20 times faster than today's standard 56.6K modems. The system incorporates the commercially available Tut Express GS Access System manufactured by Tut Systems, Inc. This highly scalable platform, amplifies the hotel's current standard copper telephone lines to achieve "instant on" Internet access. Each PCRoomLink room is installed with the following items:

       o 15 inch LCD flat screen monitor

       o A small desktop computer with 400 mhz processor, 6.4 GB hard drive and 64 MB RAM

       o Speakers

       o Mouse

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       o Keyboard

       o Tut Expresso MDU Home Run Adapter Card (this connects the computer to a standard local area network jack and uses existing telephone wire to share voice and data on the same line)

       o Customized wall-mounted desk unit

       o Local area network jack to enable laptop connectivity

By installing a fully functional personal computer and local area network jack in each room, PCRoomLink's system allows for simultaneous use of the personal computer, laptop and telephone.

     With respect to the hardware installed in each member hotel, PCRoomLink's two pilot sites are configured as follows:

       o two or three servers (dependent on the configuration) located in the hotel's telecommunications room for hosting the operating system, applications, firewall requirements and billing

       o Tut Systems chassis which houses the Tut Expresso GS System

       o Back-up power supply

       o Network component storage cabinet

     PCRoomLink Version 1.0 is free to guests at the two pilot hotel properties and is supported twelve hours per day, seven days per week, by a customer service help desk staffed by Camanco Communications employees.

     Camanco Communications released PCRoomLink Version 1.1 on October 28, 1999. This version will replace Version 1.0 in the Holiday Inn, Runnemede, New Jersey and the Houstonian Hotel, Houston, Texas. In addition to the features and hardware incorporated in Version 1.0, PCRoomLink Version 1.1 includes more extensive complimentary opening interface with access to Microsoft(R) Office Suite 2000, 18 national advertisers, access to local advertisers, Microsoft(R) games, web based e-mail and local disk storage. This version also incorporates Intel LANDesk(R), which allows for remote management of desktop units by Camanco Communications. Each hotel will be supported by a 24 hour per day, seven day a week, customer service help desk staffed by Camanco Communications employees.

     Camanco Communications has approved the following eleven additional hotels, totaling 1,519 installed rooms, to become PCRoomLink members and is in various stages of contract negotiation and execution with such properties:


Property                                             Rooms
                                                    ------
       Trump International ........................   175
       New York, NY 10023
       Admiral Fell Inn ...........................    80
       Baltimore, MD 21231
       Excelsior ..................................   120
       New York, NY 10022
       Fitzpatrick Manhattan ......................    92
       New York, NY 10022
       Fitzpatrick Grand Central ..................   140
       New York, NY 10017
       Maxwell Hotel ..............................   153
       San Francisco, CA 94102
       Marietta Conference Resort .................   125
       Marietta, GA 30064
       Yarrow Resort & Conference Center ..........   120


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                                                                Rooms
Property                                                       ------
       Park City, UT 84060
       Sheraton Eatontown Hotel & Conference Center .........   208
       Eatontown, NJ 07724
       Holiday Inn Select ...................................   142
       Fairfield, CA 94533
       Palm Springs Marquis .................................   164
       Palm Springs, CA 92262


     Many of these hotels are currently in the site survey and equipment selection process of the installation. Additionally, 64 applications have been received by Camanco Communications from hotels applying to become PCRoomLink members. These applications are currently under review by management of Camanco Communications.

     Once developed, the most innovative aspect of PCRoomLink will be the broad variety of services that are included in the system. Located in either a custom-made fold down desk/cabinet unit that is designed to match the decor of the hotel room, or placed on the room's desk or work station, the PCRoomLink monitor is continually on, with the welcome screen discreetly highlighting numerous services available to the guest free of charge.

     Included on the PCRoomLink welcome screen are on-line hotel services, such as room service and concierge, as well as links to key national advertisers that have partnered with Camanco Communications to provide enhanced services to PCRoomLink users. To date, Camanco Communications has reached agreement with nine national companies, such as FTD Florist, Gameworks Corporation, and the Golf Network, to advertise free of charge through December 31, 1999. Additionally, five airlines have agreed to allow Camanco Communications to place a customized airline icon on the PCRoomLink website that, when clicked, will connect the user directly to the airlines' individual websites without leaving the PCRoomLink network.

     Unlike other services that simply charge hotels to install jacks in their rooms, PCRoomLink is a complete system that is provided to the hotel free of charge and is designed to make business travel easier, more comfortable and more efficient. If a guest reserves the use of a PCRoomLink hotel room, he/she is billed for the service daily, whether it is used or not. If a guest does not reserve a PCRoomLink room but is assigned to one by the hotel, he/she can simply click on the PCRoomLink logo on their screen. Here, they will be informed of the daily fee for the service that will be added to their hotel bill if they log on to the PCRoomLink network. The services provided through the PCRoomLink welcome screen will still be accessible free of charge if the guest chooses not to log on to the PCRoomLink network. Once logged on, guests can use PCRoomLink's Internet connection or e-mail to conveniently perform a variety of beneficial tasks, such as:

       o surfing the web to research a client;

       o editing a contract to secure a deal before they leave town;

       o e-mailing their family a special message;

       o revising a presentation to take advantage of new information; and

       o e-mailing their offices with key updates from the road.

     Guests do not need to become PCRoomLink members to use the service. However, by signing up for complimentary PCRoomLink membership, guests are able to utilize the convenient PCRoomLink services, including sending and receiving e-mail, from any PC with Internet access by logging on to www.pcroomlink.net. In addition, members are also able to select other personalized services, such as the addition of links to their most-used vendors or clients.

     Business Strategy. Camanco Communications is creating an international network of member hotels and end-users by providing personal computers and high-speed Internet access to the hospitality industry both in the United States and abroad through its branded product, PCRoomLink. Beginning with its two pilot hotels,

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Camanco Communications will furnish dedicated T1 circuit(s), which are digital transmission lines with a total speed of 1,544 megabytes per second, to each of its member hotels. Through use of a third party technology, Camanco Communications will provide high-speed Internet access within its member hotels via existing copper wiring, allowing the simultaneous transmission of data and voice traffic while avoiding traffic bottlenecks at the hotel PBX (telephone switchboard).

     In Version 1.0 of the PCRoomLink software, Camanco Communications is equipping rooms with wall-or desk-mounted personal computers that are interconnected via on-site servers. This configuration will allow end-users Internet connectivity to access their web-based e-mail accounts and surf the Internet. In addition, Camanco Communications will provide an Ethernet jack in each room for laptop connectivity. It is Camanco Communications belief that many travelers, once presented with an alternative to bringing their laptops with them, will elect to leave them at home knowing they will have access to personal computers and the Internet while on the road.

     Camanco Communications launched Version 1.1 of its software and interface on October 29, 1999. This version will allow guests not only access to the Internet but allow guests to use PCRoomLink's computers complete with the Microsoft(R) Office 2000 software suite, PCRoomLink web-based e-mail, games and local storage.

     Each PCRoomLink computer's local storage will be divided into three partitions. The first partition will house the active applications. The second partition will be blank. The third partition will house the operating system. In the event a computer locks-up during use, Camanco Communications can effectively restart the computer and protect all saved data remotely using a combination of Intel LANDesk(R) and HPOpenview(R). After a guest checks out, the partition which hosts the guest's documents will be wiped clean along with the history of what sites the guest visited. Additionally, Camanco Communications has developed software which will allow it to monitor all essential internal components of the hardware -- such as the monitor, keyboard and mouse.

     Hotels have been receptive to Camanco Communications' proposed business model because PCRoomLink addresses the desire of the hospitality industry to provide additional ways to increase revenue. Camanco Communications has structured its business model in such a way as to make PCRoomLink risk-free from the hotel's perspective, while augmenting the hotel's existing revenue streams through commissions and increased occupancy rates. In addition, the hospitality industry has been responsive to Camanco Communications' products and services because of the additional opportunities they afford hotels to attract business travelers, a coveted market segment. One of these opportunities is a customized web interface, allowing for an attractive and effective presentation of hotel specific information (i.e. room service menus, convention information, etc.) and local points of interest (i.e. sight seeing, local events, etc.). As part of its development plans, Camanco Communications also intends to affiliate with a variety of advertisers, both on the national and local levels, to present on-line games, retailing, business services, gift products, etc. to travelers.

     Toward accomplishing its objectives, Camanco Communications has aligned itself with selected industry leaders as follows.

      o AT&T Corporation: AT&T and Camanco Communications have entered into a preferred vendor agreement whereby AT&T will supply dedicated T-1 circuits to connect each PCRoomLink member hotel to the Internet backbone. Additionally AT&T will provide web hosting, network monitoring and bandwidth management. AT&T has verbally agreed to a master discount structure based upon a per megabyte bandwith usage factor. AT&T has also agreed to provide Camanco Communications with limited IP Network Services consulting at no charge and has granted Camanco Communications a limited right to use AT&T's brand logo in PCRoomLink's marketing literature.

      o Compaq Computer Corporation: Compaq has agreed to provide significant discounts and a 3% rebate on all Compaq items purchased by Camanco Communications. Additionally, Compaq has granted Camanco Communications a limited right to use Compaq's brand logo in PCRoomLink's marketing literature. In return, Camanco Communications will give Compaq a right of first refusal on all personal computers purchased for itself or for its member hotels.

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      o Critical Path, Inc.: Under the terms of its agreement with Critical
        Path, Camanco Communications has sub-contracted the management and maintenance of its e-mail system including Camanco Communications' web mail page, which is included in Version 1.1 of PCRoomLink's mailbox software, at a cost of $.25 per month per mailbox. The package includes five megabytes of storage per mailbox, standard web mail features, and support.

      o Proximity Systems, Inc.: Proximity Systems has agreed to design and manufacture all of Camanco Communication's requirements for customized wall-mounted and stand alone desks that incorporate the personal computer supplied by Camanco Communications to its member hotels. The agreement has no termination date and provides that Proximity Systems will not design and manufacture wall-mounted or stand alone desks for any competitor of Camanco Communications.

     Maintenance. Despite implementation of security measures, the hardware and software components of the PCRoomLink system will be vulnerable to computer viruses, physical or electronic break-ins, theft, vandalism and similar disruptive problems. Computer viruses, break-ins or other problems caused by the accidental or intentional actions of PCRoomLink users, current and former employees, and others could lead to interruptions, delays or a cessation in service to users of the PCRoomLink system. Camanco Communications intends to subcontract with reputable third party organizations to provide certain service, support and maintenance services for the PCRoomLink hardware and software components. However, to date, Camanco Communications has not yet entered into any type of service, support or maintenance agreement for the PCRoomLink system.

     Target Market. It is Camanco Communications strategy to focus on four targeted groups: the hospitality industry, the end-user, strategic alliance partners (advertisers), and local alliance partners (advertisers).

      o Hospitality Industry: Toward acquiring member hotels, Camanco Communications has implemented two sales channels initially consisting of 14 direct sales executives and three agent-based organizations with multiple sales executives. It is anticipated that an Internet-based sales channel will be supported by the end of 1999.

      o End-Users: Camanco Communications intends to develop a network of end-users who will require PCRoomLink's services. This network of end-users will be developed through traditional end-user marketing programs designed to attract the business traveler. Additionally, Camanco Communications has employed ten business development sales executives who will work directly with Fortune 100 companies that maintain a large staff of business travelers. These sales executives will educate target companies on PCRoomLink services and benefits. Additionally, in PCRoomLink Version 1.2, these sales executives will identify and set up the security measures necessary to allow business travelers access to their "internal intranet".

      o Strategic Alliance Partners: The strategic relationships formed with key national and regional advertisers will not only bring additional revenue to Camanco Communications, but also enhance the Internet purchasing options available for PCRoomLink users and members. Currently, Camanco Communications employs two sales executives in this area and has reached agreements with nine national advertisers to participate in its opening hotel interface.

      o Local Alliance Partners: Camanco Communications intends to develop a national sales force that concentrates on selling advertising space on an individual hotel's website. This group currently employs five sales executives and two sales directors and targets, as advertisers, local vendors such as boutiques and restaurants. Each individual hotel website can house approximately 80 advertisers. To date, 19 advertisers have signed up for the Holiday Inn, Runnemede, New Jersey pilot hotel site. Sales efforts for the additional hotels under contract have just commenced. The design of these individual advertisers websites will be subcontracted to a third party design firm. The cost for each design is charged back to the local advertiser.

     Promotional strategies to these groups include the design of specific Internet advertising tools to list hot links of member hotels for reservations, the development of a strategy for hosting and being hosted on various related websites and browsers, and the inclusion of advertising banners on Camanco Communications website.

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


     Pricing. Research reveals two important characteristics about the hospitality industry. The first is a resistance to risk and the second is a limited capital budget. Camanco Communications has designed a revenue share pricing program to respond to these concerns, as outlined below:

      o The hotel is offered a share of the revenue, which varies dependent upon whether the hotel requires furniture provided by PCRoomLink, in exchange for entering into a 72 month agreement with Camanco Communications.

      o Under the hotel agreement, Camanco Communications determines the retail rate, the number of rooms deployed, the hotel's percentage of revenue, and the limits on the amount of charge-backs to the hotel.

     Hotels regard this strategy as minimally risky because the hotels do not pay Camanco Communications anything unless they "rent" the PCRoomLink equipped rooms and are themselves realizing revenue from the transaction.

Competition

     Within the hospitality industry, market demand for high-speed Internet service continues to rapidly escalate. In the past six years, at least 30 companies have offered some type of in-room Internet access to the hospitality industry, typically through installing data jacks in guest rooms for laptop connectivity. Some of these companies have been successful in installing trials at selected high-profile hotel properties across the country, with brand name hotels such as Holiday Inn, Hyatt, Marriott, Hilton, and Wingate beginning to consider in-room, high-speed Internet connectivity more seriously.

     Camanco Communications has categorized its competitors as (1) direct competitors, (2) indirect competitors, and (3) international competitors.

          o Direct competitors are defined as companies offering comparable computer-based services to those of Camanco Communications. The following three direct competitors have been identified:

          o 4th Communications Network, Inc.: Based in San Jose CA, 4th Communications Network, Inc. provides Internet and interactive applications through either an in-room PC or a TV in a hotel lobby area. With PC installations in less than five hotel properties to date, 4th Communications Network's emphasis has been on installing in-room jacks. The biggest advantage Camanco Communications has, when compared to 4th Communications Network, is Camanco Communications' end-user focus and frequent user program. Camanco Communications is designing these vehicles to build a loyal, growing community of Internet-savvy travelers who will choose PCRoomLink hotels over 4th Communications Network hotels because of convenience and the program attributes of Camanco Communications' user program. 4th Communications Network has focused its efforts strictly on its deployment partner, the hotel.

          o Integrated Network Technologies (IntXX): Locally focused in Minnesota, IntXX has installations in two hotels.

          o Guest-Tek Services: This company was established three years ago as a division of Guest-Tek Interactive Entertainment Ltd., a Canadian services company which specializes in providing computer services to hotels and their guests. Guest-Tek has no installations currently in the United States, but does have a proven track record with a well-known Vancouver luxury hotel, the Pan Pacific. Guest-Tek recently made its American debut at the HITEC show in Atlanta, Georgia. Guest-Tek currently offers services and equipment that PCRoomLink does not provide, such as in-room digital cameras and video conferencing capabilities.

          o Indirect competitors are defined as companies that offer Internet access without associated computer hardware, thereby requiring travelers to use their own laptops to access the Internet. Camanco Communications predicts that travelers, when presented with a viable alternative, will elect to leave their laptop computers at home, knowing they will have access to the necessary

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            hardware and software while on the road. Camanco Communications believes this fact, along with Camanco Communications focus on end-user marketing and retention programs, will provide an effective means to position it against these indirect competitors. Toward accomplishing this, Camanco Communications expects to commit to a multimillion dollar advertising campaign on the Internet, on TV and in publications targeted to the business traveler. Although their installations are not as complete as those proposed by Camanco Communications, indirect competitors currently have installations with several major chains. These competitors include:

          o LodgeNet Entertainment Corporation, OnCommand Corporation, and Suitesurfer Communications, Inc. All of these competitors utilize coaxial cable to deliver their signal to in-room televisions. Installation and space limitations are the major advantages, as is the fact that many of these vendors have existing relationships with hotels. From a competitive perspective, LodgeNet's bandwidth allocation, customer acceptance and potential loss of revenue (through non-access to in-room movies by travelers) are detriments to this method and work to the advantage of Camanco Communications.

          o ATCOM, Inc., Business Anywhere USA, OverVoice by CAIS Internet, Wayport, Inc., Darwin Networks, and Viator Networks. Each of these indirect competitors offers a service that is not as complete as PCRoomLink, with most providing only in-room "plug and play" jacks.

          o International competitors are those who are currently marketing their services in locations other than in the United States and include Aford (London, England), Connectotel (London, England), Logic Communications Ltd. (Bermuda), NetGame Cable (Israel), and SuiteSurfer (Canada).

     While recognizing the competitive landscape in which it operates, Camanco Communications believes that its solution is differentiated from those of its competitors in several key ways, as described below:

          o The offering of a complete turnkey solution that includes the necessary in-room hardware and software in addition to an Ethernet jack connection.

          o The intent to create and maintain a growing Internet community of frequent users who will be offered member benefits.

          o The intent to create a web interface that is customized and systematically updated for each member hotel allowing for the communication of hotel and area specific information. This will be accomplished using a standard platform. These will be designed by Camanco Communication web designers with input from hotel management. In most cases, this will be linked to the existing hotel. As to the local advertisers, these web sites will be subcontracted to third parties for design if an existing web site does not exist.

          o The intent to create a multi-faceted multimillion dollar marketing program that targets groups of Internet end-users in addition to member hotels. To date, Camanco Communications' competitors focus their marketing efforts strictly on the hospitality industry without creating demand among travelers.

          o The creation of the Local Area Network (LAN) based advantages that a collection of networked personal computers offers hotels and guests including:

          o The ability of hotels to communicate hotel-related information to their guests;

          o The ability of hotel guests to transact with hotel restaurants and concierge services, among others, via local hotel web sites or e-mail.

          o The ability of guests to obtain site-specific information regarding local points of interest and events, directions to the airport, and transportation options; and

          o The ability of guests to conduct area specific, as well as nationally focused, electronic commerce transactions for ordering food, gifts, apparel, and other merchandise.

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Employees

     As of November 10, 1999, Camanco Communications had 144 employees. None of Camanco Communications employees is represented by a union. Management believes that Camanco Communications' relationship with its employees is good.

Properties

     Camanco Communications' executive offices are located in 31,609 square feet of executive office space at 1100 Coombs Road, Millville, New Jersey. Camanco Communications' lease for this space extends through December 31, 1999 at a monthly rental of $36,219.

     Management of Camanco Communications believes that its current facilities are adequate to meet its needs through the end of the year.

Legal Proceedings

     Camanco Communications is not a party to any legal proceedings which, if adversely decided, would reasonably be expected to have a material adverse effect on the financial condition of Camanco Communications.

                MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL
         CONDITION AND RESULTS OF OPERATIONS OF CAMANCO COMMUNICATIONS

     The following discussion of the financial condition and results of operations of Camanco Communications should be read in conjunction with the Financial Statements and the Notes thereto included elsewhere in this joint proxy statement/prospectus. This joint proxy statement/prospectus contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. Camanco Communications actual results could differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include those discussed below, as well as those discussed elsewhere in this joint proxy statement/prospectus. See "Risk Factors."

Overview

     Camanco Communications is a development stage enterprise and, accordingly, has had no revenue through June 30, 1999. Since inception, Camanco Communications has suffered losses and net cash outflows from operations.

     Camanco Communications' product, PCRoomLink, is a system of personal computers with high-speed Internet access that Camanco Communications is planning to install in hotel rooms in the United States and abroad. Targeted primarily at business travelers, in an effort to increase their productivity and enhance their lifestyle and "workstyle" while on the road, PCRoomLink allows hotel guests to either use an in-room personal computer or plug in their own personal laptop to access the system's high-speed network. Once connected, users of PCRoomLink Version 1.0 will be able to send and receive e-mail messages and navigate the Internet for business or personal use. By utilizing PCRoomLink Version 1.1, released on October 29, 1999, hotel guests will also have access to the Microsoft(R) Office 2000 Software Suite, PCRoomLink's web-based e-mail, games, and local data storage.

     Camanco Communications will install PCRoomLink in member hotels at no charge to the hotel. Guests in PCRoomLink equipped rooms may utilize the system's complimentary opening interface, without charge, to access hotel services, such as room service and virtual concierge, and make purchases, or access specialized services, from key national companies. Guests in PCRoomLink equipped rooms, for a daily fee ($17.95 initially), will have the ability to access popular software applications, send, receive and check web-based e-mail, and navigate the Internet via the high-speed PCRoomLink network. The daily fee will be automatically added to a guest's hotel bill by the hotel if the guest requests a PCRoomLink equipped room. If the guest is assigned to a PCRoomLink equipped room by the hotel, the daily fee will be charged only if the guest actually accesses the PCRoomLink network.

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     Camanco Communications also intends to derive revenues from the sale of advertising space to local and national advertisers.

Statement of Operations

     Camanco Communications had an accumulated deficit of $1,852,774 through June 30, 1999. Of this deficit, $1,778,612 relates to the interim period for the nine months ended June 30, 1999 and was largely attributable to salaries, advertising and product development expenses. Of the total amount, approximately $266,000 related to interface, software and product development.

     Camanco Communications presently has 105 employees and expects to increase that number to 198 by June of 2000. The increase in employees will be primarily in Camanco Communications 24 hours a day, seven days a week, customer help center and in its operations, engineering and design staff.

     In July, 1999, Camanco Communications consolidated two previous office locations into 31,609 square feet of office space located at 1100 Coombs Road, Millville, New Jersey. As a result, Camanco Communications incurred moving expenses of less than $10,000. However, the company's rent expense increased from $4,850 per month to $36,219 per month.

Liquidity and Capital Resources

     Camanco Communications' future capital requirements will relate principally to the installation of PCRoomLink hardware and related software at member hotels. Camanco Communications business plan provides for the installation of 650 hotels through June of 2000. Camanco Communications will require approximately $260,000,000 in capital to complete such installations. The initial cost to Camanco Communications is approximately $400,000 per hotel, or $3,175 per room, if 126 rooms are deployed and no furniture is required. An additional $900 per room will be expended if furniture is required. The furniture cost is partially offset by a 5% reduction in the hotel's revenue sharing percentage. Camanco Communications believes that a portion of the funds required for PCRoomLink installations will come from vendor financing and bank financing, with the balance coming from future equity offerings.

     In July, 1999 Camanco Communications sold 1,200 shares of its common stock, at a price of $10,000 per share, in a private placement pursuant to Rule 506 of the Securities Act of 1933. Additionally, in August, 1999, Camanco Communications issued 10 shares of stock in return for services rendered by an employment recruiter during the period from April 1, 1999 to June 30, 1999. For purposes of its financial statements, the transaction was valued at $10,000 per share. Based on currently proposed plans and assumptions, it is anticipated that Camanco Communications will have sufficient capital to satisfy its contemplated cash requirements through November 30, 1999. Camanco Communications will then require substantial additional funding. Therefore, Camanco Communications continuing viability is dependent upon its ability to continue to raise additional funds.

     Potential sources of funding which have been identified by management include vendor lines of credit, vendor leasing programs, bank financing and additional sales of securities by Camanco Communications. Camanco Communications has no current arrangements with respect to sources of additional financing and, when needed by Camanco Communications, such additional financing may not be available on commercially reasonable terms, or at all. The inability to obtain additional financing, when needed, would have a material negative effect on Camanco Communications, including possibly requiring it to curtail or cease operations.

Certain Factors that may Affect Future Results

     Camanco Communications' future results may be subject to substantial risks and uncertainties. Camanco Communications' future revenue streams will come from daily access fees and local and strategic advertising. Camanco Communications' profitability will be dependent upon the number of advertisers it can secure and the percentage occupancy and utilization of its PCRoomLink installed rooms.

     Camanco Communications' quarterly and annual operating results are impacted by a variety of factors that could materially adversely affect revenues and profitability, including the percentage occupancy and

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utilization of its PCRoomLink installed rooms, or anticipated changes in economic conditions. Because Camanco Communications' operating expenses are relatively fixed, an unanticipated shortfall in revenue in a quarter may have an adverse impact on Camanco Communications' results of operations for that quarter. As a result of the foregoing and other factors, Camanco Communications may experience material fluctuations in future operating results on a quarterly or annual basis which could materially and adversely affect its business, financial condition, operating results and stock price.

Year 2000 Readiness Disclosure

     Background. In the past, many computer software programs were written using two digits rather than four to define the applicable year. As a result, date-sensitive computer software may recognize a date using "00" as the year 1900 rather than the year 2000. This is generally referred to as the Year 2000 issue. If this situation occurs, the potential exists for computer system failures or miscalculations by computer programs, which could disrupt operations.

     Risks Associated with the Year 2000 Problem. Camanco Communications utilizes computer systems in many aspects of its business. Year 2000 problems in Camanco Communications computer systems could disrupt operations and have a material adverse impact upon Camanco Communications operating results.

     Camanco Communications is also exposed to the risk that one or more of its vendors or service providers could experience Year 2000 problems that adversely impact the ability of the vendor or service provider to provide goods and services. This is not considered a significant risk with respect to the suppliers of goods, due to the availability of alternative suppliers. However, disruption of other services, such as telephone service, could, depending upon the extent of the disruption, have a material adverse impact on Camanco Communications operations. To date, Camanco Communications is not aware of any vendor or service provider Year 2000 issue that would have a material adverse impact on Camanco Communications operations. However, Camanco Communications has no means of ensuring that its vendors or service providers will be Year 2000 compliant. The inability of vendors or service providers to complete their Year 2000 resolution process in a timely fashion could have a material adverse impact on Camanco Communications. The effect of non-compliance by vendors or service providers is not determinable at this time.

     Widespread disruptions in the national or international economy resulting from Year 2000 issues, or in specific industries, such as commercial or investment banks, could also have a material adverse impact on Camanco Communications. The likelihood and effect of these disruptions is not determinable at this time.

     Approach. Camanco Communications is in the process of coordinating its response to the Year 2000 problem, and of implementing Year 2000 compliance procedures at Camanco Communications' offices and properties consisting of the following:

      o compiling information as to the information technology, referred to as IT, and non-IT systems that may be sensitive to the Year 2000 problem;

      o identifying and prioritizing critical systems;

      o inquiring of third parties with whom Camanco Communications does significant business, i.e., vendors, service providers and customers, as to the state of their Year 2000 readiness;

      o analyzing critical systems to determine which systems are not Year 2000 compliant and evaluating the costs to repair or replace those systems; and

      o repairing or replacing noncompliant systems and testing those systems for which representation as to Year 2000 compliance has not been received or for which representation was received but has not been confirmed.

     Status. Based upon the analysis conducted to date, Camanco Communications believes its major critical systems are currently compliant or will be compliant by December 31, 1999.

     Costs. Based on internal estimates, as to which it has received no independent verification, the total cost to Camanco Communications of making its systems Year 2000 compliant is estimated to be insignificant.

                     MANAGEMENT OF CAMANCO COMMUNICATIONS

Executive Officers and Directors

     The current executive officers and directors of Camanco Communications are as follows:


Name                              Age    Position
----                             -----   --------
James M. Rossi ...............    47     Chairman of the Board and Chief Executive Officer; Director
Alisa A. Rossi ...............    33     Chief Administrative Officer and Secretary; Director
Monty S. August ..............    55     Director
Domenic J. Romano ............    59     Director
Raymond T. Brown .............    51     President and Chief Operating Officer; Director
Raymond J. Romano ............    48     Sr. Vice President, Finance and Chief Financial Officer
Susan D. Schneider ...........    56     Sr. Vice President, Marketing
Wallace Rogers, Jr. ..........    33     Chief Technical Officer
Daniel P. Finley .............    34     Vice President, Business Development
Barbara O'Gara ...............    45     Vice President, Sales and Hotel Alliances
Joseph C. Sandora ............    39     Vice President, Strategic Partnerships
Charles G. Parker ............    34     Vice President, Local Alliances
Yuriy R. Porytko .............    30     Vice President, Operations
Alex P. Furda ................    35     Vice President, Travel Services
Louis E. Brigante ............    52     Vice President, Vendor Relations

Biographical Information

     James M. Rossi is a co-founder of Camanco Communications and has been a director and Chairman and Chief Executive Officer of Camanco Communications since October, 1996. Mr. Rossi has served as a director of JMR Marketing Corporation, a telecommunication consulting firm, since 1971, as a director of Cam-Comm, Inc., a data fiber optics reseller, since 1997, and as a director of Camanco, Inc., a consulting firm, since 1997. Mr. Rossi also served as Chairman and Chief Executive Officer of JMR Marketing Corporation from 1971 to July, 1999, as Chairman and Chief Executive Officer of Cam-Comm, Inc. from 1977 to July, 1999, and as a President of Camanco, Inc. from 1997 to July 1999. Mr. Rossi resigned as an officer of each of these companies to devote his full working time and attention to Camanco Communications. Mr. Rossi also serves as Chairman of the Board for U.S. Wats, Inc., a telecommunications company.

     Alisa A. Rossi is a co-founder of Camanco Communications and has served as a director and Secretary and Chief Administrative Officer of Camanco Communications since October, 1996. In addition. Ms. Rossi has served as a director of JMR Marketing Corporation since 1989, as a director of Cam-Comm, Inc. since 1997, and as a director of Camanco, Inc., since 1997. Ms. Rossi also served as Vice President of JMR Marketing Corporation from 1989 through July, 1999, as Vice President of Cam-Comm, Inc. from 1997 to July, 1999, and as a Vice President of Camanco, Inc. from 1997 to July, 1999. Ms. Rossi resigned as an officer of each of these companies to devote her full working time and attention to Camanco Communications.

     Monty S. August has been a member of the Board of Directors of Camanco Communications since October, 1998. Since 1991, he has served as Chief Executive Officer and Chairman of the Board of UK Paper, PLC, the largest printing and writing paper company in the United Kingdom.

     Domenic J. Romano has been a member of the Board of Directors of Camanco Communications since November, 1998 and has served as the managing partner of Romano, Hearing & Testa, a Certified Public Accounting firm located in Vineland, New Jersey, since 1967. Mr. Romano also serves as a director of U.S. Wats, Inc., a telecommunications company.

     Raymond T. Brown has been President and Chief Operating Office of Camanco Communications since May, 1999 and a member of its Board of Directors since November, 1998. Prior to joining Camanco Communications, Mr. Brown served in a number of senior management roles with PSE&G's nuclear power generation facility in Salem, New Jersey from March, 1994 to January, 1998, including positions as Outage Shift Manager, member of the Management Oversight Group and Manager of Strategic Planning.

     Raymond J. Romano has been Vice President of Finance and Chief Financial Officer of Camanco Communications since May, 1999. Prior to joining Camanco Communications, Mr. Romano served from 1990 to 1999 as Vice President of Operations of Lodging Concepts, Inc., a hotel amenity distributor. Mr. Romano currently serves as Chairman of the Board of Transpirator Technologies, Inc., a medical device company.

     Wallace Rogers, Jr. has been Chief Technical Officer of Camanco Communications since January, 1999. Prior to joining Camanco Communications, Mr. Rogers served as President of Xpress Electronic Services, Inc., a Vineland, New Jersey-based networking and integration company, from 1991 to 1998. Mr. Rogers has also served as a member of the Board of Directors of three additional technology-based companies, including Xpress Electronic Services, Inc. (from 1998 to present), Express Web Services, Inc. (from 1997 to present), and Delaware Valley Net Connect, an Internet service provider (from 1996 to present).

     Daniel P. Finley has served as Vice President, Business Development for Camanco Communications since April, 1999. A 1993 graduate of the Wharton School of Business' Executive MBA program, Mr. Finley's career includes a variety of senior management roles within General Electric, including that of Vice President of GE LogistiCom, a satellite and wireless data subsidiary of GE Capital from June, 1996 to March, 1998. Most recently, he served as CFO and VP/Business Development for American Digital Networks and the Telephone Company of Central Florida from March, 1998 to March, 1999.

     Barbara O'Gara joined Camanco Communications in June, 1999 as Vice President of Sales and Hotel Alliances. Prior to joining Camanco Communications, Ms. O'Gara spent a year operating her own company, "Amenity Works," which provides brand name amenities to the high-end luxury hotel and resort market. From 1996 to 1998, Ms. O'Gara served as a Marketing Consultant for Bath & Body Works. From 1996 to 1998, she served as Vice President of Hotel Marketing and Sales for Neutrogena Corporation.

     Joseph C. Sandora has been Vice President, Strategic Partnerships for Camanco Communications since March, 1999. Prior to assuming his current role, Mr. Sandora served as Vice President of Sales and Corporate Sales Manager of Dupli Envelope and Graphics of Syracuse, New York from July, 1997 to March, 1999. Prior to that, he worked as Sales Manager, Fine Papers, for ResourceNet International, a division of International Paper Corporation, from April, 1996 to May, 1997. From July, 1982 to April, 1996, Mr. Sandora served as a Sales Representative for Alling and Cory Paper Company.

     Susan D. Schneider joined Camanco Communications in April, 1999 as Vice President, Marketing. Previously, she served in the same capacity for Harrah's Atlantic City, the flagship property for the nation's largest casino entertainment company, from 1993 to 1999.

     Charles G. Parker has been Vice President, Local Alliances for Camanco Communications since June, 1999. Prior to joining Camanco Communications, Parker served as Manager, Marketing & Sales for Allegheny Plastics, from October, 1994 to May, 1999.

     Yuriy R. Porytko has served as Vice President of Operations for Camanco Communications since June, 1999. From October, 1998 to June, 1999, Mr. Porytko worked in Business Development for Network Visions, Inc., a communications transport integration company. Mr. Porytko was Regional Director with Metromedia International Telecommunications, Inc. from November, 1997 to October 1998. From January, 1996 to November, 1997, Mr. Porytko served as President and Chief Executive Officer of Suburban Connect, a paging and wireless messaging company. From May, 1993 to January, 1996, Mr. Porytko was first General Manager, then Vice President, of Beyond Beepers Delaware Valley, Inc., a paging and telecommunications reseller.

     Alex P. Furda has been has been Vice President of Travel Services for Camanco Communications since June, 1999. From September 1998 to June 1999. Mr. Furda consulted for a variety of on-line travel companies. Mr. Furda was Vice President of Ultramac Travel Management from March 1997 to September 1998. From July 1993 to March 1997 Mr. Furda served as Vice President and General Manager of Travel One.

     Louis E. Brigante has been Vice President, Vendor Relations since August, 1999. Prior to joining Camanco Communications, Mr. Brigante served as District Sales Vice President of the Middle Market Group at the U.S. Fleet Leasing Division of Associates First Capital Corporation from January 1993 to July 1999. Mr. Brigante also served as East Coast Regional Manager for GE Capital Corporation from January 1987 to December 1992.

     James M. Rossi and Alisa A. Rossi are married. There are no other family relationships among the directors and executive officers of Camanco Communications.

     Members of the board of directors of Camanco Communications have one year terms. Officers are appointed by the board of directors and serve at the pleasure of the Board.

Executive Compensation

     The following table sets forth certain information with respect to compensation paid by Camanco Communications for the years ended September 30, 1999 and September 30, 1998 and for the period from October 7, 1996 (date of inception) to September 30, 1997 to Camanco Communications' chief executive officer, James M. Rossi:

                           SUMMARY COMPENSATION TABLE


                                            Annual Compensation
                                         -------------------------     All Other
Name and Principal Position      Year         Salary        Bonus     Compensation
-----------------------------   ------   ---------------   -------   -------------
James M. Rossi, CEO .........   1999     $ 87,500.00          --           --
                                1998            -0-          -0-          -0-
                                1997            -0-          -0-          -0-



     In accordance with the rules of the SEC, other compensation in the form of perquisites and other personal benefits has been omitted from the table because the aggregate amount of such perquisites and other personal benefits constitutes less than the lesser of (a) $50,000, or (b) 10% of the total of annual salary bonuses for the officer for such year.

  No stock options have been granted to Mr. Rossi by Camanco Communications.

Certain Transactions

     James M. and Alisa A. Rossi co-founded Camanco Communications in October, 1996. At the time of incorporation, they were issued 1,000 shares of Camanco Communications common stock for an initial capital contribution of $250. In October, 1998, James M. and Alisa A. Rossi were issued an additional 3,284.4 shares of Camanco Communications common stock, as founder's stock, for no additional consideration.

     In December, 1998, JMR Marketing Corporation was issued 250 shares of Camanco Communications common stock to satisfy a $98,349 obligation owed by Camanco Communications to JMR Marketing Corporation. This obligation represented amounts owed by Camanco Communications to JMR Marketing Corporation for office space, telephone and computer equipment, and other office supplies furnished by JMR Marketing Corporation to Camanco Communications, and reimbursement of certain other business-related expenses paid by JMR Marketing Corporation on behalf of Camanco Communications. James M. and Alisa A. Rossi own 60% of the outstanding capital stock of JMR Marketing Corporation.

                      CAMANCO COMMUNICATIONS COMMON STOCK

General

     Camanco Communications has authorized capital stock consisting of 10,000 shares of common stock, no par value per share. As of the date of this joint proxy statement/prospectus, 5,950 shares of Camanco Communications common stock are issued and outstanding.

     The following is a description of the material terms of the Camanco Communications common stock. The rights of the holders of shares of Camanco Communications common stock are established by Camanco Communications' certificate of incorporation, Camanco Communications' by-laws and New Jersey law. The following statements do not purport to be complete or give full effect to statutory or common law, and are subject in all respects to the applicable provisions of the Camanco Communications' certificate of incorporation, Camanco Communications' by-laws and New Jersey law.

     The holders of Camanco Communications common stock have no preemptive or subscription rights in later offerings of Camanco Communications common stock and are entitled to share ratably (i) in such dividends as may be declared by the board of directors out of funds legally available for such purpose, and
(ii) upon liquidation, in all assets of Camanco Communications remaining after payment in full of all debts and obligations of Camanco Communications and any preferences granted in the future to any preferred stock. Camanco Communications has not paid, prior to the date hereof, any dividends on the Camanco Communications common stock.

     Holders of Camanco Communications common stock are entitled to one vote for each share held and have no cumulative voting rights. Accordingly, the holders of more than 50% of the issued and outstanding shares of Camanco Communications common stock entitled to vote for the election of directors can elect all the directors if they choose to do so. All shares of Camanco Communications common stock now outstanding, are fully paid and nonassessable. The board of directors of Camanco Communications is authorized to issue additional shares of Camanco Communications common stock within the limits authorized by Camanco Communications' certificate of incorporation without shareholder action.

Shares Available For Future Sale

     Camanco Communications currently has 5,950 shares of common stock outstanding (up to 6,450 shares if all the stock options currently outstanding under the Camanco Communications 1999 Stock Option Plan are exercised). Of these shares, 1,000 shares owned by James M. Rossi and Alisa A. Rossi are freely tradeable without restriction or further registration under the Securities Act of 1933, subject to compliance with the limitations imposed by Rule 144 adopted under the Securities Act of 1933 (since both James M. Rossi and Alisa A. Rossi are affiliates of Camanco Communications).

     In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of Camanco Communications (or persons whose shares are required to be added to those sold by an affiliate of Camanco Communications), who has owned restricted shares of common stock beneficially for at least one year is entitled to sell within any three-month period, a number of shares that does not exceed the greater of;

      (a) 1% of the total number of outstanding shares of the same class (approximately 59.5 shares, assuming only the existing shares of Camanco Communications are outstanding); or

      (b) the average weekly trading volume of Camanco Communications' common stock on all exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

     Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of public information about Camanco Communications. A person who has not been an affiliate of Camanco Communications for at least the three months immediately preceding the sale and who has beneficially owned the shares of Camanco Communications common stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

               PRINCIPAL STOCKHOLDERS OF CAMANCO COMMUNICATIONS

     The following table provides information regarding the beneficial ownership of Camanco Communications capital stock as of November 10, 1999 by:

      o each person who is known by Camanco Communications to own beneficially 5% or more of any class of Camanco Communications' capital stock;

      o each of Camanco Communications' directors;

      o Camanco Communications' chief executive officer; and

      o all of Camanco Communications' directors and executive officers as a group:

                                                     Shares Beneficially Owned
                                                     -------------------------
             Name of Beneficial Owner                  No.           Percent
             ------------------------                -------      ------------
   James M. Rossi ................................    2,755           46.3%
   Alisa A. Rossi ................................    2,755           46.3%
   Monty S. August ...............................    1,400           23.5%
   Raymond T. Brown ..............................      55.3           0.9%
   Domenic S. Romano .............................      30             0.5%
   Raymond J. Romano .............................      17.5           0.3%
   Wallace Rogers, Jr. ...........................      37.5           0.6%
   Susan D. Schneider ............................      10             0.2%
   Louis E. Brigante .............................      46.5           0.8%
   All directors and executive officers as a group
     (11 persons) ................................   4,001.8          67.3%
                                                     -------          ----

     The address for all beneficial owners is c/o Camanco Communications, Inc., 1100 Coombs Road, Millville, New Jersey 08332.


     The shares owned by James M. Rossi and Alisa A. Rossi include:

      (a) 2,100 shares of Camanco Communications common stock which James M. Rossi and Alisa A. Rossi own as joint tenants,

      (b) 100 shares of Camanco Communications common stock owned by their minor children,

      (c) 205 shares of Camanco Communications common stock owned by Camanco, Inc., all of the outstanding stock of which is owned by James M. and Alisa A. Rossi,

      (d) 100 shares of Camanco Communications common stock owned by Cam-Comm, Inc., 38% of the outstanding stock of which is owned by James M. and Alisa A. Rossi, and

      (e) 250 shares of Camanco Communications common stock owned by JMR Marketing Corporation, 60% of the outstanding stock of which is owned by James M. and Alisa A. Rossi.

     The shares owned by Monty S. August include:

      (a) 100 shares of Camanco Communications common stock owned by Cam-Comm, Inc., 19% of the outstanding stock of which is owned by Patrixbourne, Inc. (all of the outstanding stock of which is owned by Mr. August), and

      (b) 250 shares of Camanco Communications common stock owned by JMR Marketing Corporation, 30% of the outstanding stock of which is owned by Patrixbourne, Inc.

     The shares reported as being owned by all the directors and executive officers of Camanco Communications, as a group, include:

      (a) 15 shares of Camanco Communications common stock owned by Mr. Romano's wife (as to which he disclaims beneficial ownership), and

      (b) 2.5 shares of Camanco Communications common stock owned by SR&L Partners, of which Mr. Romano owns one-third of the outstanding partnership interests.

                       COMPARISON OF STOCKHOLDERS RIGHTS

     The rights of Thermaltec stockholders are governed by Thermaltec's certificate of incorporation, by-laws and the Delaware General Corporation Law. The rights of Camanco Communications stockholders are governed by Camanco Communications' certificate of incorporation, by-laws and the New Jersey Business Corporation Act. After the date the merger is completed, the rights of Camanco Communications stockholders who become Thermaltec stockholders will be governed by Thermaltec's certificate of incorporation, by-laws and the Delaware General Corporation Law.

     The following is a summary of the material differences between the rights of Thermaltec stockholders and the rights of Camanco Communications stockholders.

Comparison of the Delaware General Corporation Law and the New Jersey Business Corporation Act

     Appraisal rights in merger or consolidation. Under New Jersey law, unless the certificate of incorporation otherwise provides, a dissenting shareholder of a New Jersey corporation which is a party to a consolidation, or which is not the surviving corporation in a merger, or which is the surviving corporation in a merger requiring shareholder approval, has appraisal rights with respect to any shares other than:

     (1) shares listed on a national securities exchange or held of record by not less than 1,000 holders, and

     (2) in exchange for which, pursuant to the plan of merger of consolidation, the shareholder will receive cash and/or securities which will be listed on a national securities exchange or held of record by not less than 1,000 holders. The Camanco Communications Certificate of Incorporation does not modify these statutory appraisal rights.

     Under Delaware law, shareholders of a Delaware corporation have appraisal rights in a merger or consolidation, except for certain mergers and consolidations not requiring any vote by shareholders of the corporation, with respect to any shares other than:

     (1)  shares listed on a national securities exchange, or

     (2) held of record by more than 2,000 holders. However, even with respect to shares so listed or held, appraisal rights exist if, pursuant to the plan of merger, the shareholder is to receive, in exchange for his shares, anything other than stock of the surviving corporation listed on a national securities exchange or held of record by more than 2,000 holders or cash in lieu of fractional shares.

     Appraisal rights on disposition of assets. Under New Jersey law, a dissenting shareholder in a New Jersey corporation has appraisal rights in the case of any sale, lease, exchange or other disposition of substantially all of the assets of the corporation not in the usual or regular course of business as conducted by the corporation, except with respect to:

     (1) shares listed on a national securities exchange or held of record by not less than 1,000 holders,

     (2) a transaction pursuant to a plan of dissolution of the corporation which provides for the distribution of substantially all of its net assets to shareholders according to their interests within one year, where such transaction is wholly for cash and/or securities which will be listed on a national securities exchange or held of record by not less than 1,000 holders, or

     (3)  a sale pursuant to court order.

     Delaware law does not provide for appraisal rights in connection with a disposition of assets.

     Vote required to authorize certain changes. In general, under New Jersey law, in the case of corporations organized after 1969 (such as Camanco Communications), a disposition of all or substantially all of the assets other than in the regular course of business, a charter amendment or a merger or consolidation must be authorized by the affirmative vote of a majority of the votes cast, and by such vote of each class entitled to vote as a class, with respect to any such matter.

     In general, under Delaware law, a sale, lease or exchange of all or substantially all of the assets, a charter amendment or merger or consolidation must be authorized by the affirmative vote of a majority of the outstanding shares entitled to vote thereon.

     Class voting on merger or consolidation. Under New Jersey law, any class or series of shares shall be entitled to vote as a class if the plan of merger or consolidation contains any provision which, if contained in a proposed charter amendment, would entitle the class or series to vote as a class on the amendment.

     Delaware law does not provide for a class vote on a plan of merger or consolidation.

     Source of dividends. Under New Jersey law, dividends may not be paid if, after giving effect to the dividend, either (1) the corporation would be unable to pay its debts as they become due in the ordinary course of its business, or
(2) the corporation's total assets would be less than its total liabilities.

     Under Delaware law, dividends may be paid out of surplus or, in the absence thereof, out of the net profits of the current and/or next preceding fiscal year, except where capital represented by stock enjoying a preference upon the distribution of assets thereby would be impaired.

     Power to adopt, amend or repeal by-laws. Under New Jersey law, the power to adopt, amend and repeal by-laws of a corporation is vested in the board of directors unless such power is reserved to the stockholders in the certificate of incorporation. However, by-laws made by the board of directors may be amended and/or repealed and new by-laws adopted by the stockholders. The stockholders may prescribe in such by-laws that the board may not amend or repeal by-laws approved by stockholders. The Camanco Communications by-laws may be amended by the board of directors or by the stockholders.

     Under Delaware law, the power to adopt, amend or repeal by-laws of a corporation is vested in the corporation's stockholders, although the corporation's certificate of incorporation may also vest such power in the corporation's board of directors. The Thermaltec certificate of incorporation provides that the Thermaltec by-laws may be adopted, amended or repealed by the Thermaltec board of directors.

     Action by stockholders by written consent in lieu of a meeting. Under New Jersey law, except as otherwise provided in a corporation's certificate of incorporation, any action (other than the election of directors) required or permitted to be taken at a meeting of the corporation's stockholders, may be taken without a meeting upon the written consent of stockholders who would have been entitled to cast the minimum number of votes which would have been necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted (except that the election of directors requires the unanimous written consent of all stockholders). The corporation must give all stockholders advance notice of such proposed action if the proposed action involves a merger, consolidation or sale of substantially all of the assets of a corporation.

     Under Delaware law, except as otherwise provided in a corporation's certificate of incorporation, any action required or permitted to be taken at a meeting of a corporation's stockholders may be taken without a meeting if a written consent, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would have been necessary to take such action at a meeting at which all stockholders entitled to vote thereon were present and voted.

     Removal of directors. Under New Jersey law, one or more or all directors of a corporation may be removed for cause or, unless otherwise provided in the certificate of incorporation, without cause by stockholders by the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote thereon.

     The provisions of Delaware law are similar to New Jersey law in this respect, except with respect to corporations with classified boards of directors. If the board of directors is classified, a director may be removed only for cause unless the corporation's certificate of incorporation provides otherwise.

     Special meetings of stockholders. Under New Jersey law, holders of not less than 10% of a corporation's voting stock may apply to the New Jersey Superior Court for an order directing a special meeting of stockholders to be held. The Camanco Communications by-laws provide that a special meeting of stockholders for any purpose or purposes may be called by the board of directors, Chairman of the Board or President, and shall be called by the Chairman of the Board, President or Secretary at the request in writing by stockholders owning not less than a majority of the entire capital stock of the corporation issued and outstanding and entitled to vote.

     Under Delaware law, special meetings of stockholders may be called by the board of directors or by such person or persons as may be authorized by a corporation's certificate of incorporation or by-laws. The provisions in the Thermaltec by-laws relating to special meetings of the stockholders allow special meetings to be called at anytime by the President, or the board of directors, or stockholders entitled to cast at least one-fifth of the votes which all stockholders are entitled to cast at the particular meeting being called.

     De facto merger. Under New Jersey law, stockholders have the same voting and dissent and appraisal rights as if they were stockholders of a surviving corporation in a merger, if (1) voting shares outstanding or issuable after the transaction exceed by more than 40% voting shares outstanding before the transaction, or (2) shares entitled to participate without limitation in distributions outstanding or issuable after the transaction exceed by more than 40% such shares outstanding before the transaction.

     Delaware law does not contain a comparable provision.

     Guaranty. Under New Jersey law, a corporation may give a guaranty not in furtherance of its direct or indirect business interests only when authorized at a meeting of stockholders by the affirmative vote of all of the votes cast by the holders of each class and series of shares entitled to vote thereon. If authorized by such a vote, the guaranty may be secured by the corporation's property.

     Under Delaware law, a Delaware corporation may guaranty obligations of a third party, whether or not in furtherance of a specific corporate purpose, without stockholder approval.

     Shareholders' derivative actions. New Jersey law contains certain provisions which have the effect of discouraging derivative actions. Specifically, New Jersey law authorizes the court to award reasonable expenses and attorneys' fees to the successful defendants in a derivative action upon a finding that the action was brought without cause. In addition, the corporation may require the plaintiff or plaintiffs to give security for the reasonable expenses, including attorneys' fees, that may be incurred by the corporation or by other named defendants for which the corporation may become legally liable if the plaintiff or plaintiffs are holders of less than 5% of the outstanding shares of any class or series of such corporation (or voting trust certificates therefor) unless the shares or trust certificates so held have a market value in excess of $25,000.

     Delaware law does not contain comparable provisions.

     Proxies. Under New Jersey law, a proxy is valid for no longer than eleven months unless a longer period is specified. In addition, a proxy is revocable at will unless coupled with an interest. The death or incapacity of a stockholder does not revoke a proxy and it will continue in force until revocation by the stockholder's personal representative.

     Under Delaware law, a proxy is not valid beyond three years from its date unless it so provides for a longer period. In addition, for a proxy to be irrevocable it must so state and be coupled with an interest in the stock itself or in the corporation generally. In the case of a revocable proxy, death or incapacity will revoke the proxy.

     Inspection of books and records. Under New Jersey law, a stockholder of record for at least six months immediately preceding his demand, or any holder (or a person authorized on behalf of such holder) of at least 5% of the outstanding shares of any class or series, shall have the right to examine for any proper purpose the corporation's books and records.

     Under Delaware law, any stockholder upon written demand under oath stating the purpose thereof has the right during usual business hours to inspect for any proper purpose the stock ledger, list of shareholders and other books and records of the corporation, and to make copies or abstracts therefrom.

     Anti-takeover statute. New Jersey has adopted a type of anti-takeover statute known as a "business combination" statute. Subject to numerous qualifications and exceptions, the statute prohibits an interested stockholder of a corporation from effecting a business combination with the corporation for a period of five years unless the corporation's board approved the transaction prior to the stockholder becoming an interested stockholder. An "interested stockholder" is defined to include any beneficial owner of more than 10% of the voting power of the outstanding voting stock of the corporation and any affiliate of the corporation who within the prior five year period has at any time owned 10% or more of the voting power. The term "business combination" is defined broadly to include, without limitation, a merger of the corporation with the interested stockholder or any corporation which after such merger would be an affiliate of the interested stockholder, and any transfer of 10% or more of the corporation's assets to the interested stockholder or affiliate thereof. The effect of the statue is to protect minority stockholders from mergers in which they will be "frozen out" after the merger, by prohibiting transactions in which an acquirer could favor itself at the expense of minority stockholders. The New Jersey statute, however, does not apply to companies which do not have either their principal executive offices or significant business operations located in New Jersey.

     Delaware has adopted a business combination type of anti-takeover statute which operates in a manner similar to the New Jersey statute. Although there are numerous differences between the Delaware statute and the New Jersey statute, the most significant include the following:

     (1) under the Delaware statute, the moratorium imposed on a business combination with an interested stockholder is three years, as opposed to five under the New Jersey statute;

     (2) the Delaware statute defines "interested stockholder" using a 15% ownership threshold rather than the 10% threshold under the New Jersey statute;

     (3) the Delaware statute permits an interested stockholder to avoid the moratorium by acquiring 85% of the corporation's voting power in the same transaction in which that stockholder becomes an interested stockholder (the New Jersey statute does not contain a comparable provision); and

     (4) the Delaware statute applies to Delaware corporations regardless of the locations of their offices and business operations (the law would therefore apply to Thermaltec).

Comparison of Certificates of Incorporation and By-Laws of Thermaltec and Camanco Communications

     Authorized shares of capital stock. The Camanco Communications certificate of incorporation, as amended, authorizes the issuance of 10,000 shares of Camanco Communications common stock, 5,950 shares of which were issued and outstanding as of November 10, 1999.

     The Thermaltec certificate of incorporation, as amended, authorizes the issuance of 100,000,000 shares of Thermaltec common stock, 2,578,118 shares of which were issued and outstanding as of November 10, 1999.

     Meetings. Pursuant to the Camanco Communications by-laws, annual meetings of Camanco Communications stockholders shall be held on the second Tuesday in October if not a legal holiday, or at such other date and at such other time as the Camanco Communications board may determine. At each annual meeting, the Camanco Communications stockholders entitled to vote shall elect a board of directors, and they may transact such other corporate business as may properly be brought before the meeting. Special meetings of Camanco Communications stockholders may be called for any purpose by the Camanco Communications board, the Chairman of the Board or the President. Written notice of any meeting of Camanco Communications stockholders shall be mailed not less than ten nor more than 60 days before such meeting to each Camanco Communications stockholder entitled to vote at the meeting.

     Special meetings of the Camanco Communications board may be called by the President on two days' notice to each director, or such shorter period of time before the meeting as will be sufficient for the convenient assembly of the directors so notified. Special meeting can be called by any director in like manner and notice on the written request of two or more directors.

     Pursuant to the Thermaltec by-laws, annual meetings of Thermaltec stockholders for the election of directors and for such other business as may be stated in the notice of the meeting shall be held at such date as the Thermaltec board shall determine and as set forth in the notice of the meeting. At each annual meeting, the Thermaltec stockholders entitled to vote shall elect a board of directors and they may transact such other corporation business as shall be stated in the notice of the meeting. Special meetings of Thermaltec stockholders may be called for any purpose by the President, the board of directors or by stockholders entitled to cast at least one-fifth of the votes which all stockholders are entitled to cast at the particular meeting. Written notice shall be given to each Thermaltec stockholder entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting.

     Special meetings of the Thermaltec board may be called by the President or the Secretary on the written request of a majority of the directors on at least ten days' notice to each director.

     Directors and officers. Pursuant to the Camanco Communications by-laws, the Camanco Communications board may fix the number of directors, but such number may not be less than one. The Camanco Communications board has currently fixed the number of directors at five. The officers of Camanco Communications shall be a Chairman of the Board and CEO, a President, a Secretary and a Treasurer and there may be one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers as the Camanco Communications board may elect.

     Pursuant to the Thermaltec by-laws, the number of directors comprising the Thermaltec board shall not be less than one nor more than seven persons. The Thermaltec board has currently fixed the number of directors at one. The officers of Thermaltec shall be a President, a Treasurer and a Secretary. In addition, the Thermaltec board may elect a Chairman, one or more Vice Presidents and such Assistant Secretaries and Assistant Treasurers as they may deem proper.

                                 LEGAL MATTERS

     The validity of the shares of Thermaltec common stock offered hereby will be passed upon for Thermaltec by Aitken Irvin Lewin Berlin Vrooman & Cohn, LLP.

     Edward A. Vrooman, a principal of such firm, is the owner of 20,000 restricted shares of Thermaltec common stock which he received in exchange for legal services rendered on behalf of Thermaltec prior to March, 1999.

                                    EXPERTS

     The financial statements of Camanco Communications, Inc., which was known as Solar Communications Group, Inc. at the time the audit was completed, have been audited by Withum, Smith & Brown, independent accountants as set forth in their report on the financial statements appearing in this joint proxy statement/prospectus. The report contains an explanatory paragraph describing conditions that raise doubt about Camanco Communications, Inc.'s ability to continue as a going concern as described in Note 2 to the financial statements. The financial statements are included in reliance upon the report of Withum, Smith & Brown on the authority of that firm as experts in accounting and auditing.

     The financial statements of Thermaltec International, Corp. and Subsidiaries have been audited by Capraro, Centofranchi, Kramer & Co., P.C., independent accountants, as set forth in their report on the financial statements appearing in this joint proxy statement/prospectus. The financial statements are included in reliance upon the report of Capraro, Centofranchi, Kramer & Co., P.C. on the authority of that firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS
                      AND PRO FORMA FINANCIAL INFORMATION





                                                                                            Page
                                                                                            -----
Financial Statements of Thermaltec International, Corp. and Subsidiaries
Independent Auditors' Report .............................................................   F-2
Consolidated Balance Sheets, September 30, 1997 and 1998 and June 30, 1999 (unaudited) ...   F-3
Consolidated Statements of Operations and Comprehensive Income For the Years Ended
 September 30, 1997 and 1998 and for the Nine Month Periods ended June 30, 1998 and 1999
 (unaudited) .............................................................................   F-4
Consolidated Statements of Cash Flows For the Years Ended September 30, 1997 and 1998 and
 for the Nine Month Periods ended June 30, 1998 and 1999 (unaudited) .....................   F-5
Consolidated Statements of Changes in Stockholders' Equity (Deficit) For the Period from
  October
 1, 1997 to September 30, 1998 and for the Nine Month Period ended June 30, 1999             F-6
  (unaudited)
Notes to Consolidated Financial Statements ...............................................   F-7
Financial Statements of Solar Communications Group, Inc. (A Development Stage Enterprise)
Independent Auditors' Report .............................................................   F-14
Balance Sheets, September 30, 1997 and 1998 and June 30, 1999 (unaudited) ................   F-15
Statements of Operations For the Period October 7, 1996 (Date of Inception) to September
30,
 1997, for the Year Ended September 30, 1998, and for the Nine Month Periods ended June
30,
 1998 and 1999 (unaudited) and Cumulative from Inception to June 30, 1999 (unaudited) ....   F-16
Statements of Changes in Stockholders' Equity (Deficit) For the Period October 7, 1996
(Date of
 Inception) to September 30, 1998 and for the Nine Month Period ended June 30, 1999
 (unaudited) .............................................................................   F-17
Statements of Cash Flows For the Period October 7, 1996 (Date of Inception) to September
30,
 1997, for the Year Ended September 30, 1998, and for the Nine Month Periods ended June
30,
 1998 and 1999 (unaudited) and Cumulative from Inception to June 30, 1999 (unaudited) ....   F-18
Notes to Financial Statements ............................................................   F-19
Unaudited Pro Forma Condensed Consolidated Financial Information .........................   F-26
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 1999 .............   F-27
Unaudited Pro Forma Condensed Consolidated Statement of Operations For the Year Ended
 September 30, 1998 ......................................................................   F-28
Unaudited Pro Forma Condensed Consolidated Statement of Operations For the Nine Month
 Period ended June 30, 1998 ..............................................................   F-29
Unaudited Pro Forma Condensed Consolidated Statement of Operations For the Nine Month
 Period ended June 30, 1999 ..............................................................   F-30
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements .................   F-31

                          INDEPENDENT AUDITORS' REPORT





The Board of Directors of
Thermaltec International Corporation and Subsidiaries

We have audited the accompanying consolidated balance sheets of Thermaltec International Corporation and Subsidiaries as of September 30, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the periods then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Thermaltec International Corporation and Subsidiaries as of September 30, 1998 and 1997, and the results of its operations and cash flows for the periods then ended, in conformity with generally accepted accounting principles.





/s/ Capraro, Centofranchi, Kramer & Co. P.C.
South Huntington, New York
February 12, 1999

                Thermaltec International Corp. and Subsidiaries
                          Consolidated Balance Sheets


                                                                                                 (Unaudited)
                                                                 as of            as of             as of
                                                                9/30/97          9/30/98           6/30/99
                                                             -------------   ---------------   ---------------
Assets
------
 Current Assets
   Cash and Cash Equivalents .............................    $    4,792      $      5,604      $     60,533
   Trade Accounts Receivable .............................        71,869            61,496            81,039
   Inventory .............................................        30,182            65,088            94,576
   Prepaid and Other Current Assets ......................         7,686             9,292             5,612
                                                              ----------      ------------      ------------
   Total Current Assets ..................................       114,529           141,480           241,760
                                                              ----------      ------------      ------------
 Fixed Assets
   Machinery and Equipment ...............................       176,121           145,523           137,844
   Leasehold Improvements ................................        51,104            40,120            40,120
                                                              ----------      ------------      ------------
    Gross Fixed Assets ...................................       227,225           185,643           177,964
   Less: Accumulated Depreciation ........................       (46,284)          (65,926)          (76,885)
                                                              ----------      ------------      ------------
   Net Fixed Assets ......................................       180,941           119,717           101,079
                                                              ----------      ------------      ------------
 Other Assets
   Organization Costs, Net of Amortization ...............        12,193             7,889                --
   Other Assets ..........................................           339             3,120             3,449
                                                              ----------      ------------      ------------
   Total Other Assets ....................................        12,532            11,009             3,449
                                                              ----------      ------------      ------------
Total Assets .............................................    $  308,002      $    272,206      $    346,288
                                                              ==========      ============      ============
Liabilities and Stockholders' Equity (Deficit)
----------------------------------------------
 Current Liabilities
   Notes Payable .........................................    $   42,114      $     44,495      $     39,617
   Vendor Accounts Payable ...............................        68,067            79,958           106,496
   Other Liabilities .....................................        71,513            89,309           144,094
   Shareholder Loan ......................................       103,667           105,642           182,164
                                                              ----------      ------------      ------------
 Total Current Liabilities ...............................       285,361           319,404           472,371
                                                              ----------      ------------      ------------
 Long-Term Liabilities
   Long-Term Debt Less Current Maturities ................        40,745            20,764            25,636
                                                              ----------      ------------      ------------
 Total Liabilities .......................................       326,106           340,168           498,007
                                                              ----------      ------------      ------------
 Common Stock (Authorized 10,000,000 shares,
   $.0001 Par Value; issued & outstanding:
   2,578,118) ............................................           205               239               258
 Additional Paid-In Capital ..............................       787,796         1,122,762         1,308,510
 Retained Earnings (Deficit) .............................      (814,695)       (1,217,379)       (1,502,981)
 Accumulated Other Comprehensive Income:
  Foreign Currency Translation Adjustment ................         8,590            26,416            42,494
                                                              ----------      ------------      ------------
 Total Stockholders' Equity (Deficit) ....................       (18,104)          (67,962)         (151,719)
                                                              ----------      ------------      ------------
Total Liabilities and Stockholders' Equity (Deficit) .....    $  308,002      $    272,206      $    346,288
                                                              ==========      ============      ============


          See accompanying notes to consolidated financial statements.

                Thermaltec International Corp. and Subsidiaries
         Consolidated Statements of Operations and Comprehensive Income





                                                                                          (Unaudited)        (Unaudited)
                                                            For the        For the          For the            For the
                                                          year ending    year ending    9 months ending    9 months ending
                                                            9/30/97        9/30/98          6/30/98            6/30/99
                                                         -------------  -------------  -----------------  ----------------
Sales .................................................   $  442,264     $  275,846       $  247,463         $  204,950
Cost of Sales .........................................      250,176        154,511          142,650            145,170
                                                          ----------     ----------       ----------         ----------
Gross Profit ..........................................      192,088        121,335          104,813             59,780
                                                          ----------     ----------       ----------         ----------
General and Administrative Expenses ...................      451,807        524,019          444,145            345,382
                                                          ----------     ----------       ----------         ----------
Net Loss ..............................................     (259,719)      (402,684)        (339,332)          (285,602)
                                                          ----------     ----------       ----------         ----------
Other Comprehensive Income:
 Foreign Currency translation adjustments .............        8,337         17,826           13,036             16,078
                                                          ----------     ----------       ----------         ----------
Total Comprehensive Income (Loss) .....................   $ (251,382)    $ (384,858)      $ (326,296)        $ (269,524)
                                                          ==========     ==========       ==========         ==========
Basic and Diluted Loss per Share ......................   $    (0.13)    $    (0.19)      $    (0.16)        $    (0.12)
                                                          ==========     ==========       ==========         ==========
Weighted Average Number of Shares Outstanding .........    2,046,750      2,105,489        2,073,251          2,455,791
                                                          ==========     ==========       ==========         ==========

          See accompanying notes to consolidated financial statements.

               Thermaltec International, Corp. and Subsidiaries
                     Consolidated Statements of Cash Flow



                                                                                       (Unaudited)       (Unaudited)
                                                    For the year     For the year     For the nine      For the nine
                                                       ending           ending        months ended      months ended
                                                       9/30/97          9/30/98          6/30/98           6/30/99
                                                   --------------   --------------   --------------   ----------------
Cash Flows from Operating Activities:
 Net Loss ......................................     $ (259,719)      $ (402,684)      $ (339,332)       $(285,602)
                                                     ----------       ----------       ----------        ---------
 Adjustments to reconcile net loss to net
   cash used in operating activities:
   Depreciation & Amortization .................         30,665           34,901           22,666           23,152
   Common Stock Issued for Services ............         16,001           58,000           58,000           77,567
   Loss on Disposal of Assets ..................             --           19,680           19,680            3,375
   (Increase) decrease in:
    Receivables ................................        (19,183)          10,373           10,571          (19,543)
    Inventories ................................         23,829           (5,416)             223          (29,488)
    Prepaid and other current assets ...........         (7,686)          (1,606)          (4,833)           3,680
    Other Assets ...............................            (25)          (2,781)          11,986             (329)
   Increase (decrease) in:
   Accounts Payable ............................         (9,272)          11,891           51,716           26,538
   Accrued Expenses and Other Current
    Liabilities ................................          9,475           58,409          113,127           54,785
                                                     ----------       ----------       ----------        ---------
      Total Adjustments ........................         43,804          183,451          283,136          139,737
                                                     ----------       ----------       ----------        ---------
      Net cash used in operating
       activities ..............................       (215,915)        (219,233)         (56,196)        (145,865)
                                                     ----------       ----------       ----------        ---------
Cash Flows from Investing Activities:
 Purchases of Fixed Assets & Leasehold
   Improvements ................................       (125,502)         (18,543)              --               --
                                                     ----------       ----------       ----------        ---------
Cash Flows from Financing Activities:
 Proceeds from sale of shares net of
   offering costs ..............................             --          277,000           62,301           78,200
 Proceeds from Issuance of Notes
   Payable .....................................         15,953               --               --               --
 Repayments of Notes Payable ...................             --          (17,600)         (15,600)              (6)
 Net Proceeds (Repayments) of
   Shareholder Loans ...........................        103,667          (38,638)          (2,439)         106,522
                                                     ----------       ----------       ----------        -----------
      Net cash provided by financing
       activities ..............................        119,620          220,762           44,262          184,716
                                                     ----------       ----------       ----------        -----------
Effect of exchange rate on cash ................          8,337           17,826           13,036           16,078
                                                     ----------       ----------       ----------        -----------
Net increase (decrease) in cash and cash
 equivalents ...................................       (213,460)             812            1,102           54,929
Cash & Cash Equivalents, Beginning of
 Period ........................................        218,252            4,792            4,792            5,604
                                                     ----------       ----------       ----------        -----------
Cash & Cash Equivalents, End of Period .........     $    4,792       $    5,604       $    5,894        $  60,533
                                                     ==========       ==========       ==========        ===========

          See accompanying notes to consolidated financial statements.

                Thermaltec International Corp. and Subsidiaries
           Consolidated Statements of Stockholders' Equity (Deficit)
              For the Years Ended September 30, 1997 and 1998 and
                      the Nine Months Ended June 30, 1999



                                           Common Stock                                         Accumulated
                                       ---------------------   Additional       Retained           Other
                                        Number of                Paid-In        Earnings       Comprehensive
                                          Shares     Amount      Capital        (Deficit)          Income          Total
                                       -----------  --------  ------------  ----------------  ---------------  -------------
Beginning Balance ...................   2,034,750     $203     $  771,797      $  (554,976)       $   252       $  217,276
 Net Loss for the
   year ended 9/30/1997 .............                                             (259,719)                       (259,719)
 Stock issued for services during
   the year ended 9/30/97 ...........      16,001        2         15,999                                           16,001
 Other Comprehensive Income:
 Foreign Currency Translation
   Adjustment .......................                                                               8,338            8,338
                                                                                                  -------       ----------
Balance September 30, 1997 ..........   2,050,751      205        787,796         (814,695)         8,590          (18,104)
 Net Loss for the year ended
   9/30/1998 ........................                                             (402,684)                       (402,684)
 Stock sold during the year
   ended 9/30/98 ....................     288,600       28        276,972                                          277,000
 Stock issued for services ..........      58,000        6         57,994                                           58,000
 Other Comprehensive Income:
 Foreign Currency Translation
   Adjustment .......................                                                              17,826           17,826
                                                                                                  -------       ----------
Balance September 30, 1998 ..........   2,397,351      239      1,122,762       (1,217,379)        26,416          (67,962)
                                        ---------     ----     ----------      -----------        -------       ----------
 Unaudited:
 Net Loss for the nine months
   ended 6/30/99 ....................                                             (285,602)                       (285,602)
 Stock issued in lieu of cash
   repayment of shareholder
   loan during the nine months
   ended 6/30/99 ....................      30,000        3         29,997                                           30,000
 Warrants exercised during the
   nine months ended 6/30/99 ........      78,200        8         78,192                                           78,200
 Stock issued for services ..........      72,567        8         77,559                                           77,567
 Other Comprehensive Income:
 Foreign Currency Translation
   Adjustment .......................                                                              16,078           16,078
                                                                                                  -------       ----------
 Balance June 30, 1999 ..............   2,578,118     $258     $1,308,510     ($ 1,502,981)       $42,494       $ (151,719)
                                        =========     ====     ==========      ===========        =======       ==========

          See accompanying notes to consolidated financial statements.

               THERMALTEC INTERNATIONAL, CORP. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1997
            AND FOR THE NINE MONTHS ENDED JUNE 30, 1999 (UNAUDITED)

1. MERGER WITH CAMANCO COMMUNICATION GROUP, INC./DISCONTINUED OPERATIONS

     On December 11, 1998 the Company entered into an agreement with Camanco Communication Group, Inc. of Millville, New Jersey. Under the terms of this agreement, the Company agreed to increase its number of authorized shares to 70,000,000. The Company would then acquire all of the outstanding shares of Camanco in exchange for 59,500,000 of its shares, with the current shareholders of the Company retaining their existing shares in the Company. The current owners of Camanco would then become the majority shareholders of the Company; this is a process that is sometimes referred to as a "reverse merger". The consummation of the merger is subject to a number of conditions, including the completion of customary due diligence, the receipt of all necessary governmental, regulatory, shareholder and third party approvals as well as the registration of the shares of the Company's common stock to be issued in conjunction with the merger with the SEC and with all appropriate state regulatory authorities.

     On April 16, 1999, the Company declared its intention to transfer substantially all of its assets and liabilities to a wholly-owned subsidiary, Panama Industries Ltd. The Company effected the transfer on May 17, 1999 and established May 28, 1999 as the record date for the transfer of the shares of Panama Industries, via a spin-off, to the shareholders of the Company on a one-for-one basis, equal to the number of shares of Thermaltec common stock held, effective immediately before the merger. After the spin-off, Panama Industries will continue to engage in the business of expanding its metallurgical activities in Latin America and in acquiring existing technologies and companies in North America and in Europe.

     Panama Industries engages, and will after the spin-off continue to engage, in the business of expanding its metallurgical activities in Latin America and in acquiring existing technologies and companies in North America and in Europe.

     As of June 30, 1999, the Company's ability to operate as a "going concern" for a substantial period of time did not appear to be in substantial doubt. This conclusion was based upon several factors,
specifically:

     1. The increasing efficiency of production at Panama Industries' Costa Rican facility, which was moving toward break-even operations;

     2. The likelihood of increased profitable work orders from the New York State Energy Research and Development Authority; and

     3. The announced willingness of Messrs. Mazzone and Klein to advance additional funds to
Thermaltec aggregating in the hundreds of thousands of dollars;

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES ORGANIZATION/REPORTING
     ENTITIES

ORGANIZATION REPORTING ENTITIES

     The consolidated financial statements of Thermaltec International Corp. and Subsidiaries (the "Company") include the following entities:

THERMALTEC INTERNATIONAL CORP.

     Thermaltec International Corp. was incorporated in 1994 under the laws of the state of Delaware. TTI was organized for the purpose of engaging in the sale of thermal sprayed coatings to individual customers in the United States and other countries. Thermaltec also serves as the parent company which acts as a holding company for its subsidiaries and provides administrative support to the operations of the Company.

               THERMALTEC INTERNATIONAL, CORP. AND SUBSIDIARIES

                FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1997
            AND FOR THE NINE MONTHS ENDED JUNE 30, 1999 (UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES ORGANIZATION/REPORTING ENTITIES -- (Continued)

THERMALTEC DE COSTA RICA, S.A.

     Thermaltec de Costa Rica, S.A. is a wholly-owned subsidiary located in San Jose, Costa Rica. Thermaltec de Costa Rica began operations during fiscal 1995, and provides thermal spray coatings to businesses and individuals throughout Costa Rica. This entity will be spun off with Panama Industries.

METAL COATINGS, INC.

     Metal Coatings, Inc. was a majority-owned subsidiary located in San Juan, Puerto Rico. Metal Coatings began significant operations during fiscal 1997, and provided thermal spray coatings to businesses and individuals throughout Puerto Rico. On May 31, 1998 the operations of Metal Coatings ceased, and the remaining assets and liabilities were assumed by Thermaltec International, the parent corporation. No material expense was associated with the closure.

THERMALTEC DOMINICANA, S.A.

     Thermaltec Dominicana, S.A. was a majority-owned subsidiary located in Santo Domingo in the Dominican Republic. TDR began significant operations in October 1996 and provided thermal spray coatings, as a market test, to businesses and individuals in the Santo Domingo metropolitan area. In February 1998, the operations of TDR ceased and the assets and liabilities were assumed by TTI.

PANAMA INDUSTRIES, LTD.

     Panama Industries was incorporated in March 1998, but was not consolidated into the group until May of 1999. This entity will be spun off with Thermaltec de Costa Rica.

PRINCIPLES OF CONSOLIDATION

     All material intercompany transactions have been eliminated in the consolidated financial statements.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

     Revenues from time-and-materials contracts are recorded as the work is performed. Revenues from other construction contracts with terms greater than one month are recognized on the percentage-of-completion method, measured by the percentage of cost incurred to date to estimated total cost for each contract. On short-term contracts with terms of less than one month, the completed contract method is utilized as it approximates the percentage-of-completion method. Funded research projects in which the Company provides the same services that it offers for sale in the regular course of business are recognized as revenue, at the time the services are provided.

               THERMALTEC INTERNATIONAL, CORP. AND SUBSIDIARIES

                FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1997
            AND FOR THE NINE MONTHS ENDED JUNE 30, 1999 (UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES ORGANIZATION/REPORTING ENTITIES -- (Continued)

CASH AND CASH EQUIVALENTS

     For the purpose of the statement of cash flows, the Company includes cash on deposit, money market funds and amounts held by brokers and funds held in escrow in cash accounts to be cash equivalents.

ACCOUNTS RECEIVABLE

     Accounts receivable have been adjusted for all known uncollectible contracts; an allowance for doubtful contracts has not been provided, as the amount is not considered material.

INVENTORIES

     Inventories and prepaid supplies consist of various materials and supplies utilized on construction contracts and are valued at the lower of cost (first-in, first-out) or market.

PROPERTY, EQUIPMENT AND DEPRECIATION

     Property and equipment is stated at cost. Major expenditures for property and those which substantially increase useful lives are capitalized. Maintenance, repairs, and minor renewals are expensed as incurred. When assets are retired or otherwise disposed of, their costs and related accumulated depreciation are removed from the accounts and resulting gains or losses are included in income. Depreciation is provided by both straight-line and accelerated methods over the estimated useful lives of the assets.

INTANGIBLE ASSETS

     Organization Costs are being amortized on a straight-line basis over sixty months.

EARNINGS (LOSS) PER SHARE

     The Company has adopted SFAS No. 128, "Earnings per Share", which requires presentation of basic earnings per share ("Basic EPS") and diluted earnings per share ("Diluted EPS") by all publicly traded entities, as well as entities that have made a filing or are in the process of filing with a regulatory agency in preparation for the sale of securities in a public market.

     Basic EPS is computed by dividing income or loss available to common shareholders by the weighted average number of common shares outstanding during the period. The computation of Diluted EPS gives effect to all dilutive potential common shares during the period. The computation of Diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an antidilutive effect on earnings.

INCOME TAXES

     The Company has adopted Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes". The Company files a consolidated Federal tax return, which includes all of the subsidiaries. Accordingly, Federal Income taxes are provided on the taxable income of the consolidated group. State income taxes are provided on a separate company basis, if and when taxable income, after utilizing available carryforward losses, exceeds certain levels.

               THERMALTEC INTERNATIONAL, CORP. AND SUBSIDIARIES

                FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1997
            AND FOR THE NINE MONTHS ENDED JUNE 30, 1999 (UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES ORGANIZATION/REPORTING ENTITIES -- (Continued)

DEFERRED INCOME TAXES

     Deferred tax assets arise principally from net operating losses and capital losses available for carryforward against future years' taxable income.

FOREIGN EXCHANGE

     The Company and its subsidiaries treat the U.S. Dollar as their functional currency. Accordingly, gains and losses resulting from the translation of accounts designated in other than the functional currency are reflected in the determination of net income and have been immaterial.

RECLASSIFICATIONS

     Certain accounts in the prior-year financial statements have been reclassified for comparative purposes to conform with the presentation in the current-year financial statements.

INTERIM FINANCIAL INFORMATION

     The financial information presented for the nine month periods ended June 30, 1998 and June 30, 1999 is unaudited but, in the opinion of management, reflects all of the adjustments necessary for a fair presentation of such financial statements. The results of operations for the nine month period ended June 30, 1999 are not necessarily indicative of the operating results to be expected for the year ended September 30, 1999.

REPORTING COMPREHENSIVE INCOME

     The Company has adopted Statement of Financial Accounting Standard No. 130, "Reporting Comprehensive Income" for the nine months ended June 30, 1999; all prior periods have been restated for purposes of comparison. This Statement establishes standards for reporting and displaying comprehensive income and its components in a full set of general-purpose financial statements. This statement requires the classification of items of comprehensive income by their nature in a financial statement and the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of the balance sheet.

3. SUPPLEMENTAL CASH FLOW INFORMATION


                                         For the period Ended:
                                ---------------------------------------
                                      September 30
                                -------------------------     June 30
                                    1997          1998          1999
                                -----------   -----------   -----------
Cash paid for:
   Interest Expense .........    $ 10,070      $ 23,695      $ 22,564
   Income taxes .............    $    967      $    959            --


     During the nine month period ending June 30, 1999, the Company issued 30,000 shares of stock in lieu of cash repayment of a shareholder loan.

               THERMALTEC INTERNATIONAL, CORP. AND SUBSIDIARIES

                FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1997
            AND FOR THE NINE MONTHS ENDED JUNE 30, 1999 (UNAUDITED)

4. INVENTORY

                                               SEPTEMBER 30
                                         -------------------------     June 30
                                             1997          1998         1999
                                         -----------   -----------   ----------
Inventory consists of the following:
   Raw Materials .....................    $ 30,182      $ 28,209      $ 46,804
   Machinery held for Resale .........          --        36,879        47,772
                                          --------      --------      --------
      Total Inventory ................    $ 30,182      $ 65,088      $ 94,576
                                          ========      ========      ========


5. PROPERTY AND EQUIPMENT

     Major classes of property and equipment consist of the following:

                                                                                       September 30
                                                            Estimated useful    ---------------------------      June 30
                                                               Life-years           1997           1998           1999
                                                           ------------------   ------------   ------------   ------------
Machinery, equipment and furniture .....................           5-10          $ 176,121      $ 145,523      $ 137,844
Leasehold improvements .................................          5-31.5            51,104         40,120         40,120
                                                                                 ---------      ---------      ---------
                                                                                   227,225        185,643        177,964
Less accumulated depreciation and amortization .........                            46,284         65,926         76,885
                                                                                 ---------      ---------      ---------
Net property and equipment .............................                         $ 180,941      $ 119,717      $ 101,079
                                                                                 =========      =========      =========


     Depreciation for the years ended September 30, 1998 and 1997 was $ 30,597 and $ 26,362, respectively: for the nine months ended June 30, 1999, depreciation was $ 15,262.

6. LINE OF CREDIT

     The Company has a line of credit with Fleet Bank for $ 25,000, payable on demand. The line is secured by substantially all of the Company's assets.

7. DEBT

                                                               September 30
LONG-TERM DEBT:                                          -------------------------     June 30
                                                             1997          1998         1999
                                                         -----------   -----------   ----------
Various equipment notes with terms expiring
 December, 1999 Through July, 2000. The loans
 provide for monthly payments Of principal and
 interest. Interest rates range from 15-18%. .........    $ 57,882      $ 40,282      $40,276
   Less current maturities ...........................      17,137        19,518       14,640
                                                          --------      --------      -------
   Long term debt ....................................    $ 40,745      $ 20,764      $25,836
                                                          ========      ========      =======
SHORT-TERM DEBT: .....................................
   Current maturities of equipment notes .............    $ 17,137      $ 19,518      $14,640
   Bank line of credit (Fleet Bank) ..................      24,977        24,977       24,977
                                                          --------      --------      -------
   Short-term debt ...................................    $ 42,114      $ 44,495      $39,617
                                                          ========      ========      =======


     The Company has no obligation under any financial covenant pursuant to the note payable or to the financing agreements.

8. SHAREHOLDER LOAN

     This amount represents the total due to the majority shareholder of $ 182,164, $ 105,642 and $ 103,667 as of September 30, 1999, 1998 and 1997,
respectively. This loan has no maturity and bears no interest.

               THERMALTEC INTERNATIONAL, CORP. AND SUBSIDIARIES

                FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1997
            AND FOR THE NINE MONTHS ENDED JUNE 30, 1999 (UNAUDITED)

9. SALES TO MAJOR CUSTOMERS

     During 1998, one customer accounted for approximately 10% of the Company's sales and 7% of accounts receivable. During 1997, one customer accounted for approximately 32% of sales and 47% of the Company's accounts receivable balance. During the nine months ended June 30, 1999, one customer accounted for 32% of sales.

10. COMMITMENTS AND CONTINGENCIES LEASES

     Thermaltec de Costa Rica is currently obliged under a lease through January 2000 for its office space and shop space in Costa Rica. The lease calls for an annual rent of $ 12,960, due in monthly payments.

     Thermaltec International was obliged under a lease for its office space in West Babylon, NY, which expired July, 1998 for a minimum annual rental of $ 13,200.

     Total rental expense under cancellable and noncancellable operating leases was $ 24,920 and $ 13,900 for the years ended September 30, 1998 and 1997, respectively. For the nine months ended June 30, 1999, total rental expense was $ 19,775.

11. COMMON STOCK

                                                    September 30,
                                             ---------------------------     June 30,
                                                 1997           1998           1999
                                             ------------   ------------   ------------
Common stock is as follows:
Common stock, $.0001 par value, 10,000,000
 shares authorized.
Shares issued and outstanding ............   2,050,751      2,397,351        2,578,118
Par Value ................................   $     205      $     239       $      258

Common Stock:

     During the year ended September 30, 1997, the company issued 16,001 shares to outside providers of marketing services.


                                                             For the Years Ended     For the 9 months Ending
                                                                September 30                 June 30
                                                            ---------------------   ------------------------
                                                               1997        1998               1999
                                                            ---------   ---------   ------------------------
The Company has issued in shares in Exchange for the
 services of unaffiliated outside Consultants as follows:
   Marketing Services ...................................     16,001      27,000              35,067
   Technical Services ...................................         --      25,000                  --
   Legal Services .......................................         --          --              21,000
   Financial & Administrative Services ..................         --       6,000              16,500
                                                              ------      ------              ------
      Total Shares ......................................     16,001      58,000              72,567
                                                              ======      ======              ======
The charges to expense for the above-issued Shares were:
   Marketing Services ...................................    $16,001     $27,000             $35,067
   Technical Services ...................................         --      25,000                  --
   Legal Services .......................................         --          --              21,000
   Financial & Administrative Services ..................         --       6,000              21,500
                                                             -------     -------             -------
      Total Charged to Expense ..........................    $16,001     $58,000             $77,567
                                                             =======     =======             =======

               THERMALTEC INTERNATIONAL, CORP. AND SUBSIDIARIES

                FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1997
            AND FOR THE NINE MONTHS ENDED JUNE 30, 1999 (UNAUDITED)

11. COMMON STOCK  -- (Continued)

     For the year ended September 30, 1998, the Company completed the issuance of 271,600 shares of common stock at an average price of $1.00 per share and carried with them a warrant granting the right to purchase, for each share purchased, an additional share of Thermaltec common stock at a price of $ 1.00 per share. The warrants expire on June 2, 2000. At June 30, 1999 a total of 78,200 warrants had been exercised for an equal number of shares. Of the proceeds, $ 58,200 has been paid to an escrow agent to be paid to the Company after the completion of the merger with Camanco Communications.

     During the nine months ended June 30, 1999, the Company issued 30,000 shares of common stock in lieu of cash repayment of a shareholder loan.

     On July 7, 1999 the Company approved an increase in the number of authorized shares outstanding to 100,000,000. At the same time, the Company also approved an option plan, under which 10,000,000 of the above shares were reserved for issuance in exchange for options of the Camanco Communications Group, subsequent to and contingent upon, the completion of the merger.

12. INCOME TAXES

     No provision for income taxes was recorded during the years ended September 30, 1998 and 1997 or for the nine months ended June 30, 1999, due to net losses being incurred. At September 30, 1998, the Company had net operating loss carryforwards for tax purposes of approximately $ 910,000, which would expire in 2012.

     The Company's effective tax rate in 1997 and 1998 and 1999 differs from the federal statutory rate as a result of a full valuation allowance being provided against gross deferred tax assets.

     Deferred tax assets consist of the following components at:

                                                    September 30:
                                             ---------------------------
                                                 1997           1998
                                             ------------   ------------
Net operating loss carryforwards .........    $ 252,200      $ 382,000
Less: valuation allowance ................      252,200        382,000
                                              ---------      ---------
Total deferred ...........................    $      --      $      --
                                              =========      =========

     At September 30, 1998 and 1997 and at June 30, 1999, the Company provided a full valuation allowance against the gross deferred tax asset since, in management's judgment, it is more likely than not, such benefits will not be realized.

13. GEOGRAPHIC INFORMATION

     The Company's revenues from external customers is derived from the following geographic markets:


                                                                               For the nine months
                                                     For the year ended               ended
                                                       September 30:                June 30:
                                                  ------------------------   -----------------------
                                                      1997         1998         1998         1999
                                                  -----------   ----------   ----------   ----------
United States (excluding Puerto Rico) .........    $341,604      $ 91,560     $ 84,787     $ 77,347
Costa Rica ....................................     100,660       179,367      157,757      127,603
Puerto Rico ...................................          --         4,919        4,919           --
Dominican Republic ............................          --            --           --           --
                                                   --------      --------     --------     --------
Total .........................................    $442,264      $275,846     $247,463     $204,950
                                                   ========      ========     ========     ========

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Solar Communications Group, Inc.:

We have audited the accompanying balance sheets of Solar Communications Group, Inc. (a development stage enterprise) as of September 30, 1997 and 1998, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the period October 7, 1996 (Date of Inception) to September 30, 1997 and for the year ended September 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Solar Communications Group, Inc. as of September 30, 1997 and 1998 and the results of its operations and its cash flows for the period October 7, 1996 (Date of Inception) to September 30, 1997 and for the year ended September 30, 1998, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is a development stage enterprise and has suffered recurring losses and net cash outflows from operations since inception that raise substantial doubt about its ability to continue as a going concern. As such, the Company is dependent upon future capital infusions from existing and/or new investors to fund operations. Management's plans with regard to these matters are also described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Withum, Smith & Brown
Red Bank, New Jersey
July 1, 1999

                       SOLAR COMMUNICATIONS GROUP, INC.
                       (A DEVELOPMENT STAGE ENTERPRISE)
                                BALANCE SHEETS


                                                                     September 30,            June 30,
                                                                ------------------------   --------------
                                                                   1997         1998            1999
                                                                ---------   ------------   --------------
                                                                                             (Unaudited)
                           ASSETS
Current Assets:
   Cash and cash equivalents ................................    $   --      $     250      $  8,425,839
   Prepaid expenses .........................................        --             --            72,098
   Due from related parties .................................        --             --               700
   Other current assets .....................................        --             --            39,192
                                                                 ------      ---------      ------------
      Total Current Assets ..................................        --            250         8,537,829
Property and Equipment, Net .................................        --             --           725,331
                                                                 ------      ---------      ------------
      TOTAL ASSETS ..........................................    $   --      $     250      $  9,263,160
                                                                 ======      =========      ============
       LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
   Accounts payable .........................................    $   --      $      --      $    116,082
   Accrued expenses .........................................       200            400           503,367
   Due to related parties ...................................        --         73,762                --
   Loans payable ............................................        --             --           215,500
   Loans payable - related parties ..........................        --             --           110,000
                                                                 ------      ---------      ------------
      Total Current Liabilities .............................       200         74,162           944,949
Commitments and Contingencies
Stockholders' Equity (Deficit):
   Common stock, no par value; authorized; 1,000 shares at
    September 30, 1997 and 1998 and 10,000 shares at
    June 30, 1999 (unaudited), issued and outstanding;
    1,000 shares at September 30, 1997 and 1998 and
    4,718.40 shares at June 30, 1999 (unaudited) ............       250            250           170,985
   Common stock subscribed, 1,000 shares at June 30, 1999
    (unaudited) .............................................        --             --        10,000,000
   Stock subscription receivable ............................      (250)            --                --
   Deficit accumulated during the development stage .........      (200)       (74,162)       (1,852,774)
                                                                 ------      ---------      ------------
      Total Stockholders' Equity (Deficit) ..................      (200)       (73,912)        8,318,211
                                                                 ------      ---------      ------------
      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
       (DEFICIT) ............................................    $   --      $     250      $  9,263,160
                                                                 ======      =========      ============

  The Notes to Financial Statements are an integral part of these statements.

                       SOLAR COMMUNICATIONS GROUP, INC.
                       (A DEVELOPMENT STAGE ENTERPRISE)
                           STATEMENTS OF OPERATIONS


                                              For the Period
                                             October 7, 1996         For the
                                           (Date of Inception)      Year Ended
                                             to September 30,     September 30,
                                                   1997                1998
                                          ---------------------  ---------------
Revenues ...............................         $    --           $       --
Operating Expenses:
   General and Administrative
    Expenses ...........................             200                  200
   General and Administrative
    Expenses-Related Parties ...........              --               73,762
                                                 -------           ----------
      Total Operating Expenses .........             200               73,962
                                                 -------           ----------
Net Loss ...............................         $  (200)          $  (73,962)
                                                 =======           ==========
Basic and Diluted Net Loss Per Common
 Share .................................        $   (.05)          $   (17.26)
                                                ========           ==========
Weighted Average Number of Shares of
 Common Stock and Common
 Stock Subscribed Outstanding ..........           4,284                4,284
                                                ========           ==========



                                                For the Nine Month          Cumulative From
                                              Periods Ended June 30,         Inception to
                                               1998            1999          June 30, 1999
                                          -------------  ----------------  ----------------
                                           (Unaudited)      (Unaudited)       (Unaudited)
Revenues ...............................   $       --      $         --      $         --
Operating Expenses:
   General and Administrative
    Expenses ...........................           --         1,710,811         1,711,211
   General and Administrative
    Expenses-Related Parties ...........       49,175            67,801           141,563
                                           ----------      ------------      ------------
      Total Operating Expenses .........       49,175         1,778,612         1,852,774
                                           ----------      ------------      ------------
Net Loss ...............................   $  (49,175)     $ (1,778,612)     $ (1,852,774)
                                           ==========      ============      ============
Basic and Diluted Net Loss Per Common
 Share .................................   $   (11.48)     $    (376.90)
                                           ==========      ============
Weighted Average Number of Shares of
 Common Stock and Common
 Stock Subscribed Outstanding ..........        4,284             4,719
                                           ==========      ============

  The Notes to Financial Statements are an integral part of these statements.

                       SOLAR COMMUNICATIONS GROUP, INC.
                       (A DEVELOPMENT STAGE ENTERPRISE)
            STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
   FOR THE PERIOD OCTOBER 7, 1996 (DATE OF INCEPTION) TO SEPTEMBER 30, 1998
         AND FOR THE NINE MONTH PERIOD ENDED JUNE 30, 1999 (UNAUDITED)

                                                                             Common Stock
                                               Common Stock                   Subscribed
                                            Shares        Amount        Shares          Amount
                                        -------------  ------------  ------------  ---------------
Balance, October 7, 1996
 (Inception) .........................           --     $      --            --     $         --
Issuance of common stock to
 founders for stock subscription
 receivable, October 8, 1996 .........      1,000.00          250            --               --
Net loss .............................           --            --            --               --
                                            --------    ---------            --     ------------
Balance, September 30, 1997 ..........      1,000.00          250            --               --
Collection of stock subscription
 receivable ..........................           --            --            --               --
Net loss .............................           --            --            --               --
                                            --------    ---------            --     ------------
Balance, September 30, 1998 ..........      1,000.00          250            --               --
Issuance of common stock to
 founders, October 1998
 (unaudited) .........................      3,284.40           --            --               --
Issuance of common stock for
 services rendered, December
 1998, $393.04 per share
 (unaudited) .........................        184.00       72,386            --               --
Issuance of common stock for the
 conversion of related party debt,
 December 1998, $393.04 per
 share (unaudited) ...................        250.00       98,349            --               --
Issuance of common stock
 subscribed for cash, February and
 March 1999, $10,000 per share
 (unaudited) .........................           --            --          30.00         300,000
Issuance of common stock
 subscribed for cash, April, May
 and June 1999, $10,000 per share
 (unaudited) .........................           --            --         970.00       9,700,000
Net loss (unaudited) .................           --            --            --               --
                                            --------    ---------       --------    ------------
Balance, June 30, 1999 (unaudited)          4,718.40    $ 170,985       1,000.00    $ 10,000,000
                                            ========    =========       ========    ============

                                                             Deficit
                                                           Accumulated
                                             Stock          During the           Total
                                         Subscription      Development       Stockholders'
                                          Receivable          Stage         Equity (Deficit)
                                        --------------  -----------------  -----------------
Balance, October 7, 1996
 (Inception) .........................     $    --        $          --      $         --
Issuance of common stock to
 founders for stock subscription
 receivable, October 8, 1996 .........        (250)                  --                --
Net loss .............................          --                 (200)             (200)
                                           -------        -------------      ------------
Balance, September 30, 1997 ..........        (250)                (200)             (200)
Collection of stock subscription
 receivable ..........................         250                   --               250
Net loss .............................          --              (73,962)          (73,962)
                                           -------        -------------      ------------
Balance, September 30, 1998 ..........          --              (74,162)          (73,912)
Issuance of common stock to
 founders, October 1998
 (unaudited) .........................          --                   --                --
Issuance of common stock for
 services rendered, December
 1998, $393.04 per share
 (unaudited) .........................          --                   --            72,386
Issuance of common stock for the
 conversion of related party debt,
 December 1998, $393.04 per
 share (unaudited) ...................          --                   --            98,349
Issuance of common stock
 subscribed for cash, February and
 March 1999, $10,000 per share
 (unaudited) .........................          --                   --           300,000
Issuance of common stock
 subscribed for cash, April, May
 and June 1999, $10,000 per share
 (unaudited) .........................          --                   --         9,700,000
Net loss (unaudited) .................          --           (1,778,612)       (1,778,612)
                                           -------        -------------      ------------
Balance, June 30, 1999 (unaudited)         $    --        $  (1,852,774)     $  8,318,211
                                           =======        =============      ============

  The Notes to Financial Statements are an integral part of these statements.

                       SOLAR COMMUNICATIONS GROUP, INC.
                       (A DEVELOPMENT STAGE ENTERPRISE)
                           STATEMENTS OF CASH FLOWS

                                               For the Period
                                              October 7, 1996         For the
                                            (Date of Inception)      Year Ended
                                              To September 30,     September 30,
                                                    1997                1998
                                           ---------------------  ---------------
Cash Flows From Operating Activities:
Net loss ................................         $  (200)          $  (73,962)
Adjustments to reconcile net loss to net
 cash used in operating activities:
   Depreciation and amortization ........              --                   --
   Common stock issued for services .....              --                   --
   Changes in assets and liabilities:
    Prepaid expenses ....................              --                   --
    Other current assets ................              --                   --
    Accounts payable ....................              --                   --
    Accrued expenses ....................             200                  200
                                                  -------           ----------
      Net Cash Used in Operating
       Activities .......................              --              (73,762)
Cash Flows From Investing Activities:
   Purchase of property and
    equipment ...........................              --                   --
   Net change in due from related
    parties .............................              --                   --
                                                  -------           ----------
      Net Cash Used in Investing
       Activities .......................              --                   --
Cash Flows From Financing Activities:
   Collection of stock subscription
    receivable ..........................              --                  250
   Net change in due to related parties                --               73,762
   Proceeds from loans payable ..........              --                   --
   Proceeds from loans payable --
    related parties .....................              --                   --
   Proceeds from common stock
    subscribed ..........................              --                   --
                                                  -------           ----------
      Net Cash Provided By
       Financing Activities .............              --               74,012
                                                  -------           ----------
Net Increase in Cash ....................              --                  250
Cash -- Beginning of Period .............              --                   --
                                                  -------           ----------
Cash -- End of Period ...................         $    --           $      250
                                                  =======           ==========


                                                  For the Nine Month
                                                    Periods Ended             Cumulative from
                                                       June 30,                Inception to
                                                1998             1999          June 30, 1999
                                           -------------  -----------------  ----------------
                                            (Unaudited)      (Unaudited)        (Unaudited)
Cash Flows From Operating Activities:
Net loss ................................   $  (49,175)     $  (1,778,612)    $  (1,852,774)
Adjustments to reconcile net loss to net
 cash used in operating activities:
   Depreciation and amortization ........           --             18,947            18,947
   Common stock issued for services .....           --             72,386            72,386
   Changes in assets and liabilities:
    Prepaid expenses ....................           --            (72,098)          (72,098)
    Other current assets ................           --            (39,192)          (39,192)
    Accounts payable ....................           --            116,082           116,082
    Accrued expenses ....................           --            502,967           503,367
                                            ----------      -------------     -------------
      Net Cash Used in Operating
       Activities .......................      (49,175)        (1,179,520)       (1,253,282)
Cash Flows From Investing Activities:
   Purchase of property and
    equipment ...........................           --           (744,278)         (744,278)
   Net change in due from related
    parties .............................           --               (700)             (700)
                                            ----------      -------------     -------------
      Net Cash Used in Investing
       Activities .......................           --           (744,978)         (744,978)
Cash Flows From Financing Activities:
   Collection of stock subscription
    receivable ..........................           --                 --               250
   Net change in due to related parties         49,175             24,587            98,349
   Proceeds from loans payable ..........           --            215,500           215,500
   Proceeds from loans payable --
    related parties .....................           --            110,000           110,000
   Proceeds from common stock
    subscribed ..........................           --         10,000,000        10,000,000
                                            ----------      -------------     -------------
      Net Cash Provided By
       Financing Activities .............       49,175         10,350,087        10,424,099
                                            ----------      -------------     -------------
Net Increase in Cash ....................           --          8,425,589         8,425,839
Cash -- Beginning of Period .............           --                250                --
                                            ----------      -------------     -------------
Cash -- End of Period ...................   $       --      $   8,425,839     $   8,425,839
                                            ==========      =============     =============

  The Notes to Financial Statements are an integral part of these statements.

                       SOLAR COMMUNICATIONS GROUP, INC.
                       (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS

             (INFORMATION RELATING TO THE NINE MONTH PERIODS ENDED
         JUNE 30, 1998 AND JUNE 30, 1999 AND CUMULATIVE FROM INCEPTION
                        TO JUNE 30, 1999 IS UNAUDITED)

Note 1 -- Organization, Business and Pending Merger:

     Solar Communications Group, Inc. (the "Company") is a corporation involved in the installation and implementation of computer hardware and software inside rooms of nationwide hotels.

     The Company provides quality communications alternatives to the business community. The Company has developed an Internet access solution, known as PCRoomLink(TM), for the hospitality industry. PCRoomLink's computer-equipped rooms permit a hotel patron, with or without a laptop computer, to obtain high-speed Internet access in the privacy of his/her hotel room.

     The Company is a development stage enterprise, which has a very limited history of operations and has not generated any revenues from operations. The Company's business model is untested. It may take the Company longer than anticipated to implement its business model, and some aspects of the Company's business model may not prove to be feasible or possible.

     On June 17, 1999, the Company executed a merger agreement with Thermaltec International, Corp. Pursuant to the merger, the Company will be merged into Thermaltec International, Corp. (TTI) with the shareholders of the Company receiving over 95% of the issued and outstanding shares of TTI's common stock. In preparation for the merger, TTI has transferred substantially all of its assets and liabilities into a wholly owned subsidiary, Panama Industries, Ltd.
(PI). The assets not transferred will consist primarily of cash. Shares of PI will be distributed, on a pro rata basis, to TTI shareholders of record as of May 28, 1999, immediately prior to the closing date of the merger. TTI's current shareholders will also retain their shares in TTI.

     The completion of the merger is contingent upon the receipt by the Company of certain regulatory approvals, approval of the merger by the shareholders of TTI and the Company, and satisfaction of certain other customary closing conditions.

Note 2 -- Basis of Preparation:

     Since inception, the Company has suffered recurring losses and net cash outflows from operations. The Company expects to continue to incur substantial losses to complete the development of its business model and will also incur substantial marketing and staffing costs in the near future. Since its inception, the Company has funded operations through debt issuance and, more recently, private placements of equity in order to meet its strategic objectives. Management is actively pursuing other financing options, which include securing additional equity financing, and believes that sufficient funding will be available to meet its planned business objectives including anticipated cash needs for working capital, for a reasonable period of time.

     However, there can be no assurance that the Company will be able to obtain sufficient funds to continue the development of, and if successful, to commence the installation and implementation of its computer systems in the hotels.

     As a result of the foregoing, there exists substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability of the carrying amounts of recorded assets or the amount of liabilities that might result from the outcome of this uncertainty.

                       SOLAR COMMUNICATIONS GROUP, INC.
                       (A DEVELOPMENT STAGE ENTERPRISE)

                 NOTES TO FINANCIAL STATEMENTS  -- (Continued)

             (INFORMATION RELATING TO THE NINE MONTH PERIODS ENDED
         JUNE 30, 1998 AND JUNE 30, 1999 AND CUMULATIVE FROM INCEPTION
                        TO JUNE 30, 1999 IS UNAUDITED)

Note 3 -- Summary of Significant Accounting Policies:

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents

     Cash equivalents are comprised of certain highly liquid investments with original maturities of less than three months. At June 30, 1999, cash equivalents amounted to approximately $6,472,000.

Prepaid Expenses

     Prepaid expenses are comprised of certain prepaid general and administrative expenses which will benefit future periods.

Development Stage Enterprise

     The accompanying statements have been prepared in accordance with the provision of Statement of Financial Accounting Standard (SFAS) No. 7, "Accounting and Reporting by Development Stage Enterprises".

Property and Equipment

     Property and equipment are recorded at cost less accumulated depreciation. Depreciation is provided on the straight-line method over the estimated useful lives of the assets which range from three to seven years. Gains and losses on depreciable assets retired or sold are recognized in the statement of operations in the year of disposal. Repairs and maintenance expenditures are expensed as incurred.

Income Taxes

     The Company accounts for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes". SFAS No. 109 requires recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the years in which the differences are expected to reverse. A valuation allowance is provided if it is more likely than not that some or all of the deferred tax assets will not be realized.

New Accounting Standards

     The Company will adopt Statement of Financial Accounting Standard (FAS) No. 130, "Reporting Comprehensive Income" in fiscal 1999. This statement establishes standards for reporting and displaying comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. This statement requires the classification of items of comprehensive

                       SOLAR COMMUNICATIONS GROUP, INC.
                       (A DEVELOPMENT STAGE ENTERPRISE)

                 NOTES TO FINANCIAL STATEMENTS  -- (Continued)

             (INFORMATION RELATING TO THE NINE MONTH PERIODS ENDED
         JUNE 30, 1998 AND JUNE 30, 1999 AND CUMULATIVE FROM INCEPTION
                        TO JUNE 30, 1999 IS UNAUDITED)

Note 3 -- Summary of Significant Accounting Policies:  -- (Continued)

New Accounting Standards -- (Continued)

income by their nature in a financial statement and the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of the balance sheet. The Company believes that adoption of this statement will not have a material effect on its financial statements.

     The Company will also adopt FAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" in fiscal 1999. This statement supersedes FAS No. 14, "Financial Reporting for Segments of a Business Enterprise," but retains the requirement to report information about major customers. This statement establishes standards for reporting information about operating segments in annual financial statements. Operating segments are defined as components of an enterprise evaluated regularly by the Company's senior management in deciding how to allocate resources and in assessing performance. The Company believes that adoption of this statement will not have a material effect on its financial statements.

     In 1998, the FASB issued Statement of Financial Accounting Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS No.
133). SFAS No. 133 modifies the accounting for derivative and hedging activities and is effective for fiscal years beginning after December 15, 1999. The Company believes that the adoption of SFAS No. 133 will not have a material impact on the Company's financial statements.

Concentration of Credit Risk

     The Company maintains cash balances, at times, with financial institutions in excess of amounts insured by the Federal Deposit Insurance Corporation. Management monitors the soundness of these institutions and considers the Company's risk negligible.

Advertising Costs

     All advertising costs are expensed the first time the advertising takes place. Advertising costs were approximately $231,000 for the nine month period ended June 30, 1999.

Financial Instruments

     The carrying values of accounts payable and accrued expenses approximate their fair values. The fair value of the Company's loans payable is assumed to approximate its book value.

Net Loss Per Common Share

     The Company has adopted SFAS No. 128, "Earnings per Share" ("FAS 128"), which requires presentation of basic earnings per share ("Basic EPS") and diluted earnings per share ("Diluted EPS") by all entities that have publicly traded common stock or potential common stock (options, warrants, convertible securities or contingent stock arrangements). FAS 128 also requires presentation of earnings per share by an entity that has made a filing or is in the process of filing with a regulatory agency in preparation for the sale of securities in a public market.

     Basic EPS is computed by dividing income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted EPS gives effect to all dilutive

                       SOLAR COMMUNICATIONS GROUP, INC.
                       (A DEVELOPMENT STAGE ENTERPRISE)

                 NOTES TO FINANCIAL STATEMENTS  -- (Continued)

             (INFORMATION RELATING TO THE NINE MONTH PERIODS ENDED
         JUNE 30, 1998 AND JUNE 30, 1999 AND CUMULATIVE FROM INCEPTION
                        TO JUNE 30, 1999 IS UNAUDITED)

Note 3 -- Summary of Significant Accounting Policies:  -- (Continued)

Net Loss Per Common Share -- (Continued)

potential common shares outstanding during the period. The computation of Diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an antidilutive effect on earnings. Refer to Note 11 for the Company's methodology for determining net loss per share.

Stock-Based Compensation

     The Company has adopted the provisions of Statement No 123, Accounting for Stock-Based Compensation. As permitted by the Statement, the Company has chosen to account for stock-based compensation using the intrinsic value method. Accordingly, no compensation expense has been recognized for the Company's stock-based compensation plans for any period.

Interim Financial Information

     The financial information presented for the nine month periods ended June 30, 1998 and 1999 and the cumulative amounts from the date of inception is unaudited but, in the opinion of management, reflects all adjustments (which consist of normal accruals) necessary for a fair presentation of such financial statements. The results of operations for the nine month period ended June 30, 1999 are not necessarily indicative of the operating results to be expected for the year ended September 30, 1999.

Note 4 -- Property and Equipment, Net:

     Property and equipment consist of the following:

                                             September 30,      June 30,
                                             1997     1998        1999
                                            ------   ------   ------------
                                                               (Unaudited)
Office equipment ........................   $ --     $ --       $189,468
Hotel installations in progress .........     --       --        554,810
                                            ----     ----       --------
                                              --       --        744,278
Less accumulated depreciation ...........     --       --         18,947
                                            ----     ----       --------
Property and Equipment, Net .............   $ --     $ --       $725,331
                                            ====     ====       ========

     Depreciation expense amounted to $18,947 for the nine month period ended June 30, 1999.

Note 5 -- Income Taxes:

     The Company has incurred losses since inception which have generated net operating loss carryforwards of approximately $74,000 at September 30, 1998, which expire beginning in the year 2017. Due to the uncertainty of their realization, no income tax benefits have been recorded by the Company for these net operating loss carryforwards as valuation allowances have been established for any such benefits. The use of these net operating loss carryforwards may be subject to limitations under section 382 of the Internal Revenue Code pertaining to changes in stock ownership.

     The increase in the valuation allowance amounted to $29,600 for the year ended September 30, 1998.

                       SOLAR COMMUNICATIONS GROUP, INC.
                       (A DEVELOPMENT STAGE ENTERPRISE)

                 NOTES TO FINANCIAL STATEMENTS  -- (Continued)

             (INFORMATION RELATING TO THE NINE MONTH PERIODS ENDED
         JUNE 30, 1998 AND JUNE 30, 1999 AND CUMULATIVE FROM INCEPTION
                        TO JUNE 30, 1999 IS UNAUDITED)

Note 5 -- Income Taxes:  -- (Continued)

     Deferred tax assets for federal and state income taxes consist of the following:

                                                 September 30,
                                              1997        1998
                                             ------   ------------
Net operating loss carryforwards .........   $ --      $  29,600
Valuation allowance ......................     --        (29,600)
                                             ----      ---------
Net deferred tax assets ..................   $ --      $      --
                                             ====      =========

Note 6 -- Loans Payable:

     The Company has various loans from individuals. These loans are non-interest bearing and contain no terms of repayment. These individuals have the option of either being repaid or converting their debt into shares of common stock of the Company. The debt can be converted at a price of $10,000 per share of common stock. This conversion rate was based on the sale price of the common stock at the time the debt was issued. The loans are expected to be repaid or converted into shares of common stock of the Company at $10,000 per share, within the current year.

Note 7 -- Related Party Transactions:

     Since its inception, the Company has had related party transactions with two related parties (Cam-Comm, Inc. and JMR Marketing Corporation). Each of these related parties is owned in whole or in part by the Company's Chairman and Chief Executive Officer. The Company has obtained goods and services for these related entities, due to the inability to obtain such goods and services on commercially viable terms.

     The amounts due from (to) related parties are as follows:

                                                                             Due From            Due to
                                                                         Related Parties     Related Parties
                                                                        -----------------   ----------------
Balance, October 7, 1996 (date of inception) ........................          $ --            $      --
Company expenses paid by related party ..............................            --                   --
                                                                               ----            ---------
Ending balance, September 30, 1997 ..................................            --                   --
Company expenses paid by a related party ............................            --               73,762
                                                                               ----            ---------
Ending balance, September 30, 1998 ..................................            --               73,762
Company advances to a related party .................................           700                   --
Company expenses paid by a related party ............................            --               24,587
Conversion of related party debt through the issuance of common stock            --              (98,349)
                                                                               ----            ---------
Ending balance, June 30, 1999 (Unaudited) ...........................          $700            $      --
                                                                               ====            =========

     In addition, the Company had loans payable to executive officers of the Company amounting to $110,000 at June 30, 1999.

     All of the above receivables, payables or loan payables are non-interest bearing. There are no fixed terms of repayment. However, repayment is expected to occur within the next year.

Note 8 -- Commitments:

Leases

     The Company leases office space, telephone and computer equipment from related parties (Cam Comm, Inc. and JMR Marketing Corporation) on a month to month basis.

                       SOLAR COMMUNICATIONS GROUP, INC.
                       (A DEVELOPMENT STAGE ENTERPRISE)

                 NOTES TO FINANCIAL STATEMENTS  -- (Continued)

             (INFORMATION RELATING TO THE NINE MONTH PERIODS ENDED
         JUNE 30, 1998 AND JUNE 30, 1999 AND CUMULATIVE FROM INCEPTION
                        TO JUNE 30, 1999 IS UNAUDITED)

Note 8 -- Commitments:  -- (Continued)

     On June 24, 1999, the Company entered into a non-cancelable lease for office space for one six month period, which commences on July 1, 1999 and terminates on December 31, 1999.

     The above leases are classified as operating leases. Lease expense for the nine month period ended June 30, 1999 was $ 35,797.

Note 9 -- Stockholders' Equity:

Common Stock Issued for Services Rendered

     During the nine month period ended June 30, 1999, the Company issued common stock for services received which were valued in the amount of $72,386. These services were provided by non-related party consultants and related primarily to computer software consulting.

Common Stock Subscribed

     The Company has entered into common stock purchase and subscription agreements, which provide for the issuance of 1,000 shares of common stock at $10,000 per share. These stock subscription agreements were part of the Company's overall $12,000,000 private placement equity funding, which was completed on July 7, 1999.

Change in Authorized Shares

     On June 30, 1999, the Board of Directors of the Company approved an amendment to the Certificate of Incorporation of the Company which authorized an increase in the number of authorized shares of common stock from 5,000 to 10,000.

Note 10 -- Stock Option Plans:

     In May 1999, the shareholders of the Company adopted the 1999 Incentive and Non-Qualified Stock Option Plan. Under the plan, 1,000 shares of common stock are reserved and available for issuance. The plan provides for grants to employees and non-employee consultants to purchase shares of Company common stock at prices not less than the fair market value at the time of the grant. Options generally become 50% exercisable six months from the date of the grant, with an additional 50% exercisable at the end of the following six month period, except as otherwise provided by the Stock Option Committee of the Board of Directors. The options generally expire ten years from the date of grant.

     Summarized information relative to the Company's stock option plans as of June 30, 1999 is as follows:

                                                                    Weighted
                                                                    Average
                                                                    Exercise
                                                     Shares      Price Per Share
                                                   ----------   ----------------
Outstanding at September 30, 1998 ................       --         $    --
 Granted .........................................    384.90         10,000
 Exercised .......................................       --              --
 Canceled ........................................   ( 2.50)         10,000
                                                     -------        -------
Outstanding at June 30, 1999 (unaudited) .........    382.40        $10,000
                                                     =======        =======

                       SOLAR COMMUNICATIONS GROUP, INC.
                       (A DEVELOPMENT STAGE ENTERPRISE)

                 NOTES TO FINANCIAL STATEMENTS  -- (Continued)

             (INFORMATION RELATING TO THE NINE MONTH PERIODS ENDED
         JUNE 30, 1998 AND JUNE 30, 1999 AND CUMULATIVE FROM INCEPTION
                        TO JUNE 30, 1999 IS UNAUDITED)

     Note 10 -- Stock Option Plans:  -- (Continued)

     The fair value of the stock options granted during the nine month period ended June 30, 1999 was not material because no vesting of such options occurred during this period.

     The following table summarizes information on stock options outstanding at June 30, 1999:

                               Options Outstanding                Options Exercisable
                    ------------------------------------------   --------------------
                        Number         Weighted                         Number
                     Outstanding       Average       Weighted         Exercisable        Weighted
                          at         Contractual      Average             at             Average
                       June 30,          Life        Exercise          June 30,          Exercise
  Exercise Price         1999          (years)         Price             1999             Price
-----------------   -------------   -------------   ----------   --------------------   ---------
$10,000 .........   382.40          9.9              $10,000              --               --
                    ======          ===              =======              ==               ==

Note 11 -- Net Loss Per Share:

     Basic EPS and Diluted EPS for the period October 7, 1996 (Date of Inception) to September 30, 1997, for the year ended September 30, 1998 and for the nine month periods ended June 30, 1998 and 1999 have been computed by dividing the net loss for each respective period by the weighted average shares outstanding (including the shares to be issued under the common stock subscription agreements) during that period. During all such periods, there were no potentially diluted securities outstanding, or the effect of such securities would be antidilutive. Hence, Basic EPS and Diluted EPS are the same.

     In addition, the weighted average share calculations reflect the 3,284.40 shares issued for nominal con-sideration as outstanding for all periods presented in accordance with the SEC's Staff Accounting Bulletin 98.

Note 12 -- Supplemental Disclosure of Cash Flow Information:


                                       For the Period
                                      October 7, 1996          For the               For the Nine
                                    (Date of Inception)       Year Ended             Month Periods               Cumulative
                                      to September 30,      September 30,           Ended June 30,             from Inception
                                            1997                 1998             1998            1999        to June 30, 1999
                                   ---------------------   ---------------   -------------   -------------   -----------------
                                                                              (Unaudited)     (Unaudited)       (Unaudited)
Cash paid during the period for:
 Interest ......................            $--                  $--              $--             $ --              $ --
 Income taxes ..................            $--                  $--              $--             $500              $500


     Disclosure of non-cash investing and financing activities:

     During the period October 7, 1996 (date of inception) to September 30, 1997, the Company issued shares of common stock for a stock subscription receivable of $250.

     In December 1998, the Company issued shares of common stock to satisfy a related party obligation in the amount of $98,349.

Note 13 -- Subsequent Events (Unaudited):

     On July 7, 1999, the Company issued a majority of the shares relating to the common stock subscribed as of June 30, 1999.

     In addition, on July 7, 1999, the Company entered into a stock purchase and subscription agreement for 200 shares at $10,000 per share. This agreement is part of the $12,000,000 private placement equity funding.

     On November 12, 1999, the stockholders of the Company approved an amendment to the Company's Certificate of Incorporation to change the Company's name to Camanco Communications, Inc.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

  The following unaudited pro forma condensed consolidated financial statements give effect to the proposed merger of Camanco Communications, Inc. (formerly known as Solar Communications Group, Inc.) into Thermaltec International, Corp. accounted for as a reverse merger. The pro forma financial statements are presented for illustrative purposes only, and therefore, are not necessarily indicative of the operating results and financial position that might have been achieved had the transactions occurred as of an earlier date, nor are they necessarily indicative of operating results and financial position which may occur in the future.

  The condensed historical statements of operations for periods presented are derived from the historical financial statements of Camanco Communications, Inc. and Thermaltec International, Corp., and should be read in conjunction with their financial statements which are included elsewhere herein. The historical financial statements have been prepared in accordance with generally accepted accounting principles and, in the opinions of the respective managements' of Camanco Communications, Inc. and Thermaltec International, Corp., include all adjustments necessary for a fair presentation of financial information for such periods.

  A pro forma condensed consolidated balance sheet is provided as of June 30, 1999, giving effect to the transaction as though it had been consummated on that date. Pro forma condensed consolidated statements of operations are provided for the nine month period ended June 30, 1999 and 1998 and year ended September 30, 1998 giving effect to the transaction as though it had occurred at the beginning of the earliest period presented.

                         UNAUDITED PRO FORMA CONDENSED
                          CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 1999


                                                                  Historical                              Pro forma
                                                  ------------------------------------------  ---------------------------------
                                                      Camanco              Thermaltec
                                                      Communi-           International,
                                                   cations, Inc.      Corp. & Subsidiaries       Adjustments      Consolidated
                                                  ---------------  -------------------------  ----------------  ---------------
                        ASSETS
Current Assets:
 Cash and cash equivalents .....................   $  8,425,839        $       60,533          $      (2,033)    $  8,484,339
 Trade accounts receivable .....................             --                81,039                (81,039)              --
 Inventory .....................................             --                94,576                (94,576)              --
 Prepaid expenses ..............................         72,098                    --                     --           72,098
 Due from related parties ......................            700                    --                     --              700
 Other current assets ..........................         39,192                 5,612                 (5,612)          39,192
                                                   ------------        --------------          -------------     ------------
    Total Current Assets .......................      8,537,829               241,760               (183,260)       8,596,329
Property and Equipment, Net ....................        725,331               101,079               (101,079)         725,331
Other Assets ...................................             --                 3,449                 (3,449)              --
                                                   ------------        --------------          -------------     ------------
TOTAL ASSETS ...................................   $  9,263,160        $      346,288          $    (287,788)    $  9,321,660
                                                   ============        ==============          =============     ============
LIABILITIES AND STOCKHOLDERS'
 EQUITY (DEFICIT)
Current Liabilities:
 Accounts payable ..............................   $    116,082        $      106,496          $    (106,496)    $    116,082
 Accrued expenses ..............................        503,367                    --                     --          503,367
 Notes payable -- bank .........................             --                39,617                (39,617)              --
 Loans payable .................................        215,500                    --                     --          215,500
 Loans payable -- related parties ..............        110,000               182,164               (182,164)         110,000
 Other Current liabilities .....................             --               144,094               (144,094)              --
                                                   ------------        --------------          -------------     ------------
    Total Current Liabilities ..................        944,949               472,371               (472,371)         944,949
Long Term Debt Less Current Maturities .........             --                25,636                (25,636)              --
Stockholders' Equity (Deficit):
 Common stock ..................................        170,985                   258 (B)           (165,293)           5,950
 Common stock subscribed .......................     10,000,000                    -- (B)        (10,000,000)              --
 Additional paid in capital ....................             --             1,308,510 (B)          8,915,025       10,223,535
 Retained earnings (accumulated deficit) .......     (1,852,774)           (1,502,981)  (B)        1,502,981       (1,852,774)
 Accumulated Other Comprehensive Income:
   Foreign currency translation adjustment .....             --                42,494                (42,494)              --
                                                   ------------        --------------          -------------     ------------
    Total Stockholders' Equity (Deficit) .......      8,318,211              (151,719)               210,219        8,376,711
                                                   ------------        --------------          -------------     ------------

TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY (DEFICIT) ................   $  9,263,160        $      346,288          $    (287,788)    $  9,321,660
                                                   ============        ==============          =============     ============

 See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED SEPTEMBER 30, 1998


                                                       Historical                            Pro Forma
                                        ----------------------------------------   -----------------------------
                                            Camanco             Thermaltec
                                            Communi-          International,
                                         cations, Inc.     Corp. & Subsidiaries     Adjustments     Consolidated
                                        ---------------   ----------------------   -------------   -------------
Sales ...............................      $      --          $    275,846 (A)      $ (275,846)    $       --
Cost of Sales .......................             --               154,511 (A)        (154,511)            --
                                           ---------          ------------          ----------     ----------
Gross Profit ........................             --               121,335            (121,335)            --
Operating Expenses:
 General and Administrative
   Expenses .........................            200               524,019 (A)        (524,019)           200
 General and Administrative
   Expenses-Related Parties .........         73,762                    --                  --         73,762
                                           ---------          ------------          ----------     ----------
   Total Operating Expenses .........         73,962               524,019            (524,019)        73,962
                                           ---------          ------------          ----------     ----------
Net Loss ............................      $ (73,962)         $   (402,684) (A)     $ (402,684)    $  (73,962)
                                           =========          ============          ==========     ==========
Basic and Diluted Loss Per
 Common Share .......................      $  (17.26)         $      (0.19)                        $      NIL
                                           =========          ============                         ==========
Weighted Average Number of
 Shares of Common Stock and
 Common Stock Subscribed Out-
 standing ...........................          4,284             2,105,489                         59,500,000
                                           =========          ============                         ==========

 See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE NINE MONTH PERIOD ENDED JUNE 30, 1998


                                                       Historical                            Pro Forma
                                        ----------------------------------------   -----------------------------
                                            Camanco             Thermaltec
                                            Communi-          International,
                                         cations, Inc.     Corp. & Subsidiaries     Adjustments     Consolidated
                                        ---------------   ----------------------   -------------   -------------
Sales ...............................      $      --          $    247,463 (A)      $ (247,463)    $       --
Cost of Sales .......................             --               142,650 (A)        (142,650)            --
                                           ---------          ------------          ----------     ----------
Gross Profit ........................             --               104,813            (104,813)            --
Operating Expenses:
 General and Administrative
   Expenses .........................             --               444,145 (A)        (444,145)            --
 General and Administrative
   Expenses-Related Parties .........         49,175                    --                  --         49,175
                                           ---------          ------------          ----------     ----------
   Total Operating Expenses .........         49,175               444,145            (444,145)        49,175
                                           ---------          ------------          ----------     ----------
Net Loss ............................      $ (49,175)         $   (339,332) (A)     $  339,332     $  (49,175)
                                           =========          ============          ==========     ==========
Basic and Diluted Loss Per
 Common Share .......................      $  (11.48)         $      (0.16)                        $      NIL
                                           =========          ============                         ==========
Weighted Average Number of
 Shares of Common Stock and
 Common Stock Subscribed
 Outstanding ........................          4,284              2,073.251                        59,500,000
                                           =========          =============                        ==========

 See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE NINE MONTH PERIOD ENDED JUNE 30, 1999


                                                       Historical                             Pro Forma
                                        ----------------------------------------   --------------------------------
                                            Camanco             Thermaltec
                                            Communi-          International,
                                         cations, Inc.     Corp. & Subsidiaries     Adjustments      Consolidated
                                        ---------------   ----------------------   -------------   ----------------
Sales ...............................    $         --         $    204,950 (A)      $ (204,950)      $         --
Cost of Sales .......................              --              145,170 (A)        (145,170)                --
                                         ------------         ------------          ----------       ------------
Gross Profit ........................              --               59,780             (59,780)                --
Operating Expenses:
 General and Administrative
   Expenses .........................       1,710,811              345,382 (A)        (345,382)         1,710,811
 General and Administrative
   Expenses-Related Parties .........          67,801                   --                  --             67,801
                                         ------------         ------------          ----------       ------------
   Total Operating Expenses .........       1,778,612              345,382            (345,382)         1,778,612
                                         ------------         ------------          ----------       ------------
Net Loss ............................    $ (1,778,612)        $   (285,602) (A)     $  285,602       $ (1,778,612)
                                         ============         ============          ==========       ============
Basic and Diluted Net Loss Per
 Common Share .......................    $    (376.90)        $      (0.12)                          $       0.03
                                         ============         ============                           ============
Weighted Average Number of
 Shares of Common Stock and
 Common Stock Subscribed
 Outstanding ........................           4,719            2,455,791                             59,500,000
                                         ============         ============                           ============

 See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

                    NOTES TO UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS


Note 1 -- Proposed Merger with Camanco Communications, Inc.:

     On June 17, 1999, Thermaltec International, Corp. (TTI) executed a merger agreement with Camanco Communications, Inc., formerly known as Solar Communications Group, Inc. (CCI) of Millville, New Jersey.

     Pursuant to the merger, CCI will be merged into TTI with the shareholders of CCI receiving over 95% of the issued and outstanding shares of TTI common stock. In preparation for the merger, TTI has transferred substantially all of its assets and liabilities into a wholly-owned subsidiary, Panama Industries, Ltd. (PI). Shares of PI will be distributed, on a pro rata basis, to TTI shareholders of record as of May 28, 1999, immediately prior to the closing date of the merger. TTI's current shareholders will also retain their shares in TTI. It is anticipated that TTI will issue 59,500,00 shares of TTI common stock to CCI stockholders.

     Completion of the merger is contingent upon the receipt by CCI of certain regulatory approvals, approval of the merger by the shareholders of TTI and CCI, and satisfaction of certain other customary closing conditions.

Note 2 -- Basis of Presentation:

     The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only, giving effect to the consolidation of Thermaltec International, Corp. and Camanco Communications, Inc. as accounted for as a reverse merger, whereby, for accounting purposes, Camanco Communications, Inc. will be treated as the acquirer in the transaction.

     The pro forma periods are dated in terms of Thermaltec International, Corp.'s historical financial reporting periods. A pro forma condensed consolidated balance sheet is provided as of June 30, 1999, giving effect to the merger transaction as though it had been consummated on that date. Pro forma condensed consolidated statements of operations are provided for the year ended September 30, 1998 and for the nine month periods ended June 30, 1998 and 1999.

Note 3 -- Pro Forma Adjustments:

     The pro forma condensed consolidated financial statements have been adjusted for the items set forth below, the amounts of which are noted in the adjustment column of the pro forma condensed consolidated financial statements:

     (A) To eliminate the income statement accounts of Thermaltec
International, Corp. for all periods presented. Because the transaction is being accounted for as a reverse merger, the historical financial statements of Camanco Communications, Inc. prior to the merger are deemed to be the historical financial statements of Thermaltec International, Corp.

     (B) Adjustment to reflect the proposed merger between Camanco Communications, Inc. and Thermaltec International, Corp. The merger is being accounted for as a reverse merger and will involve the issuance by Thermaltec International, Corp. of 59,500,000 shares to Camanco Communications Group, Inc. stockholders.

     (C) The computation of Diluted Earnings Per Share does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings. The options to acquire shares of Camanco Communication, Inc. are not considered in the calculation of basic and diluted loss per shares as they would be anti-dilutive.

ANNEX A

                     AGREEMENT AND PLAN OF REORGANIZATION


     AGREEMENT AND PLAN OF REORGANIZATION, dated as of June 16, 1999, by and between CAMANCO COMMUNICATIONS GROUP, INC., a New Jersey corporation ("Solar Communications Group"), THERMALTEC INTERNATIONAL, CORP., a Delaware corporation ("Thermaltec"), and ANDREW B. MAZZONE, the principal stockholder of Thermaltec ("Mazzone").

                             W I T N E S S E T H:


     WHEREAS, the Boards of Directors of Solar Communications Group and Thermaltec deem it advisable and in the best interests of their respective stockholders to consummate, and have approved, the transaction provided for herein in which Solar Communications Group would merge with and into Thermaltec, with Thermaltec being the surviving corporation (the "Merger"); and



     WHEREAS, the parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I
                                  THE MERGER

     SECTION 1.01 Effective Time of the Merger. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date (as defined in Section 1.02), (i) a certificate of merger (the "DE Certificate of Merger") shall be duly prepared and executed by Thermaltec (and, if required, executed by Camanco Communications Group) and thereafter delivered to the Secretary of State of the State of Delaware for filing, as provided in the Delaware General Corporation Law, as amended (the "GCL"), and (ii) a certificate of merger (the "NJ Certificate of Merger") shall be duly prepared and executed by Solar Communications Group (and, if required, executed by Thermaltec) and thereafter delivered to the Department of Revenue of the State of New Jersey for filing, as provided in the New Jersey Business Corporation Act (the "BCA"). The Merger shall become effective upon the filing of the DE Certificate of Merger with the Secretary of State of the State of Delaware and the filing of the NJ Certificate of Merger with the Department of Revenue of the State of New Jersey or at such later time as may be agreed to in writing by Thermaltec and Solar Communications Group (the "Effective Time"). The DE Certificate of Merger and the NJ Certificate of Merger are, at times, collectively referred to herein as the "Merger Filings."

     SECTION 1.02 Closing. The closing of the Merger (the "Closing") will take place at 10:00 AM, Philadelphia local time, on a date to be specified by the parties, which shall be no later than the second business day after satisfaction of the latest to occur of the conditions set forth in Sections 7.01, 7.02 (other than the delivery of the officers' certificate referred to therein) and 7.03 (other than the delivery of the officers' certificate referred to therein) (the "Closing Date"), at the offices of Archer & Greiner, A Professional Corporation, One Centennial Square, Haddonfield, NJ 08033, unless another date or place is agreed to in writing by the parties hereto.

     SECTION 1.03 Effects of the Merger.

       (a) At the Effective Time (i) the separate corporate existence of Solar Communications Group shall cease and Solar Communications Group shall be merged with and into Thermaltec (Solar Communications Group and Thermaltec are sometimes referred to herein as the "Constituent Corporations" and Thermaltec, as the surviving corporation after the Merger, is sometimes referred to herein as the "Surviving Corporation"), (ii) the Certificate of Incorporation of Solar Communications Group as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, until thereafter amended, and (iii) the Bylaws of Solar Communications Group as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until thereafter amended.

       (b) At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the GCL and the BCA. Without limiting the generality of the foregoing and subject thereto, at and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well as for stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation, and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectively the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the Constituent Corporations existing as of the Effective Time shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations existing as of the Effective
   Time shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts and liabilities had been incurred by it.

     SECTION 1.04 Directors and Officers of the Surviving Corporation. The directors and officers of Solar Communications Group at the Effective Time shall, from and after the Effective Time, be the directors and officers of the Surviving Corporation, until their respective successors have been duly elected or appointed (as applicable) and qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-laws.

                                   ARTICLE II

                           CONVERSION OF SECURITIES

     SECTION 2.01 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of the Common Stock, no par value per share, of Solar Communications Group (the "Solar Communications Group Common Stock"):

       (a) Exchange Ratio for Existing Solar Communications Group Common Stock. Subject to Section 2.02(d), each issued and outstanding share of Solar Communications Group Common Stock (other than shares to be canceled in accordance with Section 2.01(b) and any Dissenting Shares (as defined and to the extent provided in Section 2.04)) shall be converted into the right to receive, from Thermaltec, that number (the "Conversion Number") of fully paid and nonassessable shares of the Common Stock, par value $.0001 per share, of Thermaltec (the "Thermaltec Common Stock") obtained by dividing
   (i) 64,500,000 by (ii) the sum of (A) the difference between (1) the number of shares of Solar Communications Group Common Stock then outstanding and
   (2) the aggregate number of shares to be canceled pursuant to Section 2.01(b) hereof and Dissenting Shares, plus (B) the number of shares of Solar Communications Group Common Stock then reserved for issuance pursuant to options issued and then outstanding under the 1999 Option Plan (as such term is defined in Section 2.03 hereof). The shares of Thermaltec Common Stock to be issued in the Merger are sometimes hereinafter referred to as the "Conversion Shares." All such shares of Solar Communications Group Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Conversion Shares.

       (b) Cancellation of Treasury Stock and Thermaltec-Owned Stock. All shares of Solar Communications Group Common Stock that are owned by Solar Communications Group as treasury stock and any shares of Solar Communications Group Common Stock owned by Thermaltec, or any direct or indirect wholly-owned subsidiary of Thermaltec or Solar Communications Group, immediately prior to the Effective Time shall be canceled and retired and shall cease to exist and no stock of Thermaltec or other consideration shall be delivered in exchange therefor.

   SECTION 2.02 Exchange of Certificates.

       (a) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Thermaltec shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Solar Communications Group Common Stock (the "Certificates") whose shares were converted pursuant to Section 2.01 into the right to receive shares of Thermaltec Common Stock from the Surviving Corporation (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to Thermaltec and shall be in such form and have such other provisions as Solar Communications Group and Thermaltec may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the Conversion Shares. Upon surrender of a Certificate for cancellation to Thermaltec or to such other agent or agents as may be appointed by Thermaltec, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Thermaltec Common Stock representing the Conversion Shares which such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Solar Communications Group Common Stock which is not registered in the transfer records of Solar Communications Group, a certificate representing the proper number of shares of Thermaltec Common Stock may be issued to a transferee if the Certificate representing such Solar Communications Group Common Stock is presented to Thermaltec, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a certificate representing the appropriate number of Conversion Shares.

       (b) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Thermaltec Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Conversion Shares represented thereby. Subject to the effect of applicable abandoned property, escheat or similar laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole Conversion Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Conversion Shares, and
   (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Conversion Shares.

       (c) No Further Ownership Rights in Solar Communications Group Common Stock. All Conversion Shares issued upon the surrender for exchange of shares of Solar Communications Group Common Stock, all in accordance with the terms hereof (together with any dividends or distributions paid pursuant to Section 2.02(b)), shall be deemed to have been issued and conferred in full satisfaction of all rights pertaining to such shares of Solar Communications Group Common Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Solar Communications Group Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this
   Article II.

       (d) No Fractional Conversion Shares. No certificate or script representing fractional Conversion Shares of Thermaltec Common Stock shall be issued upon the surrender for exchange of Certificates. Fractional Conversion Shares of Thermaltec Common Stock issuable upon the surrender for exchange of Certificates shall be rounded to the nearest whole number.

     SECTION 2.03 Stock Options. At the Effective Time, all options to purchase Solar Communications Group Common Stock then outstanding under Solar Communications Group's 1999 Stock Option Plan (the "1999 Option Plan") shall be assumed by Thermaltec in accordance with Section 6.14 hereof (each an "Solar Communications Group Option" and, collectively, the "Solar Communications Group Options").

   SECTION 2.04 Solar Communications Group Appraisal Rights.

       (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Solar Communications Group Common Stock held by a holder who has demanded and perfected appraisal rights for such shares in accordance with the BCA and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares"), shall not be converted into or represent a right to receive Thermaltec Common Stock pursuant to
   Section 2.01, but the holder thereof shall only be entitled to such rights as are granted by the BCA.

       (b) Notwithstanding the provisions of subsection (a), if any holder of shares of Solar Communications Group Common Stock who demands appraisal of such shares under the BCA shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time or the occurrence of such event, such holder's shares of Solar Communications Group Common Stock shall automatically be converted into and represent only the right to receive, upon surrender of the certificate representing such shares of Solar Communications Group Common Stock, shares of Thermaltec Common Stock issuable pursuant to
   Section 2.01 in exchange for such outstanding shares of Solar Communications Group Common Stock and any dividends or other distributions pursuant to Section 2.02(b).

       (c) Solar Communications Group shall give Thermaltec (i) prompt notice of any written demands for appraisal of any shares of Solar Communications Group Common Stock, withdrawals of such demands, and any other instruments served pursuant to the BCA and received by Solar Communications Group and
   (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the BCA. Solar Communications Group shall not, except with the prior written consent of Thermaltec, voluntarily make any payment with respect to any demands for appraisal of Solar Communications Group Common Stock or offer to settle or settle any such demands.

     SECTION 2.05 Thermaltec Appraisal Rights.

       (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Thermaltec Common Stock held by a holder who has demanded and perfected appraisal rights for such shares in accordance with the GCL and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("Thermaltec Dissenting Shares"), shall entitle the holder thereof only to such rights as are granted by the GCL.

       (b) Notwithstanding the provisions of subsection (a), if any holder of shares of Thermaltec Common Stock who demands appraisal of such shares under the GCL shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time or the occurrence of such event, such holder's shares of GCL Common Stock shall remain outstanding.

       (c) Thermaltec shall give Solar Communications Group (i) prompt notice of any written demands for appraisal of any shares of Thermaltec Common Stock, withdrawals of such demands, and any other instruments served pursuant to the GCL and received by Thermaltec and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the GCL. Thermaltec shall not, except with the prior written consent of Solar Communications Group, voluntarily make any payment with respect to any demands for appraisal of Thermaltec Common Stock or offer to settle or settle any such demands.

     SECTION 2.06 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368- 3(a) of the United States Income Tax regulations.

     SECTION 2.07 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Constituent Corporations, the officers and directors of the Constituent Corporations are fully authorized in the names of their respective corporations to take, and will take, all such lawful and necessary action.

                                  ARTICLE III

           REPRESENTATIONS AND WARRANTIES OF THERMALTEC AND MAZZONE

     As used in this Agreement, any reference to any event, change or effect being material or having a material adverse effect on or with respect to Thermaltec or Solar Communications Group, means such event, change or effect is materially adverse to the consolidated condition (financial or otherwise), properties, assets (including intangible assets), liabilities (including contingent liabilities), businesses or results of operations of Thermaltec or Solar Communications Group, as the case may be, and its Subsidiaries taken as a whole. As used in this Agreement, the word "Subsidiary" or "Subsidiaries" means, with respect to any party, any corporation(s) or other organization(s), whether incorporated or unincorporated, in which such party, directly or indirectly, holds an equity, partnership or other ownership interest.

     Thermaltec and Mazzone hereby jointly and severally represent and warrant to Solar Communications Group that, except as set forth in this Agreement:

     SECTION 3.01 Organization; Subsidiaries.

       (a) Thermaltec is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and corporate authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted. Thermaltec is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

       (b) Thermaltec does not have any Subsidiaries, other than Panama Industries, Ltd., a Delaware corporation. All of the stock of Panama Industries Ltd. owned by Thermaltec will be transferred to Thermaltec's shareholders, as a dividend, on or before the Effective Time.

       (c) Thermaltec has made available to Solar Communications Group a true and correct copy of its Certificate of Incorporation and Bylaws, each as amended to date, and each such instrument is in full force and effect. Thermaltec is not in violation of any provision of its Certificate of Incorporation or Bylaws or other governing instrument.

     SECTION 3.02 Capitalization.

       (a) As of the date hereof, the authorized capital stock of Thermaltec consists of 10,000,000 shares of Thermaltec Common Stock. The Board of Directors of Thermaltec has approved an amendment to the Certificate of Incorporation of Thermaltec (the "Proposed Thermaltec Amendment") which would authorize an increase in the number of authorized shares of Thermaltec Common Stock from 10,000,000 to 100,000,000 and is currently seeking shareholder approval of such Proposed Thermaltec Amendment. As of the date hereof, 2,578,118 shares of Thermaltec Common Stock are issued and outstanding. All the outstanding shares of Thermaltec Common Stock are duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereto. No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) ("Voting Debt") of Thermaltec is issued or outstanding. Other than as described in this Section 3.02, as of the date hereof, there are no existing options, warrants, calls, subscriptions or other rights or other agreements or commitments of any character relating to the issued or unissued capital stock or Voting Debt of Thermaltec or obligating Thermaltec to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interests in, Thermaltec or securities convertible into or exchangeable for such shares or equity interests or obligating Thermaltec to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement or commitment. There are no outstanding contractual obligations of Thermaltec to repurchase, redeem or otherwise acquire any shares of capital stock of Thermaltec.

       (b) As of the date hereof, Thermaltec has issued and outstanding warrants to purchase a total of 193,400 shares of Thermaltec Common Stock (collectively, the "Warrants"). The certificates for the Warrants, in the form attached hereto as Exhibit 3.02, constitute the entire agreement between Thermaltec and the holders of the Warrants with respect to the Warrants, and there has been no change in or modification or alteration of such terms, nor has there been any amendment, modification or entering into of any other agreement which would affect the terms of the Warrants or the related rights and obligations of the holders of the Warrants or the Company. Among other terms, the Warrants are currently exercisable at a price of $1.00 per share and currently expire on June 2, 2000. The issuance of the Warrants and/or the issue and sale of shares of Thermaltec Common Stock upon exercise thereof complied or will comply with all applicable federal and state securities laws.

       (c) All outstanding shares of Thermaltec Common Stock, all outstanding securities exchangeable or convertible into or exerciseable for Thermaltec Common Stock, and any other outstanding securities of Thermaltec were issued in compliance with all applicable state and federal securities laws.

       (d) As of the date of this Agreement, no person or entity holds the right to require the registration or qualification under applicable securities laws of any securities of Thermaltec, and there is no voting trust, proxy, rights plan, antitakeover plan, or other agreement or understanding to which Thermaltec is a party or by which it is bound with respect to any class of equity security of Thermaltec.

       (e) The Thermaltec Common Stock to be issued pursuant to the Merger has been duly authorized and will, when issued and delivered in accordance with this Agreement, be validly issued, fully paid and non-assessable and will not be subject to any restrictions on resale under the Securities Act of 1933, as amended (the "Securities Act").

     SECTION 3.03 Authority. Thermaltec has all requisite corporate power and corporate authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the Merger and of the other transactions contemplated hereby (including authorization by the Board of Directors to solicit stockholder vote on such transactions) have been duly authorized by all necessary corporate action on the part of Thermaltec and no other corporate proceedings on the part of Thermaltec are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than, with respect to the Merger, the approval and adoption of this Agreement and the Merger by the holders of Thermaltec Common Stock pursuant to the GCL). The vote required by Thermaltec's stockholders to approve and adopt this Agreement and approve the Merger is a majority of the outstanding shares of Thermaltec Common Stock. Thermaltec's Board of Directors has unanimously approved this Agreement and the Merger. This Agreement has been duly executed and delivered by Thermaltec and constitutes a valid and binding obligation of Thermaltec, enforceable against Thermaltec in accordance with its terms.

     SECTION 3.04 Consents and Approvals; No Violations.

       (a) Neither the execution, delivery or performance of this Agreement by Thermaltec nor the consummation by Thermaltec of the transactions contemplated hereby nor compliance by Thermaltec with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of Thermaltec, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Thermaltec is a party or by which it or any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to Thermaltec or any of its properties or assets.

       (b) No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local, or foreign governmental authority or instrumentality ("Governmental Entity") or any third party, is required to be obtained or made by Thermaltec in connection with the execution and delivery of this Agreement or the consummation of the Merger, except for (i) the Merger Filings with the Secretary of State of the State of Delaware and the Department of Revenue of the State of New Jersey; (ii) the filing of the Proxy Statement/Prospectus (as defined in Section 3.19) with the Securities and Exchange Commission (the "SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), if required by the terms and provisions of the Exchange Act; (iii) the filing of a Registration Statement (the "Registration Statement") on Form S-4 (or any similar successor form thereto) with the SEC in accordance with the Securities Act; and (iv) such consents, approvals, orders, authorizations, registrations, declarations, and filings as may be required under applicable federal, foreign, and state securities (or related) laws, and the securities or antitrust laws of any foreign country.

     SECTION 3.05 Financial Statements. Thermaltec has delivered to Solar Communications Group a true and complete copy of Thermaltec's audited financial statements as of and for the periods ended September 30, 1998 (the "Balance Sheet Date") and September 30, 1997, including the notes thereto, and Thermaltec's unaudited financial statements as of and for the period ended March 31, 1999, including the notes thereto (such audited and unaudited financial statements are referred to collectively herein as the "Thermaltec Documents"). The Thermaltec Documents, at the time delivered, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Thermaltec Documents have been prepared on a consistent basis during the periods involved and fairly present the financial position of Thermaltec as at the dates thereof and the results of its operations and cash flows for the periods then ended.

     SECTION 3.06 Absence of Certain Changes. Since the Balance Sheet Date, except as expressly contemplated herein, there has been no adverse change in the business, operations, condition (financial or otherwise), results of operations, assets or liabilities of Thermaltec. Since the Balance Sheet Date, except as expressly contemplated herein or with respect to the transactions contemplated hereby, Thermaltec has conducted its business consistent with past practices and Thermaltec has not (a) incurred loss of, or significant injury to, any assets of Thermaltec as a result of any fire, explosion, flood, windstorm, earthquake, labor trouble, riot, accident, act of God or public enemy or armed forces, or other occurrence; (b) issued or committed to issue any capital stock, bonds or other corporate securities or debt instruments, or granted any options, warrants or other rights calling for the issuance thereof;
(c) borrowed any funds; (d) incurred or, to Thermaltec's knowledge, become subject to, any obligation or liability (absolute or contingent, matured or unmatured); (e) declared or made payment of, or set aside for payment, any dividends or distributions of any assets, or purchased, redeemed or otherwise acquired any of its capital stock, any securities convertible into capital stock, or any other securities; (f) mortgaged, pledged or subjected to any liens, mortgages, security interests or encumbrances of any kind, other than for taxes not yet due and payable, any of its assets; (g) sold, exchanged, transferred or otherwise disposed of any of its assets, or canceled any debts or claims, except in each case in the ordinary course of business; (h) acquired any assets except in the ordinary course of business; (i) written down the value of any assets or written off as uncollectible any notes or accounts receivables, except write-downs and write-offs in the ordinary course of business, none of which, individually or in the aggregate, are material; (j) entered into any transactions other than in the ordinary course of business;
(k) increased the rate of compensation payable, or to become payable, by it to any of its officers, employees, agents, or independent contractors over the rate being paid to them on the Balance Sheet Date, except for increases in the ordinary course of business consistent with past practices; (l) made or permitted any amendment or termination of any agreement to which it is a party;
(m) through negotiation or otherwise, made any commitment or incurred any liability to any labor organization; (n) made any accrual or arrangement for or payment of bonuses or special compensation of any kind to any director, officer or employee; (o) made any material change in any method of accounting or accounting practice; or (p) entered into any binding obligation to do any of the foregoing.

     SECTION 3.07 No Liabilities. As of the Closing Date, Thermaltec shall not have any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of Thermaltec (including the notes thereto).

     SECTION 3.08 Assets. As of the Closing Date, Thermaltec will not own any assets of any nature, except for those assets required to be retained by Thermaltec pursuant to Section 6.12 hereof.

     SECTION 3.09 Employee Benefit Plans.

       (a) Definitions. For purposes of this Section 3.09, the following terms shall have the meanings set forth below:

          (i) "Affiliate" shall mean any person or entity under common control with Thermaltec within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder;

          (ii) "COBRA" shall mean the Consolidated Omnibus Budget
       Reconciliation Act of 1985, as amended;

          (iii) "DOL" shall mean the United States Department of Labor;

          (iv) "Employee" shall mean any current, former, or retired employee, officer, or director of Thermaltec or any Affiliate;

          (v) "Employee Agreement" shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or similar agreement or contract between Thermaltec or any Affiliate and any Employee or consultant;

          (vi) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

          (vii) "FMLA" shall mean the Family Medical Leave Act of 1993, as amended;

          (viii) "International Employee Plan" shall mean each Thermaltec Employee Plan that has been adopted or maintained by Thermaltec, whether informally or formally, for the benefit of Employees outside the United States;

          (ix) "IRS" shall mean the Internal Revenue Service;

          (x) "Multiemployer Plan" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA;

          (xi) "PBGC" shall mean the Pension Benefit Guaranty Corporation;

          (xii) "Pension Plan" shall mean each Thermaltec Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA; and

          (xiii) "Thermaltec Employee Plan" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by Thermaltec or any Affiliate for the benefit of any Employee;

       (b) Schedule. Schedule 3.09 attached hereto contains an accurate and complete list of each Thermaltec Employee Plan and each Employee Agreement. Except as expressly provided herein, Thermaltec does not have any plan or commitment to establish any new Thermaltec Employee Plan, to modify any Thermaltec Employee Plan or Employee Agreement, or to enter into any Thermaltec Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

       (c) Documents. Thermaltec has provided to Solar Communications Group (i) correct and complete copies of all documents embodying each Thermaltec Employee Plan and each Employee Agreement, including all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Thermaltec Employee Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Thermaltec Employee Plan or related trust;
   (iv) if the Thermaltec Employee Plan is funded, the most recent annual and periodic accounting of Thermaltec Employee Plan assets; (v) the most recent summary plan description together with the summary of material modifications thereto, if any, required under ERISA with respect to each Thermaltec Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters, and rulings relating to Thermaltec Employee Plans and copies of all applications and correspondence to or from the IRS or the DOL with respect to any Thermaltec Employee Plan; (vii) all material written agreements and contracts relating to each Thermaltec Employee Plan, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; (viii) all communications material to any Employee or Employees relating to any Thermaltec Employee Plan and any proposed Thermaltec Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to Thermaltec; (ix) all COBRA forms and related notices; and (x) all registration statements and prospectuses prepared in connection with each Thermaltec Employee Plan.

       (d) Employee Plan Compliance. (i) Thermaltec has performed all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party to each Thermaltec Employee Plan, and each Thermaltec Employee Plan has been established and maintained in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) each Thermaltec Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination letter from the IRS with respect to each such Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a determination letter and make any amendments necessary to obtain a favorable determination; (iii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Thermaltec Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of Thermaltec, threatened or reasonably anticipated (other than routine claims for benefits) against any Thermaltec Employee Plan or against the assets of any Thermaltec Employee Plan; (v) each Thermaltec Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Solar Communications Group, Thermaltec or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (vi) there are no audits, inquiries or proceedings pending or, to the knowledge of Thermaltec or any Affiliates, threatened by the IRS or DOL with respect to any Thermaltec Employee Plan; and (vii) neither Thermaltec nor any Affiliate is subject to any penalty or tax with respect to any Thermaltec Employee Plan under Section 402(i) of ERISA or Sections 4975 through 4980 of the Code.

       (e) Pension Plans. Thermaltec does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Pension
   Plan which is subject to Title IV of ERISA or Section 412 of the Code.

       (f) Multiemployer Plans. At no time has the Company contributed to or been requested to contribute to any Multiemployer Plan.

       (g) No Post-Employment Obligations. No Thermaltec Employee Plan provides, or has any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statutes, and Thermaltec has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute.

       (h) FMLA. Neither Thermaltec nor any Affiliate has, prior to the Effective Time violated any of the health care continuation requirements of COBRA, the requirements of FMLA or any similar provisions of state law applicable to its Employees.

       (i) Effect of Transaction.

          (i) The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Thermaltec Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

          (ii) No payment or benefit which will or may be made by Thermaltec or its Affiliates with respect to any Employee as a result of the transactions contemplated by this Agreement will be characterized as an "excess parachute payment," within the meaning of Section 28OG(b)(1) of the Code.

       (j) Employment Matters. Thermaltec (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees. There are no pending, threatened or reasonably anticipated claims or actions against Thermaltec under any worker's compensation policy or long-term disability policy. To Thermaltec's knowledge, no employee of Thermaltec has violated any employment contract, nondisclosure agreement or noncompetition agreement by which such employee is bound due to such employee being employed by Thermaltec and disclosing to Thermaltec or using trade secrets or proprietary information of any other person or entity.

       (k) Labor. No work stoppage or labor strike against Thermaltec is pending, threatened or reasonably anticipated. Thermaltec does not know of any activities or proceedings of any labor union to organize any Employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of Thermaltec, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any liability to Thermaltec. Thermaltec has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Thermaltec is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees, and no collective bargaining agreement is being negotiated by Thermaltec.

       (l) International Employee Plans. Each International Employee Plan has been established, maintained and administered in material compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such International Employee Plan. Furthermore, no International Employee Plan has unfunded liabilities, that as of the Effective Time, will not be offset by insurance or fully accrued. Except as required by law, no condition exists that would prevent Solar Communications Group or Thermaltec from terminating or amending any International Employee Plan at any time for any reason.

     SECTION 3.10 Litigation. There is no suit, claim, action, proceeding, claim, arbitration, or investigation pending or, to the best knowledge of Thermaltec, threatened against, Thermaltec (or any of its officers, directors or employees in their capacity as such) before any Governmental Entity. Thermaltec is not aware of any basis for any such action, suit, proceeding, claim, arbitration or investigation. Thermaltec has never been subject to an audit, compliance review, investigation, or like contract review by the GSA office of the Inspector General or other Governmental Entity or agent thereof in connection with any government contract (a "Government Audit"). To the best of Thermaltec's knowledge, no Government Audit is threatened or reasonably anticipated, and in the event of such Government Audit, to the best of Thermaltec's knowledge, no basis would exist for a finding of noncompliance with any provision of any government contract or a refund of any amounts paid or owed by any Governmental Entity pursuant to such government contract. Thermaltec is not subject to any outstanding order, writ, judgment, injunction or decree.

     SECTION 3.11 Compliance with Applicable Law. Thermaltec currently holds, and at all relevant times has held, all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of its business (the "Thermaltec Permits"). Thermaltec has complied, and currently is in compliance, with all the terms of each Thermaltec Permit. The business of Thermaltec is not being, and has never been, conducted in violation of any law, ordinance or regulation of any Governmental Entity. As of the date of this Agreement, no investigation or review by any Governmental Entity with respect to Thermaltec is pending or, to the best knowledge of Thermaltec, threatened, nor has any Governmental Entity indicated an intention to conduct the same.

     SECTION 3.12 Proprietary Information of Third Parties. To the best of Thermaltec's knowledge, no third party has claimed that any person employed by Thermaltec has (a) violated or may be violating any of the terms or conditions of his or her employment, non-competition or non-disclosure agreement or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party, or (b) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from Thermaltec which suggests that such a claim might be contemplated. To the best of Thermaltec's knowledge, (i) no person employed by Thermaltec has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, (ii) no person employed by Thermaltec has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of Thermaltec, and (iii) there is no reason to believe there will be any such employment or violation.

     SECTION 3.13 Title to Properties. Thermaltec has good, clear and marketable title to all of its properties and assets, and all such properties and assets are free and clear of mortgages, pledges, security interests, liens, charges, claims, restrictions and other encumbrances (including without limitation, easements and licenses), except for liens for or current taxes not yet due and payable. To the best of Thermaltec's knowledge, there are no condemnation, environmental, zoning or other land use regulation proceedings, either instituted or planned to be instituted, which would adversely affect the use or operation of any of such properties and assets for Solar Communications Group's intended uses and purposes, or the value of such properties, and Thermaltec has not received notice of any special assessment proceedings which would affect such properties and assets.

     SECTION 3.14 Leasehold Interests. Thermaltec is not a lessee of any property, real or personal.

     SECTION 3.15 Taxes. Thermaltec has filed all tax returns, Federal, state, county and local, required to be filed by it, those returns accurately and completely reflect Thermaltec's tax obligations with respect to the periods covered thereby, and Thermaltec has paid all taxes shown to be due by such returns as well as all other taxes, interest, penalties, assessments and other amounts asserted to be due or payable by any taxing authority, including without limitation all taxes which Thermaltec is obligated to withhold from amounts paid or owing to employees, creditors and third parties. Adequate reserves have been established by Thermaltec for all taxes accrued but not yet payable. The tax returns of Thermaltec have never been audited by the Internal Revenue Service or any other taxing authority. No deficiency assessment with respect to, or proposed adjustment of, Thermaltec's Federal, state, county or local taxes is pending or, to the best of Thermaltec's knowledge, threatened. There is no tax lien, whether imposed by any Federal, state, county or local taxing authority, outstanding against any assets, properties or business of Thermaltec.

     SECTION 3.16 Other Agreements. Thermaltec is not a party to or otherwise bound by any written or oral contract or instrument or other restriction. Thermaltec is not a party to or otherwise bound by any written or oral:

       (a) distribution, joint marketing, dealer, manufacturer's representative or sales agency contract or agreement;

       (b) sales contract which entitles any customer to a rebate or right of set-off, to return any product to Thermaltec after acceptance thereof or to delay the acceptance thereof;

       (c) development agreement;

       (d) contract or other commitment with any supplier;

       (e) contract for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment;

       (f) agreement or indenture relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a lien or security interest on, any asset of Thermaltec;

       (g) any agreement of indemnification or guaranty;

       (h) voting trust or agreement, stockholders' agreement, pledge agreement, buy-sell agreement or first refusal or preemptive rights agreement relating to any securities of Thermaltec;

       (i) agreement, or group of related agreements with the same party or any group of affiliated parties, under which Thermaltec has advanced or agreed to advance money or has agreed to lease any property as lessee or lessor;

       (j) agreement or obligation (contingent or otherwise) to issue, sell or otherwise distribute or to repurchase or otherwise acquire or retire any share of Thermaltec capital stock or any of Thermaltec's other equity securities (other than pursuant to an exercise of the Warrants in accordance with the terms thereof);

       (k) assignment, license or other agreement with respect to any form of intangible property;

       (l) agreement under which it has granted any person any registration rights;

       (m) agreement under which it has limited or restricted Thermaltec's right to compete with any person in any respect;

       (n) other contract or group of related contracts with the same party involving more than $500; or

       (o) other contract, instrument, commitment, plan or arrangement, a copy of which would be required to be filed with the SEC as an exhibit to a registration statement on Form S-1 if Thermaltec were registering securities under the Securities Act.

Thermaltec, and to the best of Thermaltec's knowledge, each other party thereto have in all material respects performed all the obligations required to be performed by them to date, have received no notice of default and are not in material default (with due notice or lapse of time or both) under any agreement, contract, instrument or commitment to which Thermaltec is or was a party. Thermaltec has no present expectation or intention of not fully performing all its obligations under each current agreement, contract, instrument or commitment to which it is a party, and Thermaltec has no knowledge of any breach or anticipated breach by the other party to any such agreement, contract, instrument or commitment. Thermaltec is in full compliance with all of the terms and provisions of its Articles of Incorporation and Bylaws, as amended.

     SECTION 3.17 SEC Filings. Thermaltec has filed all forms, reports, and documents required to be filed by Thermaltec with the SEC and has made available to Solar Communications Group such forms, reports, and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Thermaltec may file subsequent to the date hereof) are referred to herein as the "Thermaltec SEC Reports." As of their respective filing dates, the Thermaltec SEC Reports (a) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Thermaltec SEC Reports and (b) did not at the time they were filed (or if amended or superceded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     SECTION 3.18 Change of Control Payments. Thermaltec is not a party to any plan or agreement pursuant to which any amounts may become payable (whether currently or in the future) to any person, including without limitation any current or former officer or director of Thermaltec, as a result of or in connection with the Merger.

     SECTION 3.19 Statements; Proxy Statement/Prospectus. The information supplied by Thermaltec for inclusion in the Registration Statement (as defined in Section 3.04) shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary

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in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. The information supplied by Thermaltec for inclusion in the proxy statement/prospectus (such proxy statement/prospectus as amended or supplemented being referred to herein as the "Proxy Statement/Prospectus") to be sent to (a) the stockholders of Thermaltec in connection with the meeting of Thermaltec's stockholders to consider the approval and adoption of this Agreement and the approval of the Merger (the "Thermaltec Stockholders' Meeting") and (b) to the stockholders of Solar Communications Group in connection with the meeting of Solar Communications Group's stockholders to consider the approval and adoption of this Agreement and the approval of the Merger (the "Solar Communications Group Stockholders' Meeting") shall not, on the date the Proxy Statement/Prospectus is first mailed to Solar Communications Group's stockholders or Thermaltec's stockholders or at the time of the Thermaltec Stockholders' Meeting or Solar Communications Group Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Thermaltec Stockholders' Meeting or the Solar Communications Group Stockholders' Meeting which has become false or misleading. The Proxy Statement/Prospectus will, to the extent required by applicable law, comply as to form in all material respects with the provisions of the Securities Act, the Exchange Act, and the rules and regulations thereunder. If, at any time prior to the Effective Time, any event relating to Thermaltec or any of its affiliates, officers, or directors should be discovered by Thermaltec which is required to be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, Thermaltec shall promptly inform Solar Communications Group.

     SECTION 3.20 Environmental Matters. Thermaltec has not caused or allowed, or contracted with any party for, the generation, use, transportation, treatment, storage or disposal of any Hazardous Substances (as defined below) in connection with the operation of its business or otherwise. Thermaltec, the operation of its business, and any real property that Thermaltec owns, and to the best of Thermaltec's knowledge, any real property which Thermaltec leases or otherwise occupies or uses (collectively, the "Premises") are in compliance in all material respects with all applicable Environmental Laws (as defined below) and orders or directives of any governmental authorities having jurisdiction under such Environmental Laws, including, without limitation, any Environmental Laws or orders or directives with respect to any cleanup or remediation of any release or threat of release of Hazardous Substances. Thermaltec has not received any citation, directive, letter or other communication, written or oral, or any notice of any proceeding, claim or lawsuit, from any person arising out of the ownership or occupation of the Premises, or the conduct of its operations, and Thermaltec is not aware of any basis therefor. Thermaltec has obtained and is maintaining in full force and effect all necessary permits, licenses and approvals required by all Environmental Laws applicable to the Premises and the business operations conducted thereon (including operations conducted by tenants on the Premises), and is in compliance in all respects with all such permits, licenses and approvals. Thermaltec has not caused or allowed a release, or a threat of release, of any Hazardous Substance unto, at or near the Premises, and, to the best of Thermaltec's knowledge, neither the Premises nor any property at or near the Premises has ever been subject to a release, or a threat of release, of any Hazardous Substance. For the purposes of this Agreement, the term "Environmental Laws" shall mean any Federal, state or local law or ordinance or regulation pertaining to the protection of human health or the environment, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601, et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Sections 11001, et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq. For purposes of this Agreement, the term "Hazardous Substances" shall include oil and petroleum products, asbestos, polychlorinated biphenyls, urea formaldehyde and any other materials classified as hazardous or toxic under any Environmental Laws.

     SECTION 3.21 Foreign Corrupt Practices Act. Thermaltec has not taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules and regulations thereunder. To the best of Thermaltec's knowledge, there is not now, and there has never been, any employment by Thermaltec of, or beneficial ownership in Thermaltec by, any governmental or political official in any country in the world.

     SECTION 3.22 Products. Thermaltec has no knowledge of any defects in the design of, or technology embodied in, any product which Thermaltec currently markets or has marketed in the past that impairs or is likely to impair the stated use of the product or, in connection with such stated use, is reasonably likely to injure any consumer of the product or any third party.

     SECTION 3.23 Intellectual Property. Thermaltec owns all right, title and interest in or has license rights to all patents, trademarks, service marks, trade names, mask works, copyrights, trade secrets, know-how, technology and other intellectual property and proprietary rights material to the conduct of its business as presently and previously conducted (the "Thermaltec Intellectual Property"). Thermaltec is not aware of any infringement of the Thermaltec Intellectual Property by any third party. Thermaltec has not received any claim or notice stating that it has infringed upon or violated any of the patents, trademarks, service marks, trade names, mask works, copyrights, trade secrets, proprietary rights or other intellectual property of any other person. Thermaltec has taken all reasonable measures to protect the secrecy, confidentiality, and value of the Thermaltec Intellectual Property.

                                  ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF SOLAR COMMUNICATIONS GROUP

     The representations and warranties of Solar Communications Group in this
Article IV, together with the information contained in the Solar Communications Group Disclosure Schedule, are being made and given as of the date hereof.

     Solar Communications Group represents and warrants to Thermaltec that, except as set forth in this Agreement:

     SECTION 4.01 Organization. Solar Communications Group is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has all requisite corporate power and corporate authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not have a material adverse effect on Solar Communications Group. Solar Communications Group is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not in the aggregate have a material adverse effect on Solar Communications Group. Solar Communications Group does not have any Subsidiaries.

     SECTION 4.02 Capitalization. As of the date hereof, the authorized capital stock of Solar Communications Group consists of 5,000 shares of Solar Communications Group Common Stock of which 4,532.65 shares are issued and outstanding. The Board of Directors of Solar Communications Group has approved an amendment to the Certificate of Incorporation of Solar Communications Group (the "Proposed Amendment") which would authorize an increase in the number of authorized shares of Solar Communications Group Common Stock from 5,000 to 10,000 and is currently seeking shareholder approval of such Proposed Amendment. As of the date hereof, 1,000 shares of Solar Communications Group Common Stock are reserved for issuance under the 1999 Option Plan, of which options to purchase 426.5 shares of Common Stock are outstanding. All the outstanding shares of Solar Communications Group's capital stock are, and all shares of Solar Communications Group Common Stock which may be issued pursuant to the 1999 Option Plan will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereto. As of the date hereof, no Voting Debt of Solar Communications Group is issued or outstanding.

     Except as set forth above, the issuance of options or shares of Solar Communications Group Common Stock pursuant to the 1999 Option Plan, and the planned issuance by Solar Communications Group of up to 1,417.35 additional shares of Solar Communications Group Common Stock prior to the Merger, and except for this Agreement, as of the date hereof, there are no existing options, warrants, calls, subscriptions or other rights or other agreements or commitments of any character relating to the issued or unissued capital stock or Voting Debt of Solar Communications Group or obligating Solar Communications Group to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interests in, Solar Communications Group, or securities convertible into or exchangeable for such shares or equity interests or obligating Solar Communications Group to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement or commitment. There are no outstanding contractual obligations of Solar Communications Group to repurchase, redeem or otherwise acquire any shares of capital stock of Solar Communications Group.

     SECTION 4.03 Authority. Solar Communications Group has the requisite corporate power and corporate authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the Merger and of the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Solar Communications Group and no other corporate proceedings on the part of Solar Communications Group are necessary to authorize this Agreement or to consummate the transactions so contemplated (except for the approval of Solar Communications Group's stockholders required pursuant to the provisions of the BCA). This Agreement has been duly executed and delivered by Solar Communications Group, and, assuming this Agreement constitutes a valid and binding obligation of Thermaltec and Mazzone, constitutes a valid and binding obligation of Solar Communications Group, enforceable against it in accordance with its respective terms.

     SECTION 4.04 Consents and Approvals; No Violations.

       (a) Except as contemplated by this Agreement, neither the execution, delivery or performance of this Agreement by Solar Communications Group nor the consummation by Solar Communications Group of the transactions contemplated hereby nor compliance by Solar Communications Group with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of Solar Communications Group, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which Solar Communications Group is a party or by which it or any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Solar Communications Group or any of its properties or assets, except in the case of (ii) and (iii) for violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on Solar Communications Group

       (b) No consent, waiver, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity or any third party, is required to be obtained or made by Solar Communications Group in connection with the execution and delivery of this Agreement or the consummation of the Merger, except for (i) the Merger Filings with the Secretary of State of the State of Delaware and the Department of Revenue of the State of New Jersey; and (ii) such other consents, authorizations, filings, approvals, and registrations which if not obtained or made would not be material to Solar Communications Group or Thermaltec or adversely effect the ability of the parties hereto to consummate the Merger.

     SECTION 4.05 Absence of Certain Changes. Since September 30, 1998 (the "Reference Date"), there has been no material adverse change in the business, operations, condition (financial or otherwise), results of operations, assets or liabilities of Solar Communications Group Since the Reference Date, except as described herein or with respect to the transactions contemplated hereby, Solar Communications Group has conducted its business consistent with past practices and there has been no material change other than in the ordinary course of business, and Solar Communications Group has not (a) as of the date hereof, incurred loss of, or significant injury to, any assets of Solar Communications Group as a result of any fire, explosion, flood, windstorm, earthquake, labor trouble, riot, accident, act of God or public enemy or armed forces, or other occurrence materially adversely affecting the property or business of Solar Communications Group; (b) issued any capital stock, bonds or other corporate securities or debt instruments, or granted any options, warrants or other rights calling for the issuance thereof (other than as disclosed in Section 4.02 hereof); (c) other than in the ordinary course of business, borrowed any funds in an aggregate amount exceeding $50,000; (d) incurred or, to Solar Communications Group's knowledge, become subject to, any material obligation or liability (absolute or contingent, matured or unmatured), except for current liabilities incurred in the ordinary course of business; (e) declared or made payment of, or set aside for payment, any dividends or distributions of any assets, or purchased, redeemed or otherwise acquired any of Solar Communications Group capital stock, any securities convertible into capital stock, or any other securities; (f) mortgaged, pledged or subjected to any material liens, mortgages, security interests or encumbrances of any kind, other than for taxes not yet due and payable or liens or encumbrances that are not material to Solar Communications Group, any of its assets; (g) sold, exchanged, transferred or otherwise disposed of any of its material assets, or canceled any material debts or claims, except in each case in the ordinary course of business; (h) acquired a material amount of assets except in the ordinary course of business; (i) written down the value of any assets or written off as uncollectible any notes or accounts receivables, except write-downs and write-offs in the ordinary course of business, none of which, individually or in the aggregate, are material; (j) entered into any material transactions other than in the ordinary course of business; (k) increased the rate of compensation payable, or to become payable, by it to any of its officers, employees, agents, or independent contractors over the rate being paid to them on the Reference Date, except for increases in the ordinary course of business consistent with past practices;
(l) made or permitted any material amendment or termination of any material agreement to which it is a party; (m) through negotiation or otherwise, made any commitment or incurred any liability to any labor organization; (n) made any accrual or arrangement for or payment of bonuses or special compensation of any kind to any director, officer or employee; (o) made any material change in any method of accounting or accounting practice; or (p) entered into any binding obligation to do any of the foregoing.

     SECTION 4.06 No Undisclosed Liabilities. Except as and to the extent set forth in Solar Communications Group's audited financial statements as of, and for the two (2) years ended September 30, 1998, Solar Communications Group did not have any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of Solar Communications Group (including the notes thereto). Since the Reference Date, Solar Communications Group has not incurred any liabilities outside of the ordinary course of business of any nature, whether or not accrued, contingent or otherwise, which would have, individually or in the aggregate, a material adverse effect on Solar Communications Group

     SECTION 4.07 Litigation. There is no suit, claim, action, proceeding or investigation pending or, to the best knowledge of Solar Communications Group, threatened against Solar Communications Group before any Governmental Entity which, individually or in the aggregate, is reasonably likely to have a material adverse effect on Solar Communications Group or a material adverse effect on the ability of Solar Communications Group to consummate the transactions contemplated by this Agreement. Solar Communications Group is not subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen, individually or in the aggregate, in the future would have a material adverse effect on Solar Communications Group or a material adverse effect on the ability of Solar Communications Group to consummate the transactions contemplated hereby.

     SECTION 4.08 Compliance with Applicable Law. Solar Communications Group holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of Solar Communications Group business (the "Solar Communications Group Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which would not, individually or in the aggregate, have a material adverse effect on Solar Communications Group Solar Communications Group is in compliance with the terms of the Solar Communications Group Permits, except where the failure so to comply would not have a material adverse effect on Solar Communications Group. The business of Solar Communications Group is not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which individually or in the aggregate do not, and, insofar as reasonably can be foreseen, in the future will not, have a material adverse effect on Solar Communications Group. As of the date of this Agreement, no investigation or review by any Governmental Entity with respect to Solar Communications Group is pending or, to the best knowledge of Solar Communications Group, threatened, nor has any Governmental Entity indicated an intention to conduct the same.

     SECTION 4.09 Vote Required. The affirmative vote of the Board of Directors of Solar Communications Group and a majority of the outstanding shares of the Solar Communications Group Common Stock are the only votes by Solar Communications Group necessary to approve the transactions contemplated hereby.

     SECTION 4.10 Taxes. Solar Communications Group has filed all tax returns, Federal, state, county and local, required to be filed by it, those returns accurately and completely reflect Solar Communications Group's tax obligations with respect to the periods covered thereby, and Solar Communications Group has paid all taxes shown to be due by such returns as well as all other taxes, interest, penalties, assessments and other amounts asserted to be due or payable by any taxing authority, including without limitation all taxes which Solar Communications Group is obligated to withhold from amounts paid or owing to employees, creditors and third parties. Adequate reserves have been established by Solar Communications Group for all taxes accrued but not yet payable. The tax returns of Solar Communications Group have never been audited by the Internal Revenue Service or any other taxing authority. No deficiency assessment with respect to or proposed adjustment of Solar Communications Group's Federal, state, county or local taxes is pending or, to the best of Solar Communications Group's knowledge, threatened. There is no tax lien, whether imposed by any Federal, state, county or local taxing authority, outstanding against the assets, properties or business of Solar Communications Group.

     SECTION 4.11 No Reliance on Forecasts. In the negotiation and consideration of the transactions contemplated by this Agreement, Thermaltec and Thermaltec's Board of Directors have not relied on any information or documents concerning Solar Communications Group and its business or financial results except: (a) representations and warranties made by Solar Communications Group in this Agreement, and (b) disclosure of financial results made pursuant to this Agreement. In the course of negotiations, Solar Communications Group and Thermaltec exchanged information concerning hypothetical situations, based on various assumptions, of the results of operations of the combined companies and possible market prices for the Thermaltec Common Stock following the Effective Time. Solar Communications Group makes no representation or warranty regarding any such hypothetical situations provided by it, including those that may contain forecasts or projections of Solar Communications Group's future operating results, and Thermaltec disclaims reliance on any such hypothetical situations provided by Solar Communications Group or third parties.

                                   ARTICLE V

                                   COVENANTS

     Section 5.01 Covenants of Thermaltec and Solar Communications
Group. During the period from the date of this Agreement and continuing until the Effective Time, Thermaltec and Solar Communications Group each agree (except as expressly contemplated or permitted by this Agreement, or to the extent that the other party shall otherwise consent in writing):

       (a) Ordinary Course. Except as contemplated by this Agreement, each party shall carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use commercially reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing business shall not be impaired in any material respect at the Effective Time.

       (b) Dividends; Changes in Stock. No party shall, nor shall any party propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) repurchase, redeem or otherwise acquire any shares of capital stock of such party. Notwithstanding anything to the contrary contained herein, Thermaltec shall prior to the Effective Time, as contemplated by Section 6.12 hereof, declare and pay a dividend to the Thermaltec shareholders of record (with an adequate reserve to be established pursuant to the terms and provisions of the Warrants) of all of the outstanding stock of the entity which is the transferee of Thermaltec's assets and liabilities pursuant to Section 6.12 hereof.

       (c) Issuance of Securities. Except for the issuance of shares of Thermaltec Common Stock pursuant to the exercise of a Warrant, Thermaltec shall not issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any Voting Debt or any securities convertible into, or any rights, warrants, calls, subscriptions or options to acquire, any such shares, Voting Debt or convertible securities.

       (d) Governing Documents. Except for the Proposed Amendment and the Proposed Thermaltec Amendment, neither Thermaltec nor Solar Communications Group shall amend or propose to amend its Certificate of Incorporation or By-laws.

       (e) No Dispositions. Other than transactions in the ordinary course of business consistent with prior practice, no party shall sell, lease, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of, any of its assets which are material, individually or in the aggregate, to Thermaltec or to Solar Communications Group.

       (f) Indebtedness. No party shall incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or guarantee any debt securities of others, other than in each case in the ordinary course of business consistent with prior practice.

       (g) Other Actions. Notwithstanding the fact that such action might otherwise be permitted pursuant to this Section 5.01, no party shall take any action, or by inaction permit an event to occur, which would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue or in any of the conditions to the Merger set forth in Article VII not being satisfied. Solar Communications Group or Thermaltec, as the case may be, shall promptly give written notice to the other party upon becoming aware of any fact which, if known on the date hereof would have been required to be set forth or disclosed pursuant to this Agreement, and any impending or threatened breach in any material respect of any of the representations and warranties contained in this Agreement and with respect to the latter shall use all reasonable efforts to remedy the same.

       (h) Advice on Changes; Filings. Each of Solar Communications Group and Thermaltec shall confer on a regular and frequent basis with the other, report on operational matters and promptly advise the other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a material adverse effect on such party. Each of Solar Communications Group and Thermaltec shall promptly provide the other (or its counsel) copies of all filings made by such party with any Federal, state or foreign Governmental Entity in connection with this Agreement or the transactions contemplated hereby.

       (i) Benefit Plans; Employment Arrangements. Except as contemplated by this Agreement, Thermaltec shall not enter into, adopt, amend (except as may be required by law) or terminate any Thermaltec Benefit Plan, or other employee benefit plan or any compensatory or benefit agreement, arrangement, plan or policy between Thermaltec and one or more of its directors or officers. Thermaltec shall not, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense, increase in any manner the compensation or fringe benefits of any director, officer, employee or consultant or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units) or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

       (j) No Solicitations. No party shall nor shall any party authorize or permit any of their respective officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by them to solicit, initiate or encourage submission of proposals or offers from any person relating to any acquisition or purchase of all or a substantial portion of the assets of, or any material equity interest in, such party or any merger, consolidation, amalgamation or other business combination with such party.

     Section 5.02. Additional Covenants of Thermaltec. During the period from the date of this Agreement and continuing until the Effective Time, Thermaltec agrees that it will not, without the prior written consent of

Solar Communications Group, acquire or agree to acquire, in consideration for the payment of any Thermaltec Common Stock or other capital stock of Thermaltec, by merger or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, in each case which are material, individually or in the aggregate, to Thermaltec.

                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

     SECTION 6.01 Access to Information. Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject (from which such party shall use reasonable efforts to be released), Thermaltec and Solar Communications Group shall each afford to the officers, employees, accountants, counsel and other representatives of the other, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of Thermaltec and Solar Communications Group shall furnish promptly to the other (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws, if applicable, and
(ii) all other information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law, the parties will hold any such information which is nonpublic in confidence until such time as such information otherwise becomes publicly available through no wrongful act of either party, and in the event of termination of this Agreement for any reason each party shall promptly return all nonpublic documents obtained from any other party, and any copies made of such documents, to such other party.

     SECTION 6.02 Thermaltec Stockholders Meeting. As soon as reasonably practicable following the date of this Agreement, Thermaltec shall take all action reasonably necessary in accordance with the GCL, its Certificate of Incorporation and By-laws, to cause its stockholders, by resolution, a meeting or otherwise, to approve and adopt this Agreement and the Merger.

     SECTION 6.03 Solar Communications Group Stockholders Meeting. As soon as reasonably practicable following the date of this Agreement, Solar Communications Group shall take all action reasonably necessary in accordance with the BCA, its Certificate of Incorporation and By-laws, to cause its stockholders, by resolution, a meeting or otherwise, to approve and adopt this Agreement and the Merger.

     SECTION 6.04 Legal Conditions to Merger. Each of Thermaltec and Solar Communications Group will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the Merger (which actions shall include, without limitation, approvals or filings with any Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon either of them in connection with the Merger. Each of Thermaltec and Solar Communications Group will promptly take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained by Solar Communications Group and Thermaltec in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

     SECTION 6.05 Affiliates. Solar Communications Group will advise all persons who are, at the time this Agreement is submitted for approval to the stockholders of Solar Communications Group, "affiliates" of Solar Communications Group for purposes of Rule 145 under the Securities Act ("Rule 145") of resale restrictions imposed by the federal securities laws, including Rule 145, on shares of Thermaltec Common Stock received by them pursuant to the Merger. Solar Communications Group shall obtain from each such person a letter stating that such persons are aware of such restrictions.

     SECTION 6.06 Employee Benefit Plans. Thermaltec shall, as soon as reasonably practicable following the date of this Agreement, terminate each of its Employee Benefit Plans.

     SECTION 6.07 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

     SECTION 6.08 Brokers or Finders. Each of Solar Communications Group and Thermaltec represents, as to itself and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any brokers' or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, and each of Solar Communications Group and Thermaltec agree to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliate.

     SECTION 6.09 Indemnification. From and after the Effective Time, neither Solar Communications Group nor the Surviving Corporation shall assume, be subject to or otherwise responsible for any of the debts, liabilities or obligations of Thermaltec existing or arising at or prior to the Effective Time. Mazzone, as the chief executive officer and principal shareholder of Thermaltec, hereby agrees to personally indemnify and hold harmless Solar Communications Group and the Surviving Corporation, and their respective officers, directors, shareholders, employees, agents, representatives, successors and assigns (collectively, the "Indemnified Persons"), from and against, any loss, cost, damage or expense (including reasonable attorneys' fees) arising from or related to any Covered Claim. For purposes of this Agreement, the term "Covered Claim" shall mean any claim, litigation, lawsuit or proceeding relating to or arising from (i) any misrepresentation or breach of any covenant, warranty or agreement made by Thermaltec or Mazzone in this Agreement or any document delivered in connection with the Merger, (ii) the conduct of Thermaltec's business at or prior to the Effective Time, or (iii) any debt, liability or obligation of Thermaltec existing or arising at or prior to the Effective Time.

     Mazzone shall, at or prior to the Effective Time, provide Solar Communications Group with collateral (collectively, the "Collateral"), consisting of (a) either real estate or marketable securities (other than securities issued by Thermaltec) having a fair market value of not less than $250,000.00 (after deducting the aggregate outstanding balance of all indebtedness or other obligations the repayment or performance of which is secured by a lien on or security interest in such real estate or marketable securities) and otherwise acceptable to Solar Communications Group in its sole discretion, pursuant to the terms and provisions of a mortgage and security agreement or pledge and security agreement, as appropriate, in form and substance acceptable to Solar Communications Group in its sole discretion (the "Security Documents"), and (b) a pledge of all of the outstanding securities issued by Thermaltec and owned by Mazzone on the date hereof (the "Pledged Thermaltec Securities"), pursuant to the terms and provisions of a pledge and security agreement in form and substance acceptable to Solar Communications Group in its sole discretion (the "Pledge Agreement"). The Pledged Thermaltec Securities shall consist of at least 1,425,000 shares of TI Common Stock. The Collateral shall secure the payment and performance of Mazzone's indemnification obligations hereunder with respect to any Covered Claim for which Thermaltec, Solar Communications Group or the Surviving Corporation first receives notice prior to the second anniversary of the Effective Time (hereinafter, a "Timely Covered Claim").

     Notwithstanding anything to the contrary contained herein, at any time after the first anniversary of the Effective Time but prior to the second anniversary of the Effective Time, Mazzone may submit a written request to the Surviving Corporation for the release of a portion of the Collateral and, if at the time such request is submitted the Surviving Corporation has previously completed a Public Offering (as such term is defined hereinafter) and there is no Timely Covered Claim which is then outstanding and unresolved, the Surviving Corporation shall be obligated to release one-half of the Pledged Thermaltec Securities to Mazzone. Such released shares shall be subject, in all respects, to the terms and provisions of the Lock-up Agreement required to be delivered by Mazzone pursuant to Section 7.02(p) hereof. If there is no Timely Covered Claim outstanding and unresolved on the second anniversary of the Effective Date, all Pledged Thermaltec Securities then being held pursuant to the provisions of this Agreement shall be released to Mazzone.

     For purposes of this Agreement, the term "Public Offering" shall mean the consummation of an underwritten public offering of the common stock and/or the preferred stock of the Surviving Corporation, registered under the Securities Act, which results in receipt by the Surviving Corporation of proceeds of at least Ten Million Dollars ($10,000,000.00).

     Furthermore, notwithstanding anything to the contrary contained herein, the aggregate amount for which Mazzone shall be liable with respect to all Covered Claims is Two Million Dollars ($2,000,000.00).

     SECTION 6.10 Further Assurances. Solar Communications Group and Thermaltec agree to execute and deliver all such other instruments and take all such other action as any party may reasonably request from time to time, before the Effective Time and without payment of further consideration, in order to effectuate the transactions provided for in this Agreement. The parties shall cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Agreement.

     SECTION 6.11 Additional Agreements; Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to the appropriate vote of the stockholders of Thermaltec and Solar Communications Group described herein.

     SECTION 6.12 Transfer of Assets and Liabilities. Prior to the Effective Time, Thermaltec shall take all necessary steps to transfer all of its assets and liabilities to another entity, except for (a) cash in an amount of not less than $100.00 plus an amount equal to (i) $1.00, multiplied by (ii) the difference between 251,600 and the number of Warrants outstanding at the Effective Time, and (b) certain net operating loss tax carryforwards in an amount of not less than $800,000.00. It is the intention of the parties that, at the Effective Time, Thermaltec shall be a corporate shell only, with no assets (other than the cash and net operating loss tax carryforwards described in the immediately preceding sentence) and no liabilities.

     SECTION 6.13 Proxy Statement/Prospectus; Registration Statement; Other Filings; Board Recommendations. As promptly as practicable after the execution of this Agreement, Solar Communications Group and Thermaltec will prepare, and file with the SEC (if required by the provisions of the Securities Act), the Proxy Statement/Prospectus, and Solar Communications Group and Thermaltec will prepare and file with the SEC the Registration Statement in which the Proxy Statement/Prospectus will be included as a prospectus (if required by the provisions of the Securities Act). Each of Solar Communications Group and Thermaltec will respond to any comments of the SEC, will use its respective commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and each of Thermaltec and Solar Communications Group will cause, if required by the provisions of the Securities Act, the Proxy Statement/Prospectus to be mailed to its stockholders at the earliest practicable time after the Registration Statement is declared effective by the SEC. As promptly as practicable after the date of this Agreement, each of Solar Communications Group and Thermaltec will prepare and file any other filings required to be filed by it under the Exchange Act, the Securities Act or any other federal, foreign or Blue Sky or related laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). Each of Solar Communications Group and Thermaltec will notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Proxy Statement/Prospectus, or any Other Filing or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement/Prospectus, the Merger or any Other Filing. Each of Solar Communications Group and Thermaltec will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 6.13 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement/Prospectus, the Registration Statement or any Other Filing, Solar Communications Group or Thermaltec, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of Thermaltec and/or Solar Communications Group, such amendment or supplement.

     SECTION 6.14 Stock Options and Employee Benefits.

       (a) At the Effective Time, the Surviving Corporation will assume the 1999 Option Plan, including without limitation, to the extent required by the Board of Directors of Solar Communications Group, any options reserved for future issuance thereunder. At the Effective Time, each option outstanding under the 1999 Option Plan (the "Solar Communications Group Options"), whether or not exercisable, will be assumed by the Surviving Corporation. Each Solar Communications Group Option so assumed by the Surviving Corporation under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the 1999 Option Plan immediately prior to the Effective Time (including, without limitation, any repurchase rights or vesting provisions), except that (i) each Solar Communications Group Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Thermaltec Common Stock equal to the product of the number of shares of Solar Communications Group Common Stock that were issuable upon exercise of such Solar Communications Group Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Thermaltec Common Stock and (ii) the per share exercise price for the shares of Thermaltec Common Stock issuable upon exercise of such assumed Solar Communications Group Option will be equal to the quotient determined by dividing the exercise price per share of Solar Communications Group Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent.

       (b) It is intended that each Solar Communications Group Option assumed by the Surviving Corporation shall qualify following the Effective Time as an incentive stock option, as defined in Section 422 of the Code, to the extent such Solar Communications Group Option qualified as an incentive stock option immediately prior to the Effective Time, and the provisions of this Section 6.14 shall be applied consistent with such intent.

       (c) Notwithstanding anything to the contrary in this Section 6.14, in lieu of assuming outstanding options under the 1999 Option Plan, the Surviving Corporation may, at its election, cause such outstanding options to be replaced by issuing substantially equivalent replacement stock options therefor.

     SECTION 6.15 Solar Communications Group Affiliate Agreement. Solar Communications Group will use its commercially reasonable efforts to deliver or cause to be delivered to Thermaltec, prior to the Effective Time, from each person who may be deemed to be, in Solar Communications Group's reasonable judgement, affiliates of Solar Communications Group with the meaning of Rule 145 promulgated under the Securities Act (each an "Solar Communications Group Affiliate") an executed affiliate agreement in form acceptable to Solar Communications Group and Thermaltec in their reasonable discretion (the "Affiliate Agreements"), each of which will be in full force and effect as of the Effective Time. Thermaltec will be entitled to place appropriate legends on the certificates evidencing any Thermaltec Common Stock to be received by an Solar Communications Group Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Thermaltec Common Stock, consistent with the terms of the Affiliate Agreements.

     SECTION 6.16 Tax-free Reorganization. No party shall take any action either prior to or after the Effective Time that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code.

                                  ARTICLE VII

                                  CONDITIONS

     SECTION 7.01 Conditions to Each Party's Obligation To Effect the
Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

       (a) Stockholder Approval. This Agreement shall have been approved and adopted by the stockholders of Thermaltec in accordance with the applicable provisions of the GCL and by the stockholders of Solar Communications Group in accordance with the applicable provisions of the BCA.

       (b) Other Approvals. Other than the Merger Filings, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity required to consummate the Merger shall have been filed, occurred or been obtained or shall have been waived.

       (c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; there shall not be pending any action, proceeding or investigation before any court or administrative agency by any Governmental Entity and any other person which has a reasonable likelihood of success, challenging or seeking material damages in connection with, or material changes in the terms of, the Merger.

       (d) Registration Statement. The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement/Prospectus, shall have been initiated or threatened by the SEC.

       (e) Tax Opinions. Solar Communications Group shall have received from Archer & Greiner, P.C., and Thermaltec shall have received from Aitken, Irvin, Lewin, Berlin, Vrooman & Cohn, LLP, written opinions to the effect that the Merger will constitute a reorganization within the meaning of
   Section 368 of the Code. In rendering such opinions, counsel may rely on (and to the extent reasonably required, the parties shall make) reasonable representations related thereto.

     SECTION 7.02 Conditions of Obligations of Solar Communications Group. The obligations of Solar Communications Group to effect the Merger are subject to the satisfaction of the following conditions unless waived by Solar Communications Group:

       (a) Representations and Warranties. The representations and warranties of Thermaltec and Mazzone set forth in this Agreement shall be true and correct in all material respects as of the date hereof and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and Solar Communications Group shall have received a certificate signed on behalf of Thermaltec by the chief executive officer and the chief financial officer of Thermaltec, and by Mazzone, to such effect.

       (b) Performance of Obligations of Thermaltec. Thermaltec shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Solar Communications Group shall have received a certificate signed on behalf of Thermaltec by the chief executive officer and the chief financial officer of Thermaltec to such effect.

       (c) No Amendments to Resolutions. Neither the Board of Directors of Thermaltec nor any committee thereof shall have amended, modified, rescinded or repealed the resolutions adopted by such Board on May 19, 1999 (accurate and complete copies of which have been provided to Solar Communications Group) and shall not have adopted any other resolutions in connection with this Agreement and the transactions contemplated hereby inconsistent with such resolutions.

       (d) Opinion of Counsel. Solar Communications Group shall have received the opinion of Aitken, Irvin, Lewin, Berlin, Vrooman & Cohn, LLP, counsel to Thermaltec, dated the Closing Date, with respect to such matters as Solar Communications Group may reasonably request.

       (e) Material Adverse Change. Except as expressly contemplated by this Agreement, no material adverse change shall have occurred subsequent to the Balance Sheet Date in the financial position, results of operations, assets, liabilities or prospects of Thermaltec, nor shall any event or circumstance have occurred which would result in a material adverse change in the financial position, results of operations, assets, liabilities or aspects of Thermaltec.

       (f) Uniform Commercial Code Searches. Thermaltec shall have delivered to Solar Communications Group certified copies of Requests for Information or Copies (Form UCC-11) or equivalent reports, federal and state tax lien searches, judgment searches and pending suit searches from such jurisdictions as may be requested by Solar
   Communications Group, listing all effective financing statements, judgments, tax liens, judgments and pending suits which name Thermaltec (under its present name or any previous name or any trade name) as debtor, together with copies of such financing statements, judgments, tax liens, etc. Such searches shall indicate the existence of no liens, claims, judgments or security interests, or pending suits.

       (g) Closing Balance Sheet. Solar Communications Group shall have received a balance sheet (the "Closing Balance Sheet")from Thermaltec, dated as of the date of Closing, and certified as being true, complete and accurate in all respects by the chief financial officer of Thermaltec, which shows that the total liabilities of Thermaltec do not exceed $-0- in the aggregate.

       (h) Completion of Due Diligence. Solar Communications Group shall satisfactorily complete a due diligence audit of the business, financial condition and affairs of Thermaltec, including without limitation confirmation that the September 30, 1998 year-end results of Thermaltec previously provided by Thermaltec to Solar Communications Group are true and correct in all material respects.

       (i) Audited Financial Statements. Solar Communications Group shall receive audited financial statements for the last two (2) fiscal years of Thermaltec, prepared by Caprarao, Centofranchi, Kramer & Co. P.C., at Thermaltec's sole cost and expense, in accordance with generally accepted accounting principles and otherwise in form and substance acceptable to Solar Communications Group in its reasonable discretion.

       (j) Thermaltec Common Stock. The shares of Thermaltec Common Stock to be issued to holders of Solar Communications Group Common Stock in the Merger shall be validly issued, fully paid, nonassessable, free of preemptive rights and free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever.

       (k) Capitalization. At the Closing Date, Thermaltec shall have (i) not more than 2,578,118 shares of Thermaltec Common Stock issued and outstanding (plus any shares of Thermaltec Common Stock issued pursuant to an exercise of the Warrants between the date hereof and the Effective
   Date), and (ii) not granted any options or warrants to purchase, or issued any other securities convertible into, or entered into any agreements (other than this Agreement and the certificates evidencing the Warrants) to issue, any of its securities, other than as disclosed or provided in this Agreement. Thermaltec shall immediately notify Solar Communications Group in writing of the exercise of any Warrant occurring between the date hereof and the Effective Date.

       (l) Security Documents. Solar Communications Group shall receive a fully executed copy of each Security Document.

       (m) Pledge Agreement. Solar Communications Group shall receive a fully executed copy of the Pledge Agreement, together with all instruments required to be delivered to Solar Communications Group pursuant to the terms and provisions of the Pledge Agreement.

       (n) Reporting Company Status. Thermaltec shall have taken all steps necessary to become a "reporting company" within the meaning of the Exchange Act.

       (o) Equity Contributions. Solar Communications Group shall have received equity contributions of at least Two Million Dollars ($2,000,000) from or through Thermaltec and/or Mazzone, or their respective affiliates, in form and substance satisfactory to Solar Communications Group in its reasonable discretion.

       (p) Lock-Up Agreements. Mazzone, and such of his affiliates or affiliates of Thermaltec as may be designated by Solar Communications Group, prior to the Effective Time, shall have executed and delivered to Solar Communications Group a Lock-Up Agreement, in form and substance satisfactory to Solar Communications Group in its reasonable discretion, whereby Mazzone and each such affiliate agrees not to sell, encumber or otherwise transfer (i) more than twenty percent (20%), in the aggregate, of the shares of common stock or other securities of Thermaltec owned by Mazzone or such affiliate at the Effective Time prior to the first anniversary of the Effective Time, or (ii) more than twenty percent

   (20%) in the aggregate, of the shares of common stock or other securities of Thermaltec owned by Mazzone or such affiliate at the Effective Time at any time after the first anniversary of the Effective Time but prior to the second anniversary of the Effective Time. Any transfer permitted under the terms of any such Lock-Up Agreement shall only be made in compliance with all applicable securities laws.

       (q) Completion of Other Filings. Solar Communications Group shall have received evidence of the completion of all recordings and filings of the Security Documents as may be necessary or, in the opinion of Solar Communications Group, desirable to perfect the security interests and liens created or to be created by the Security Documents. Solar Communications Group shall have also received evidence of all other actions necessary or, in the opinion of Solar Communications Group, desirable to create, perfect and protect the security interests and liens intended to be created by the Security Documents.

     SECTION 7.03 Conditions of Obligations of Thermaltec. The obligation of Thermaltec to effect the Merger is subject to the satisfaction of the following conditions unless waived by Thermaltec:

       (a) Representations and Warranties. The representations and warranties of Solar Communications Group set forth in this Agreement shall be true and correct in all material respects as of the date hereof and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and Thermaltec shall have received a certificate signed on behalf of Solar Communications Group by its chief executive officers and chief financial officers to such effect.

       (b) Performance of Obligations of Solar Communications Group. Solar Communications Group shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Thermaltec shall have received a certificate signed on behalf of Solar Communications Group by its chief executive officers and chief financial officers to such effect.

       (c) No Amendments to Resolutions. Neither the Board of Directors of Solar Communications Group nor any committee thereof shall have amended, modified, rescinded or repealed the resolutions adopted by such Board by unanimous written consent dated May 21, 1999 (accurate and complete copies of which have been provided to Thermaltec), and shall not have adopted any other resolutions in connection with this Agreement and the transactions contemplated hereby which are inconsistent with such resolutions.

       (d) Capitalization. At the Closing Date, Solar Communications Group shall have (i) (including any shares issuable pursuant to the exercise of options issued under the 1999 Option Plan) not more than 6,450 shares of Solar Communications Group Common Stock issued and outstanding, and (ii) not granted any options or warrants to purchase, or issued any other securities convertible into, or entered into any agreements (other than this Agreement) to issue, any of its securities, other than as disclosed or provided in this Agreement.

       (e) Material Adverse Change. No material adverse change shall have occurred subsequent to the Reference Date in the financial position, results of operations, assets, liabilities or prospects of Solar Communications Group, nor shall any event or circumstance have occurred which would result in a material adverse change in the financial position, results of operations, assets, liabilities or aspects of Solar Communications Group.

       (f) Opinion of Counsel. Thermaltec shall have received the opinion of Archer & Greiner, A Professional Corporation, counsel to Solar
   Communications Group, dated the Closing Date, with respect to such matters as Thermaltec may reasonably request.

       (g) Equity Contributions. Solar Communications Group shall have received commitments for equity contributions of at least Three Million Dollars ($3,000,000), which commitments shall be subject only to consummation of the Merger and otherwise in form and substance satisfactory to Thermaltec in its reasonable discretion.

                                 ARTICLE VIII

                           TERMINATION AND AMENDMENT

     SECTION 8.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Thermaltec or Solar Communications Group:

       (a) by mutual consent of the Boards of Directors of Solar Communications Group and Thermaltec; or

       (b) (i) by either Solar Communications Group or Thermaltec if there shall have been a material breach of any representation, warranty, covenant or agreement on the part of the other set forth in this Agreement which breach shall not have been cured, in the case of a representation or warranty, prior to the Closing or, in the case of a covenant or agreement, within two (2) business days following receipt by the breaching party of notice of such breach, or (ii) by either Solar Communications Group or Thermaltec if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and non-appealable; or

       (c) by either Solar Communications Group or Thermaltec if the Merger shall not have been consummated before December 31, 1999, other than as a result of a breach by the party attempting to terminate this Agreement; or

       (d) by either party if any required approval of the stockholders of Thermaltec or Solar Communications Group shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or otherwise or at any adjournment of such meeting; or

       (e) by Solar Communications Group if any of the conditions specified in Sections 7.01 or 7.02 has not been met or waived at such time as such conditions can no longer be satisfied; or

       (f) by Thermaltec if any of the conditions specified in Sections 7.01 or
   7.03 has not been met or waived at such time as such conditions can no longer be satisfied.

     SECTION 8.02 Effect of Termination. In the event of a termination of this Agreement by either Thermaltec or Solar Communications Group as provided in
Section 8.01, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Solar Communications Group or Thermaltec or their respective officers or directors, except (i) with respect to the last sentence of Section 6.01, and Sections 6.07 and 6.08 and (ii) to the extent that such termination results from the willful breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     SECTION 8.03 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Thermaltec or of Solar Communications Group, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Notwithstanding the foregoing, and except as otherwise provided by law, any amendment, waiver, consent or approval contemplated by this Agreement to be granted or delivered by Solar Communications Group or Thermaltec, shall be deemed to have been so granted or delivered if given or approved by the President or Chief Executive Officer of such party.

     SECTION 8.04 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                  ARTICLE IX

                                 MISCELLANEOUS

     SECTION 9.01 Survival of Representations and Warranties. Except as otherwise specifically provided herein, the representations and warranties contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.

     SECTION 9.02 Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when personally delivered, or on the day specified for delivery when deposited with a courier service such as Federal Express for delivery to the intended addressee, or two days following the day when deposited in the United States mails, by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:


       (a) if to Solar Communications Group, to

         Solar Communications Group, Inc.
         21 East Main Street
         Suite 205
         Millville, New Jersey 08332
         Attention: James M. Rossi, President
         Telecopy No.: (609) 825-5959
         with a copy to:

         Deborah A. Hays, Esquire
         Archer & Greiner, A Professional Corporation
         One Centennial Square
         Haddonfield, New Jersey 08033
         Telecopy No.: (609) 795-0574

         and

       (b) if to Thermaltec or Mazzone, to

         Thermaltec International, Corp.
         68A Lamar Street
         West Babylon, New York 11704
         Attention: Andrew B. Mazzone, President
         Telecopy No.: (516) 643-2514
         with a copy to

         Edward A. Vrooman, Esquire
         Aitken, Irvin, Lewin, Berlin, Vrooman & Cohn, LLP
         2 Gannett Drive
         White Plains, New York 10604
         Telecopy No.: (914) 694-1647

or to such other address as may be designated by a party to the other parties hereto in accordance with the notice provisions of this Section 9.02.

     SECTION 9.03 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrases, "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement.

     SECTION 9.04 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     SECTION 9.05 Schedules and Exhibits. All Schedules and Exhibits referred to herein or attached hereto constitute a part of this Agreement. Disclosure on any Schedule shall be deemed to satisfy the disclosure requirements of any other Schedule to which such information may also be applicable, without any necessity to reference such Schedule in any other Schedule.

     SECTION 9.06 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     SECTION 9.07 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof; provided that issues involving the corporate governance of any of the parties hereto shall be governed by their respective jurisdictions of incorporation. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any state or federal court within the District of New Jersey, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, other than issues involving the corporate governance of any of the parties hereto, agrees that process may be served upon them in any manner authorized by the laws of the State of New Jersey for such persons, and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

     SECTION 9.08 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.

     SECTION 9.09 Publicity. Except as otherwise required by law or the rules of the SEC or the NASD, for so long as this Agreement is in effect, neither Thermaltec nor Solar Communications Group shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party. Any such press release or public announcement shall be subject to the prior review of the other party, which shall not be unreasonably delayed.

     SECTION 9.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     SECTION 9.11 Waiver of Jury Trial. Each of Thermaltec, Solar Communications Group and Mazzone hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this agreement or the actions of Thermaltec, Solar Communications Group or Mazzone in the negotiation, administration, performance and enforcement hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Solar Communications Group, Thermaltec and Mazzone have caused this Agreement to be duly executed as of the date first written above.


Attest:                                    CAMANCO COMMUNICATIONS GROUP, INC.
-------------------------------------      By----------------------------------
Name:                                      Name:
Title: Secretary                           Title:

Attest:                                    THERMALTEC INTERNATIONAL, CORP.
-------------------------------------      By----------------------------------
Name:                                      Name:
Title: Secretary                           Title:

Witness:
-------------------------------------      ------------------------------------
Name:                                      ANDREW B. MAZZONE

                                 SCHEDULE 3.09

          THERMALTEC EMPLOYMENT AGREEMENTS AND EMPLOYEE BENEFIT PLANS

None.

                                    ANNEX B

                                 DELAWARE CODE
                             TITLE 8. CORPORATIONS
                      CHAPTER 1. GENERAL CORPORATION LAW
                    SUBCHAPTER IX. MERGER OR CONSOLIDATION

Section 262 Appraisal rights.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss. 251 (other than a merger effected pursuant to ss. 251(g) of this title), ss. 252, ss. 254, ss. 257, ss. 258, ss. 263 or ss. 264
of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss. 251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

     a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

     b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

     c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

     d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to ss. 228 or ss. 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constitutent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    ANNEX C

                              NEW JERSEY STATUTES
                       TITLE 14A. CORPORATIONS, GENERAL
                 CHAPTER 11. RIGHTS OF DISSENTING SHAREHOLDERS

14A:11-1. Right of shareholders to dissent

     (1) Any shareholder of a domestic corporation shall have the right to dissent from any of the following corporate actions

     (a) Any plan of merger or consolidation to which the corporation is a party, provided that, unless the certificate of incorporation otherwise provides

     (i) a shareholder shall not have the right to dissent from any plan of merger or consolidation with respect to shares

     (A) of a class or series which is listed on a national securities exchange or is held of record by not less than 1,000 holders on the record date fixed to determine the shareholders entitled to vote upon the plan of merger or consolidation; or

     (B) for which, pursuant to the plan of merger or consolidation, he will receive (x) cash, (y) shares, obligations or other securities which, upon consummation of the merger or consolidation, will either be listed on a national securities exchange or held of record by not less than 1,000 holders, or (z) cash and such securities;

     (ii) a shareholder of a surviving corporation shall not have the right to dissent from a plan of merger, if the merger did not require for its approval the vote of such shareholders as provided in section 14A:10-5.1 or in subsection 14A:10-3(4), 14A:10-7(2) or 14A:10-7(4); or

     (b) Any sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation not in the usual or regular course of business as conducted by such corporation, other than a transfer pursuant to subsection (4) of N.J.S. 14A:10-11, provided that, unless the certificate of incorporation otherwise provides, the shareholder shall not have the right to dissent

     (i) with respect to shares of a class or series which, at the record date fixed to determine the shareholders entitled to vote upon such transaction, is listed on a national securities exchange or is held of record by not less than 1,000 holders; or

     (ii) from a transaction pursuant to a plan of dissolution of the corporation which provides for distribution of substantially all of its net assets to shareholders in accordance with their respective interests within one year after the date of such transaction, where such transaction is wholly for

     (A) cash; or

     (B) shares, obligations or other securities which, upon consummation of the plan of dissolution will either be listed on a national securities exchange or held of record by not less than 1,000 holders; or

     (C) cash and such securities; or

     (iii) from a sale pursuant to an order of a court having jurisdiction.

     (2) Any shareholder of a domestic corporation shall have the right to dissent with respect to any shares owned by him which are to be acquired pursuant to section 14A:10-9.

     (3) A shareholder may not dissent as to less than all of the shares owned beneficially by him and with respect to which a right of dissent exists. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner with respect to which the right of dissent exists.

     (4) A corporation may provide in its certificate of incorporation that holders of all its shares, or of a particular class or series thereof, shall have the right to dissent from specified corporate actions in addition to those enumerated in subsection 14A:11-1(1), in which case the exercise of such right of dissent shall be governed by the provisions of this Chapter.

14A:11-2. Notice of dissent; demand for payment; endorsement of certificates

     (1) Whenever a vote is to be taken, either at a meeting of shareholders or upon written consents in lieu of a meeting pursuant to section 14A:5-6, upon a proposed corporate action from which a shareholder may dissent under section 14A:11-1, any shareholder electing to dissent from such action shall file with the corporation before the taking of the vote of the shareholders on such corporate action, or within the time specified in paragraph 14A:5-6(2)(b) or 14A:5-6(2)(c), as the case may be, if no meeting of shareholders is to be held, a written notice of such dissent stating that he intends to demand payment for his shares if the action is taken.

     (2) Within 10 days after the date on which such corporate action takes effect, the corporation, or, in the case of a merger or consolidation, the surviving or new corporation, shall give written notice of the effective date of such corporate action, by certified mail to each shareholder who filed written notice of dissent pursuant to subsection 14A:11-2(1), except any who voted for or consented in writing to the proposed action.

     (3) Within 20 days after the mailing of such notice, any shareholder to whom the corporation was required to give such notice and who has filed a written notice of dissent pursuant to this section may make written demand on the corporation, or, in the case of a merger or consolidation, on the surviving or new corporation, for the payment of the fair value of his shares.

     (4) Whenever a corporation is to be merged pursuant to section 14A:10-5.1 or subsection 14A:10-7(4) and shareholder approval is not required under subsections 14A:10-5.1(5) and 14A:10-5.1(6), a shareholder who has the right to dissent pursuant to section 14A:11-1 may, not later than 20 days after a copy or summary of the plan of such merger and the statement required by subsection 14A:10-5.1(2) is mailed to such shareholder, make written demand on the corporation or on the surviving corporation, for the payment of the fair value of his shares.

     (5) Whenever all the shares, or all the shares of a class or series, are to be acquired by another corporation pursuant to section 14A:10-9, a shareholder of the corporation whose shares are to be acquired may, not later than 20 days after the mailing of notice by the acquiring corporation pursuant to paragraph 14A:10-9(3)(b), make written demand on the acquiring corporation for the payment of the fair value of his shares.

     (6) Not later than 20 days after demanding payment for his shares pursuant to this section, the shareholder shall submit the certificate or certificates representing his shares to the corporation upon which such demand has been made for notation thereon that such demand has been made, whereupon such certificate or certificates shall be returned to him. If shares represented by a certificate on which notation has been made shall be transferred, each new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of such shares, and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making a demand for payment of the fair value thereof.

     (7) Every notice or other communication required to be given or made by a corporation to any shareholder pursuant to this Chapter shall inform such shareholder of all dates prior to which action must be taken by such shareholder in order to perfect his rights as a dissenting shareholder under this Chapter.

14A:11-3. "Dissenting shareholder" defined; date for determination of fair value

     (1) A shareholder who has made demand for the payment of his shares in the manner prescribed by subsection 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) is hereafter in this Chapter referred to as a "dissenting shareholder."

     (2) Upon making such demand, the dissenting shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights of a dissenting shareholder under this Chapter.

     (3) "Fair value" as used in this Chapter shall be determined

     (a) As of the day prior to the day of the meeting of shareholders at which the proposed action was approved or as of the day prior to the day specified by the corporation for the tabulation of consents to such action if no meeting of shareholders was held; or

     (b) In the case of a merger pursuant to section 14A:10-5.1 or subsection 14A:10-7(4) in which shareholder approval is not required, as of the day prior to the day on which the board of directors approved the plan of merger; or

     (c) In the case of an acquisition of all the shares or all the shares of a class or series by another corporation pursuant to section 14A:10-9, as of the day prior to the day on which the board of directors of the acquiring corporation authorized the acquisition, or, if a shareholder vote was taken pursuant to section 14A:10-12, as of the day provided in paragraph 14A:11-3(3)(a).

     In all cases, "fair value" shall exclude any appreciation or depreciation resulting from the proposed action.

14A:11-4. Termination of right of shareholder to be paid the fair value of his shares

     (1) The right of a dissenting shareholder to be paid the fair value of his shares under this Chapter shall cease if

     (a) he has failed to present his certificates for notation as provided by subsection 14A:11-2(6), unless a court having jurisdiction, for good and sufficient cause shown, shall otherwise direct;

     (b) his demand for payment is withdrawn with the written consent of the corporation;

     (c) the fair value of the shares is not agreed upon as provided in this Chapter and no action for the determination of fair value by the Superior Court is commenced within the time provided in this Chapter;

     (d) the Superior Court determines that the shareholder is not entitled to payment for his shares;

     (e) the proposed corporate action is abandoned or rescinded; or

     (f) a court having jurisdiction permanently enjoins or sets aside the corporate action.

     (2) In any case provided for in subsection 14A:11-4(1), the rights of the dissenting shareholder as a shareholder shall be reinstated as of the date of the making of a demand for payment pursuant to subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) without prejudice to any corporate action which has taken place during the interim period. In such event, he shall be entitled to any intervening preemptive rights and the right to payment of any intervening dividend or other distribution, or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the board, the fair value thereof in cash as of the time of such expiration or completion.

14A:11-5. Rights of dissenting shareholder

     (1) A dissenting shareholder may not withdraw his demand for payment of the fair value of his shares without the written consent of the corporation.

     (2) The enforcement by a dissenting shareholder of his right to receive payment for his shares shall exclude the enforcement by such dissenting shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in subsection 14A:11-4(2) and except that this subsection shall not exclude the right of such dissenting shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is ultra vires, unlawful or fraudulent as to such dissenting shareholder.

14A:11-6. Determination of fair value by agreement

     (1) Not later than 10 days after the expiration of the period within which shareholders may make written demand to be paid the fair value of their shares, the corporation upon which such demand has been made pursuant to subsections 14A:11-2(3), 14A:11- 2(4) or 14A:11-2(5) shall mail to each dissenting shareholder the balance sheet and the surplus statement of the corporation whose shares he holds, as of the latest available date which shall not be earlier than 12 months prior to the making of such offer and a profit and loss statement or statements for not less than a 12-month period ended on the date of such balance sheet or, if the corporation was not in existence for such 12-month period, for the portion thereof during which it was in existence. The corporation may accompany such mailing with a written offer to pay each dissenting shareholder for his shares at a specified price deemed by such corporation to be the fair value thereof. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or, if divided into series, of the same series.

     (2) If, not later than 30 days after the expiration of the 10-day period limited by subsection 14A:11-6(1), the fair value of the shares is agreed upon between any dissenting shareholder and the corporation, payment therefor shall be made upon surrender of the certificate or certificates representing such shares.

14A:11-7. Procedure on failure to agree upon fair value; commencement of action to determine fair value

     (1) If the fair value of the shares is not agreed upon within the 30-day period limited by subsection 14A:11-6(2), the dissenting shareholder may serve upon the corporation upon which such demand has been made pursuant to subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) a written demand that it commence an action in the Superior Court for the determination of the fair value of the shares. Such demand shall be served not later than 30 days after the expiration of the 30-day period so limited and such action shall be commenced by the corporation not later than 30 days after receipt by the corporation of such demand, but nothing herein shall prevent the corporation from commencing such action at any earlier time.

     (2) If a corporation fails to commence the action as provided in subsection 14A:11-7(1), a dissenting shareholder may do so in the name of the corporation, not later than 60 days after the expiration of the time limited by subsection 14A:11-7(1) in which the corporation may commence such an action.

14A:11-8. Action to determine fair value; jurisdiction of court; appointment of appraiser In any action to determine the fair value of shares pursuant to this
Chapter:

     (a) The Superior Court shall have jurisdiction and may proceed in the action in a summary manner or otherwise;

     (b) All dissenting shareholders, wherever residing, except those who have agreed with the corporation upon the price to be paid for their shares, shall be made parties thereto as an action against their shares quasi in rem;

     (c) The court in its discretion may appoint an appraiser to receive evidence and report to the court on the question of fair value, who shall have such power and authority as shall be specified in the order of his appointment; and

     (d) The court shall render judgment against the corporation and in favor of each shareholder who is a party to the action for the amount of the fair value of his shares.

14A:11-9. Judgment in action to determine fair value

     (1) A judgment for the payment of the fair value of shares shall be payable upon surrender to the corporation of the certificate or certificates representing such shares.

     (2) The judgment shall include an allowance for interest at such rate as the court finds to be equitable, from the date of the dissenting shareholder's demand for payment under subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) to the day of payment. If the court finds that the refusal of any dissenting shareholder to accept any offer of payment, made by the corporation under section 14A:11-6, was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

14A:11-10. Costs and expenses of action

     The costs and expenses of bringing an action pursuant to section 14A:11-8 shall be determined by the court and shall be apportioned and assessed as the court may find equitable upon the parties or any of them. Such expenses shall include reasonable compensation for and reasonable expenses of the appraiser, if any, but shall exclude the fees and expenses of counsel for and experts employed by any party; but if the court finds that the offer of payment made by the corporation under section 14A:11-6 was not made in good faith, or if no such offer was made, the court in its discretion may award to any dissenting shareholder who is a party to the action reasonable fees and expenses of his counsel and of any experts employed by the dissenting shareholder.

14A:11-11. Disposition of shares acquired by corporation

     (1) The shares of a dissenting shareholder in a transaction described in subsection 14A:11-1(1) shall become reacquired by the corporation which issued them or by the surviving corporation, as the case may be, upon the payment of the fair value of shares.

     (2) (Deleted by amendment, P.L.1995, c. 279.)

     (3) In an acquisition of shares pursuant to section 14A:10-9 or section 14A:10-13, the shares of a dissenting shareholder shall become the property of the acquiring corporation upon the payment by the acquiring corporation of the fair value of such shares. Such payment may be made, with the consent of the acquiring corporation, by the corporation which issued the shares, in which case the shares so paid for shall become reacquired by the corporation which issued them and shall be cancelled.

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     For information regarding provisions under which a director or officer of the Registrant may be insured or indemnified in any manner against any liability which such person may incur in such person's capacity as such, reference is made to the Registrant's Certificate of Incorporation and Bylaws, copies of which are incorporated herein by reference, which provide in general that the Registrant shall indemnify its officers and directors to the fullest extent authorized by law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits

Exhibit No.     Description
----------      -----------
   2.1          Agreement and Plan of Reorganization dated June 16, 1999 among Solar Communications
                Group, Inc., Thermaltec International, Corp., and Andrew B. Mazzone, filed herewith as
                Annex A to the joint proxy statement/prospectus
  3.1           Certificate of Incorporation, as amended
  3.2           Bylaws, as amended
  4.1           Specimen Stock Certificate
  4.2           Specimen Warrant Certificate
  5.1*          Opinion of Aitken Irvin Lewin Berlin Vrooman & Cohn, LLP concerning legality of shares
  8.1*          Opinion of Aitken Irvin Lewin Berlin Vrooman & Cohn, LLP concerning tax matters
  8.2*          Opinion of Archer & Greiner, P.C. concerning tax matters
 10.1           Thermaltec 1999 Stock Option Plan
 21.1           Subsidiaries of Thermaltec International, Corp.
 23.1           Consent of Withum, Smith & Brown
 23.2           Consent of Capraro, Centofranchi, Kramer & Co. P.C.
 23.3*          Consent of Aitken Irvin Lewin Berlin Vrooman & Cohn, LLP (included in Exhibit 5.1)
 23.4*          Consent of Archer & Greiner, P.C. (included in Exhibit 8.2)
 27.1           Financial Data Schedule for Camanco Communications, Inc. (formerly known as Solar
                Communications Group, Inc.)
 27.2           Financial Data Schedule for Thermaltec International, Corp. and Subsidiaries
 99.1*          Thermaltec Proxy Card
 99.2*          Camanco Communications Proxy Card
 99.3*          Consent of James M. Rossi to Become a Director of Thermaltec Following the Merger
 99.4*          Consent of Alisa A. Rossi to Become a Director of Thermaltec Following the Merger
 99.5*          Consent of Monty S. August to Become a Director of Thermaltec Following the Merger
 99.6*          Consent of Domenic J. Romano to Become a Director of Thermaltec Following the Merger
 99.7*          Consent of Raymond T. Brown to Become a Director of Thermaltec Following the Merger

------------
*To be filed by amendment.

ITEM 22. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

   (1) To file, during any period in which any offers or sales are being made, a post-effective amendment to the registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any other material change to such information in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (b)(1) immediately preceding or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933, as amended, and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one (1) business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duty caused this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in West Babylon, New York, as of November 15, 1999.

                                        THERMALTEC INTERNATIONAL, CORP.


                                        By: /s/ Andrew B. Mazzone
                                           ------------------------------------
                                           Andrew B. Mazzone, President

     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-4 has been signed by the following persons as of November 15, 1999 in the capacities indicated:

         Signatures                     Title                     Date
         ----------                     -----                     -----


    /s/ Andrew B. Mazzone       President and Sole Director    November 15, 1999
-----------------------------   (Chief executive officer and
       ANDREW B. MAZZONE        chief accounting officer)

                                 EXHIBIT INDEX



  Exhibit        Description
  -------        -----------
  2.1            Agreement and Plan of Reorganization dated June 16, 1999 among Solar Communications
                 Group, Inc., Thermaltec International, Corp., and Andrew B. Mazzone, filed herewith as
                 Annex A to the joint proxy statement/prospectus

  3.1            Certificate of Incorporation, as amended

  3.2            Bylaws, as amended

  4.1            Specimen Stock Certificate

  4.2            Specimen Warrant Certificate

  5.1*           Opinion of Aitken Irvin Lewin Berlin Vrooman & Cohn, LLP concerning legality of shares

  8.1*           Opinion of Aitken Irvin Lewin Berlin Vrooman & Cohn, LLP concerning tax matters

  8.2*           Opinion of Archer & Greiner, P.C. concerning tax matters

 10.1            Thermaltec 1999 Stock Option Plan

 21.1            Subsidiaries of Thermaltec International, Corp.

 23.1            Consent of Withum, Smith & Brown

 23.2            Consent of Capraro, Centofranchi, Kramer & Co. P.C.

 23.3*           Consent of Aitken Irvin Lewin Berlin Vrooman & Cohn, LLP (included in Exhibit 5.1)

 23.4*           Consent of Archer & Greiner, P.C. (included in Exhibit 8.2)

 27.1            Financial Data Schedule for Camanco Communications, Inc. (formerly known as
                 Solar Communications Group, Inc.)

 27.2            Financial Data Schedule for Thermaltec International, Corp. and Subsidiaries

 99.1*           Thermaltec Proxy Card

 99.2*           Camanco Communications Proxy Card

 99.3*           Consent of James M. Rossi to Become a Director of Thermaltec Following the Merger

 99.4*           Consent of Alisa A. Rossi to Become a Director of Thermaltec Following the Merger

 99.5*           Consent of Monty S. August to Become a Director of Thermaltec Following the Merger

 99.6*           Consent of Domenic J. Romano to Become a Director of Thermaltec Following the Merger

 99.7*           Consent of Raymond T. Brown to Become a Director of Thermaltec Following the Merger


------------
*To be filed by amendment.